NUCLEUS, INC.
                     3650 Austin Bluffs Parkway - Suite 138
                        Colorado Springs, Colorado 80918


Dear Stockholder:


     You are cordially invited to attend a Special Meeting of Stockholders of Nucleus, Inc. formerly known as American General Ventures, Inc. (for ease of reference hereinafter referred to as "AGV") to be held on February 24, 1999 at 10:00 a.m., local time, at the Embassy Suites Hotel, 7290 Commerce Center Drive, Colorado Springs, Colorado.


     At the Special Meeting you will be asked to consider and vote upon the following:


     (a) approval and adoption of an Agreement and Plan of Merger which would merge Nucleus Holding Corporation ("Nucleus") with and into AGV (the "Merger");

     (b)  the election of 4 directors of AGV.


     In addition, I will be pleased to report on the affairs of AGV and a discussion period will be provided for questions and comments of general interest to stockholders.


     In the Merger, the sole Nucleus stockholder, CapitalOne Holdings Inc., an Illinois corporation, will receive 5,307.109 shares of AGV's Common Stock for each of its 1,000 shares of Nucleus Common Stock, or an aggregate of 5,307,109 shares of AGV's Common Stock.


     The Merger represents a unique opportunity for the stockholders of AGV to participate in what your Board of Directors believes will be the enhanced value of the combined technology, expertise and commercial potential of the companies.

     The Proxy Statement, which you are urged to read carefully, provides important information about the Merger and about the businesses of AGV and Nucleus. In particular, you should review the sections entitled "Reasons of the AGV and Nucleus Boards for the Merger" and "Recommendation of the AGV Board:
Factors Considered" under the heading "The Merger - Description of the Merger" for the reasons why we believe the Merger is in the best interest of AGV stockholders. You should also review the section entitled "Risk Factors" for the risks related to the Merger and the businesses of AGV and Nucleus.

     Your Board of Directors believes the Merger with Nucleus is in the best interest of AGV and its stockholders and unanimously recommends that you vote FOR approval of the Merger Proposal. Your Board of Directors also believes the election of the nominees for election to AGV's Board of Directors is in the best interest of AGV and its stockholders and unanimously recommends that you vote FOR approval thereof.

     We look forward to greeting personally those stockholders who are able to be present at the meeting; however, whether or not you plan to attend the Special Meeting, please complete, date and sign your proxy card and return it promptly in the enclosed envelope. If you attend the Special Meeting you may vote in person, even if you previously returned a proxy.

     Thank you for your cooperation.

                                           On  behalf of the Board of Directors.

                                           /s/  Steven H. Walker
                                           -------------------------------------
                                                      Steven H. Walker
                                            President and Chairman of the Board

                                  NUCLEUS, INC.



                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                   TO BE HELD
                   FEBRUARY 24, 1999 AT 10:30 A.M. LOCAL TIME





     You are hereby notified that a Special Meeting of Stockholders of Nucleus, Inc., a Nevada corporation formerly known as American General Ventures, Inc. (for ease of reference, hereinafter referred to as "AGV"), will be held at the the Embassy Suites Hotel, 7290 Commerce Center Drive, Colorado Springs, Colorado, at 10:00 a.m., local time, for the following purposes:

          1. To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of October 30, 1998 (the "Merger Agreement"), between AGV and Nucleus Holding Corporation, an Illinois corporation ("Nucleus"), pursuant to which (i) Nucleus will be merged with and into AGV, following which AGV will be the surviving corporation and
     (ii) each outstanding share of Nucleus Common Stock will be converted into the right to receive 5,307.109 shares of AGV Common Stock, as more fully described in the accompanying Proxy Statement.

          2. To elect 4 directors to serve for the ensuing year.


     A copy of the Merger Agreement is set forth as Appendix A to the Proxy Statement and is incorporated herein by reference. The Board of Directors of AGV unanimously recommends that you vote FOR the Merger and FOR the election of the directors nominated by the Board of Directors.


     Stockholders of record at the close of business on January 25, 1999 will be entitled to notice of and to vote at the Special Meeting or any adjournment thereof. The affirmative vote of a majority of the shares of AGV Common Stock present or represented and entitled to vote at the Special Meeting is required for approval of the Merger and the Merger Agreement. The 4 nominees for election as directors at the Special Meeting who receive the greatest number of votes cast for the election of directors at the Special Meeting by the holders of the AGV Common Stock entitled to vote at the meeting shall become directors of AGV.


     Whether or not you plan to attend the Special Meeting, please sign, date and return the enclosed proxy in the reply envelope provided. No postage is necessary if mailed within the United States. The prompt return of your proxy will assist us in preparing for the Special Meeting. Stockholders who attend the Special Meeting may revoke their proxy and vote their shares in person.

                                             BY ORDER OF THE BOARD OF DIRECTORS



                                             /s/  Christopher S. Walker
                                             ----------------------------------
Colorado Springs, Colorado                          Christopher S. Walker
February 5, 1999

                                  NUCLEUS, INC.

                     PROXY STATEMENT FOR SPECIAL MEETING OF
                             STOCKHOLDERS TO BE HELD
                                FEBRUARY 24, 1999


     The Proxy Statement is being furnished to holders of Nucleus, Inc., a Nevada corporation formerly known as American General Ventures, Inc. (for ease of reference hereinafter referred to as "AGV") in connection with the solicitation by the Board of Directors of AGV (the "Board") of proxies for use at a special meeting of stockholders (the "Stockholders Meeting"), to be held at the the Embassy Suites Hotel, 7290 Commerce Center Drive, Colorado
Springs,Colorado   at  10:00  a.m.,   local  time,  and  any   adjournments   or
postponements thereof. This Proxy Statement is first being mailed to stockholders of AGV on or about February 5, 1999.


     At the Meeting, stockholders are being asked to vote on the following three proposals:


          (A) Approval of the combination of AGV and Nucleus Holding Corporation, an Illinois corporation ("Nucleus"), through the proposed merger (the "Merger") of Nucleus with and into AGV, pursuant to an Agreement and Plan of Merger dated as of October 30, 1998 by and between AGV and Nucleus, as amended (the "Merger Agreement"), and the issuance of AGV Common Stock (as herein defined) in connection therewith. If the Merger is consummated, Nucleus will be merged with and into AGV, each outstanding share of Nucleus Common Stock, no par value ("Nucleus Common Stock"), will be converted into the right to receive 5,307.109 shares of AGV common stock, $0.001 par value ("AGV Common Stock").

          (B) The election of 4 directors to serve for the ensuing year.

          Steven H. Walker and Christopher S. Walker, two of the current directors of AGV, beneficially own six hundred two thousand five hundred twenty (602,520) Shares of Common Stock (excluding Shares subject to warrants) representing approximately fifty-three and three hundredths percent (53.3%) of the total outstanding shares on the Record Day. Because both these directors have indicated the intention to vote in favor of the Merger, passage of the proposal is assured (see "Summary - Interests of Certain Persons in the Merger").

          Following approval of the Merger, current AGV stockholders will own seventeen and six tenths percent (17.6%) of the Combined Company, and
     CapitalOne Holdings, Inc., the existing owner of Nucleus, will own eighty-two and four tenths percent (82.4%) of the Combined Company (see "Summary - Conversion of Shares"). CapitalOne Holdings, Inc. is beneficially owned by John C. Paulsen.

          The date of this Proxy Statement is February 5, 1999.

                              DELIVERY OF DOCUMENTS


     The following documents which have been filed with the Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are attached hereto and incorporated herein:

     (a) AGV's Amended Annual Report on Form 10-KSB/A for the year ended December 31, 1997;

     (b) AGV's Amended Quarterly Report on Form 10-QSB/A for the quarter entered March 31, 1998;

     (c) AGV's Amended Quarterly Report on Form 10-QSB/A for the quarter ended June 30, 1998; and

     (d) AGV's Amended Quarterly Report on Form 10-QSB/A for the quarter ended September 30, 1998.


     The information relating to AGV contained in this Proxy Statement does not purport to be comprehensive and should be read together with the information in the documents delivered herewith.


     All information appearing in this Proxy Statement from the date of filing is qualified in its entirety by the information and financial statements (including the notes) appearing in the documents incorporated herein. Any statement contained in a document incorporated herein will be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained in this Proxy Statement or in any subsequently filed document which is deemed to be incorporated by reference modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.


                                     SUMMARY

     The following is a summary of certain of the information included elsewhere in this Proxy Statement. The summary does not purport to be complete and is qualified in its entirety by the more detailed information contained in this Proxy Statement, the appendices and the material incorporated by reference, all of which should be carefully reviewed. Cross-references in this Summary refer to indicated captions or portions of this Proxy Statement. See "Risk Factors" for certain information that should be considered by the stockholders of AGV.


     On May 8, 1997, the shareholders of AGV approved a one for ten reverse stock split. Unless otherwise indicated, the numbers in this proxy statement have been adjusted retroactively to give effect for this reverse stock split, which became effective December 11, 1998.

                                   THE PARTIES
AGV

     AGV, through its subsidiary ACI Micro Systems,  Inc. ("ACI"), is engaged in
the  business  of  selling   computers  and  computer   accessories   which  are
manufactured by other parties.

     AGV entered the computer sales business as a retailer to local customers and has evolved into an internet based provider of computer systems. Initially, AGV internet sales were made via Wal-Mart's website, Wal-Mart Online. AGV selected Pony Computer and Aberdeen Trading to fulfill internet generated orders.

     AGV entered into an agreement with Hotmail in an effort to stimulate traffic on the AGV website (www.availpc.com). The revenue sharing feature of this agreement required AGV to pay Hotmail $5.00 for each sale resulting from Hotmail's direction of the customer to AGV's website. This agreement was effective until September 4, 1998.

     Subsequent to Microsoft's purchase of Hotmail, AGV signed a new agreement with the Hotmail division. This was not as beneficial to AGV as the first agreement because banner ads would only be run during time that had not been previously purchased. This resulted in fewer potential customers being directed to the website and a significant decrease in sales.

     AGV fulfillment operations required extensive interaction with its two system providers, Pony and Aberdeen. Systems from Pony were drop shipped to customers. AGV ensured the systems were shipped, and handled post delivery customer service. This procedure had serious flaws. Pony's shipments frequently did not match the system ordered, and a significant number of the delivered computers did not operate properly. AGV was unable to test and inspect the systems prior to shipment.

     Aberdeen Trading shipped systems directly to AGV where they were inspected and tested for conformity to the sales order, cosmetic appearance and overall operation. The return rate for these systems had a below-industry standard return rate. See also "Risk Factors - Discontinuance of Relationship with Wal-Mart" and "Business - Wal-Mart".

     AGV was incorporated under the name American General Ventures, Inc. on November 13, 1984 under the laws of the State of Nevada. American General Ventures, Inc. changed its name to Nucleus, Inc. on December 8, 1998. AGV's headquarters are located at 3650 Austin Bluffs Parkway, Suite 138, Colorado Springs, Colorado, 80918, telephone (719) 548- 1616.

Nucleus

     The product offerings of Nucleus currently consist of "PC Express", a computer repair and upgrade business, "PC OnLine," a computer help desk, and "TelOne" a long distance reseller and acquirer of telecom assets.


     Nucleus commenced operations on April 30, 1997, and was incorporated on December 22, 1997 under the laws of the State of Illinois. Nucleus' headquarters are located at 150 North Michigan Avenue, Suite 3610, Chicago, Illinois 60601, telephone (312) 683-9000. Computer activities are carried out through Nucleus's wholly-owned subsidiary, Nucleus Data Source, Inc., and telecom activities are carried out through Nucleus' wholly-owned subsidiary Alliance Net, Inc. Unless the context otherwise indicates, all references herein to Nucleus include Nucleus Data Source, Inc. and Alliance Net, Inc. See "Nucleus-Business." THE MEETING Introduction

     At the Meeting, AGV stockholders will be asked to vote on the following two proposals (collectively the "Proposals"):




          (A) Approval of the Merger Agreement; the combination of AGV and Nucleus through the Merger; and the issuance of the AGV Common Stock in the Merger at an exchange ratio of 5,307.109 shares of AGV Common Stock for each share of Nucleus Common Stock (the "Exchange Ratio"); and

          (B)  The election of 4 directors to serve for the ensuing year.


Time, Date and Place

     The Meeting will be held on February 24, 1999 at 10:00 a.m., local time at the Embassy Suites Hotel, 7290 Commerce Center Drive, Colorado Springs, Colorado.

Record Date; Shares Entitled to Vote

     Holders of record of AGV Common Stock at the close of business on January 11, 1999 (the "Record Date") will be entitled to notice of and to vote at the AGV Meeting. At the close of business on January 25, 1999, 1,129,827 shares of AGV Common Stock were issued and outstanding. Each outstanding share of AGV Common Stock is entitled to one vote at the AGV Meeting, except that with respect to the election of directors, stockholders are entitled to cumulate their votes for one or more directors.



     See "Introduction - Voting and Proxies" and "Vote Required -- Nucleus."


Vote Required -- AGV


     The affirmative vote of a majority of the shares of AGV Common Stock present or represented at the Meeting and entitled to vote is required for approval of the Merger and the Merger Agreement. The 4 nominees for election as directors at the AGV Meeting who receive the greatest number of votes cast for the election of directors at that meeting by the holders of the AGV Common Stock entitled to vote at the meeting shall become directors of AGV. Stockholders are entitled to cumulative voting in the election of directors. The presence, either in person or by proxy of the holders of at least a majority of the outstanding shares of AGV Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. Directors and executive officers of AGV as a group (2 persons) beneficially owned 602,520 shares of AGV Common Stock (excluding shares subject to warrants), representing approximately 53.3% of the total outstanding shares on the Record Date. Management of AGV believes that both of its directors and executive officers who own shares of AGV Common Stock intend to vote in favor of both of the Proposals. See "AGV -- Beneficial Ownership of AGV Common Stock."


Nucleus Vote


     The affirmative vote of the holders of two-thirds of the outstanding shares of Nucleus Common Stock entitled to vote were required for approval of the Merger and the Merger Agreement. CapitalOne Holdings, Inc., an Illinois corporation and personal holding company of John C. Paulsen ("CapitalOne") is the beneficial owner of 100% of the outstanding shares of stock of Nucleus. On October 24, 1998, CapitalOne voted to approve the Merger and Merger Agreement. John C. Paulsen is the beneficial owner of 100% of the outstanding shares of CapitalOne. See "The Merger--Description of the Merger -- Interests of Certain Persons in the Merger" and "Nucleus--Beneficial Ownership of Nucleus Common Stock."


                                   THE MERGER

General


     At the Effective Time (as defined below), if the Merger is consummated Nucleus will merge with and into AGV. Nucleus Holdings, Inc. will no longer exist and AGV (Nucleus, Inc.) will be the surviving corporation (hereinafter referred to as the "Combined Company").


Reasons for the Merger


     The AGV and Nucleus Boards believe the merger of Nucleus and AGV will create a stronger company by integrating complementary lines of business. The Combined Company intends to continue the computer business of Nucleus and AGV and the telecommunications business of Nucleus. The computer business of the Combined Company will comprise 4 categories which have been carried out to-date by Nucleus: on-premise sales; internet build-to-order sales; online help; and express repair. In addition, following the Merger, the Combined Company intends to begin acquiring and consolidating other telecommunications companies, and other computer sales and hardware, build-to order, and service companies. Neither AGV nor Nucleus currently have any plans or proposals to acquire any computer or telecommunications companies.


Material Advantages and Disadvantages of the Proposed Merger

     The material advantages and disadvantages of the proposed Merger to AGV stockholders are as follows:

     *    Opens up a distribution channel through which AGV can sell computers

     * Expands ability of AGV to build, rather than outsource, production of computers

     *    Expands ability of AGV to perform maintenance on computers

     *    Expands sales capacity of AGV, allowing for volume discounts

     * No assurance that the companies can be successfully combined and be profitable

     *    AGV stockholders will relinquish voting control of the company


See "The Merger -- Reasons of the AGV and Nucleus Boards for the Merger." "-- Recommendation of the AGV Board: Factors Considered," and "Decision of the Nucleus Board: Factors Considered."

Recommendation of the AGV Board of Directors

     The AGV Board unanimously approved the Merger and the Merger Agreement. The AGV Board unanimously recommends that AGV stockholders vote FOR the approval of both of the Proposals. See "The Merger -- Description of the Merger -- Recommendation of the AGV Board: Factors Considered" for a discussion of the factors considered by the AGV Board in approving the Merger and the Merger Agreement.

Decision of the Nucleus Board of Directors

     The Nucleus Board unanimously approved the Merger and the Merger Agreement. See "The Merger -- Description of the Merger -- Decision of the Nucleus Board:
Factors Considered" for a discussion of the factors considered by the Nucleus Board in approving the Merger and the Merger Agreement.

Risk Factors

     In connection with a determination to approve the Merger and the Merger Agreement, stockholders should evaluate the risk factors associated with AGV, Nucleus and the operation of AGV and the Combined Company. There can be no assurance that the Combined Company will be able to achieve a profit. For a more detailed description of the risk factors associated with the Merger and the business of AGV and the Combined Company, see "Risk Factors."

     Neither AGV nor Nucleus have obtained an opinion from an investment bank or another independent third party as to the fairness of the Merger.

Interests of Certain Persons in the Merger


     In considering the recommendation of the AGV Board and the decision of the Nucleus Board with respect to the Merger, stockholders should be aware that Steven H. Walker, and Christopher S. Walker, two current directors of AGV, beneficially own, without taking account of the exercise of certain warrants beneficially owned by such individuals, approximately 43% and 10.3% respectively, of the outstanding AGV Common Stock, and immediately following the Merger Steven H. Walker and Christopher Walker will beneficially own, without taking account of the exercise of such warrants, approximately 7.5% and 1.8% of the outstanding AGV Common Stock.

     In considering the decision of the Nucleus Board with respect to the Merger, stockholders should be aware that John C. Paulsen, President and Chief Executive Officer of Nucleus, beneficially owns 100% of the outstanding Nucleus stock, and immediately following the Merger, Mr. Paulsen will beneficially own 82.4% of the outstanding AGV stock. In addition, pursuant to the Merger Agreement, Mr. Paulsen and three persons designated by Mr. Paulsen have been nominated as directors of AGV. See "-Board Representation."

     The Merger Agreement provides that following the Merger AGV will indemnify, defend and hold harmless to the full extent permitted by the General Corporation Law of the State of Nevada (the "Nevada Law") each officer, director and agent of Nucleus against all losses, claims, damages and actions resulting from their service as directors, officers or agents of Nucleus prior to the Merger, including, without limitation all losses, claims, damages and actions arising out of the negotiation, execution and delivery of the Merger Agreement and the consummation of the Merger.

     See "The Merger--Description of the Merger--Interests of Certain Persons in the Merger."


     If all the nominees for election to the AGV Board are elected and the Merger is consummated the members of the AGV Board will be: John Paulsen, Stephen Calk (nominated by Mr. Paulsen), Mark Fera (nominated by Mr. Paulsen),
J. Theodore Hartley (nominated by Mr. Paulsen) and Steven Walker and Adriann Belinne (current directors of AGV). Christopher Walker will resign as a director of AGV.


Effective Time

     The Merger will become effective when the Certificate of Merger and Articles of Merger are duly filed with the Secretary of State of the State of Illinois and the Secretary of State of the State of Nevada or at such later time as specified in the Certificate of Merger and Articles of Merger (the "Effective Time"). The filing of the Certificate of Merger and Articles of Merger will be made as soon as practicable after all conditions set forth in the Merger Agreement have been satisfied or waived, including approval of the Merger by the stockholders of AGV. See "The Merger -- The Merger Agreement -- Effective Time."

Conversion of Shares


     At the Effective Time of the Merger, each share of Nucleus Common Stock outstanding immediately prior to the Effective Time (except as otherwise provided with respect to shares as to which dissenters' rights will have been exercised) will be converted into the right to receive 5,307.109 shares of AGV Common Stock.


     The following table presents the equity interest of AGV and Nucleus stockholders on a pro forma combined basis as of January 25, 1999 based on the Exchange Ratio.


                                                     Shares                 %
                                                     ------              ------
Current AGV Stockholders(1)                         1,129,827             17.6%
Nucleus Stockholder                                 5,307,109             82.4%

Total Pro Forma Combined Company                    6,436,936            100.0%
  Stockholders


-----------------------


(1) Does not include outstanding warrants to purchase an aggregate of 367,050 shares of AGV Common Stock. If these shares were assumed to be outstanding, current AGV stockholders would own an aggregate of 1,496,877 shares of AGV Common Stock, or 22.0% of the Combined Company, and the Nucleus stockholder would continue to own 5,307,109 shares of AGV Common Stock, or 78.0% of the Combined Company.

     The Exchange Ratio is subject to proportional adjustment in the event that any stock dividend, subdivision, reclassification, recapitalization, split-up combination, exchange of shares or the like occurs between the date of this Proxy Statement and the Effective Time. See "The Merger -- The Merger Agreement -- Conversion of Shares."

Exchange of Stock Certificates

     Promptly after the Effective Time, AGV will make available to the Exchange Agent (as defined herein) the AGV Common Stock issuable to the Nucleus stockholder in the Merger. See "The Merger -- The Merger Agreement -- Exchange of Certificates."

Board Representation


     Mr. John Paulsen, Chairman of the Board, President and Chief Executive Officer of Nucleus, and three persons designated by Mr. Paulsen - Stephen Calk, Mark Fera, and J. Theodore Hartley - have been nominated as directors of AGV for election at the Meeting.


Acquisition Proposals; No Solicitation

     The Merger Agreement provides that Nucleus will not (and will not cause or permit any of its subsidiaries to) solicit, initiate, or encourage the submission of any proposal or offer from any Person (as defined) relating to the acquisition of all or substantially all of the capital stock or assets of Nucleus or its subsidiaries (including any acquisition structured as a merger, consolidation, or share exchange); provided, however, that Nucleus, its subsidiaries, and their directors and officers will remain free to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing to the extent their fiduciary duties may require. The Merger Agreement also provides that Nucleus shall notify AGV immediately if any person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

     The Merger Agreement further provides that AGV will not (and will not cause or permit any of its subsidiaries to) solicit, initiate, or encourage the submission of any proposal or offer from any Person (as defined) relating to the acquisition of all or substantially all of the capital stock or assets of AGV or its subsidiaries (including any acquisition structured as a merger, consolidation, or share exchange); provided, however, that AGV, its subsidiaries, and their directors and officers will remain free to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing to the extent their fiduciary duties may require. The Merger Agreement also provides that AGV notify Nucleus immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

Conditions to the Merger; Termination

     The respective obligations of AGV and Nucleus to consummate the Merger are each subject to various conditions which are set forth under "The Merger -- The Merger Agreement -- Conditions." These include among others: (a) requisite approval by the stockholders of AGV; and (b) the truth in all material respects as of the Effective Time of the representations and warranties of AGV and Nucleus set forth in the Merger Agreement. See "The Merger -- The Merger Agreement -- Conditions."

     No federal or state regulatory requirements must be complied with and no governmental approvals must be obtained in connection with the Merger.


     The Merger Agreement is subject to termination by AGV and Nucleus either before or after the approval of the AGV stockholders if the Effective Time has not occurred by February 28, 1999 and prior to that time upon the occurrence of certain events. The Merger Agreement is also subject to termination upon the occurrence of certain events, including the event that Nucleus' Board of Directors concludes that termination would be in the best interest of Nucleus and its stockholders. See "The Merger -- The Merger Agreement -- Termination."

Tax Consequences


     Management of AGV and Nucleus believe that the Merger will constitute a tax-free reorganization within the meaning of a statutory merger as described in
Section 368(a)(l)(A) of the Internal Revenue Code. However, no opinion has been received with resepct to this matter.


Accounting Treatment


     The Merger is intended to qualify as a pooling of interests for accounting and financial reporting purposes under Section 368(a)(1)(a) of the Internal Revenue Code. However, consummation of the Merger is not conditioned upon the confirmation from any independent accountant to the effect that the Merger will qualify as a pooling of interests transaction in accordance with generally accepted accounting principles and rules, regulations and policies of the Commission. See "The Merger -- Description of the Merger -- Accounting Treatment."


Rights of Dissenting Stockholders

     AGV stockholders do not have appraisal rights in the Merger.


                        MARKET PRICES OF AGV COMMON STOCK


     The following table sets forth, for the calendar quarters indicated ended March 31, June 30, September 30 and December 31, the range of high and low bid quotations per share of AGV Common Stock as reported by NASD on the Over-The-Counter Electronic Bulletin Board. Prior to December 8, 1998 Nucleus, Inc. was known as American General Ventures, Inc.

     On November 4, 1998 the last full trading date prior to the joint public announcement by AGV and Nucleus of the signing of the Merger Agreement, the average of the last reported high and low bid quotations reported by NASD on the Over-The-Counter Electronic Bulletin Board (OTC-BB) for the AGV Common Stock was $2.20 per share. Based upon the Exchange Ratio of 5,307.109 shares of AGV Common Stock for one share of Nucleus Common Stock and the AGV market price, the equivalent market price per share of Nucleus Common Stock as of November 4, 1998, based upon the Exchange Ratio, would have been $11,675.64. On _________, 1998 the most recent practicable date prior to the printing of this Proxy Statement, the average of the last reported high and low bid quotations on the OTC-BB for AGV Common Stock was $_______ per share, and the equivalent market price per share of Nucleus Common Stock based upon the Exchange Ratio would have been $__________. These prices have been adjusted to reflect the one-for-ten reverse stock split effective December 11, 1998.


                                                    AGV Common Stock
                                                    ----------------
    Period                                  High Bid                Low Bid
    ------                                  --------                -------

1997

1st Quarter                                   $ 4.60                  $1.50

2nd Quarter                                   $ 5.60                  $1.50

3rd Quarter                                   $ 4.30                  $2.10

4th Quarter                                   $12.80                  $2.50

1998

1st Quarter                                   $ 2.90                  $2.20

2nd Quarter                                   $ 3.20                  $2.60

3rd Quarter                                   $ 3.30                  $3.10

4th Quarter                                   $ 2.50                  $2.10

1999

* 1st Quarter (through _____)                 $____                  $____

                          SUMMARY FINANCIAL INFORMATION

     The following summary financial information of AGV and Nucleus has been derived from their respective historical consolidated financial statements, and should be read in conjunction with such historical consolidated financial statements and the notes thereto, which for certain periods are included elsewhere herein. The results of operations for the nine months ended September 30, 1998 are not necessarily indicative of the results of operations for the full fiscal year. The summary pro forma combined financial information of AGV and Nucleus which gives effect to the Merger as if it will be accounted for as a pooling of interests, is derived from the unaudited pro forma condensed combined financial data and should be read in conjunction with such pro forma data and the notes thereto, which are included elsewhere in this Proxy Statement.


     The pro forma information is presented for comparative purposes only and is not necessarily indicative of the financial position or results of operations which may occur in the future, or what the financial position or results of operations would have been had the Merger been consummated for the periods or as of the dates for which the pro forma data are presented. The numbers herein have been adjusted retroactively to reflect AGV's 1-for-10 reverse stock split, which became effective on December 11, 1998.




                                         American General Ventures, Inc.


                                                                                                            Nine Months Ended
                                                   Year Ended December 31                                      September 30
                        ---------------------------------------------------------------------------    -----------------------------
                             1993           1994            1995           1996            1997             1997           1998
                        ---------------------------------------------------------------------------    -----------------------------
Statement of
Operations Data:
Sales                   $    825,307    $    593,743    $    985,979   $  1,397,850    $    721,745    $    717,961    $    579,472
                        ------------    ------------    ------------   ------------    ------------    ------------    ------------

Cost of sales                641,779         415,932         721,372      1,365,308         690,064         574,494         465,848

Selling and
marketing expenses            14,600          32,145          42,474         25,357          15,948          10,826           6,801

Research and
development
expenses                      75,027            --              --             --              --              --              --

General and
administrative
expenses                     190,968         178,401         145,235        675,675         413,264         257,582         163,242

Rent paid to related
party                         56,604          32,917            --             --              --              --              --
                        ------------    ------------    ------------   ------------    ------------    ------------    ------------

Income (loss) from
operations                  (153,671)        (65,652)         76,898       (668,490)       (397,531)       (124,941)        (56,419)

Other income
(expense)                   (126,789)        (29,949)         43,483        (55,421)        (33,390)           --            (4,987)
                        ------------    ------------    ------------   ------------    ------------    ------------    ------------

Net income (loss)       $   (280,460)   $    (95,601)   $    120,381   $   (723,911)   $   (430,921)   $   (124,941)   $    (61,406)
                        ============    ============    ============   ============    ============    ============    ============

Earnings (loss) per
share - basic (1)       $      (0.36)   $      (0.12)   $       0.15   $      (0.79)   $      (0.45)   $      (0.13)   $      (0.06)
                        ============    ============    ============   ============    ============    ============    ============
Weighted average
shares outstanding
- basic (1)(2)               780,500         792,817         830,000        920,000         950,622         954,722       1,109,513
                           =========       =========       =========      =========      ==========      ==========      ==========

                                                                     9



(1) Diluted earnings per share equalled basic earnings per share for all periods except for the year ended December 31, 1995, when diluted earnings per share was $0.14, based upon 870,000 diluted weighted average shares outstanding.

(2) Reflects the reverse stock split of AGV and assumes the issuance of AGV shares to Nucleus, as described in the merger agreement.

                                                    As of December 31                                       As of September 30
                     ---------------------------------------------------------------------------------------   -----------
                        1993              1994              1995              1996              1997               1998
                     -----------      ------------      ------------       ------------     ---------------    -----------

Balance Sheet
Data:


Working
capital              $   186,288       $   131,678       $   232,804       $  (140,544)      $  (142,243)      $   (39,635)

Total assets         $   292,868       $   208,574       $   324,012       $   308,582       $   256,571       $   314,674

Long-term
liabilities          $    97,548       $   116,031       $   129,691       $   465,168       $   129,432       $      --

Accumulated
deficit              $(1,522,820)      $(1,618,421)      $(1,544,401)      $(2,221,951)      $(2,652,872)      $(2,714,278)

Stockholders'
equity (deficit)     $   128,979       $    53,878       $   213,259       $  (510,652)      $  (211,490)      $   (89,434)





                                       10


                                                   Nucleus Holding Corporation


                                       From April 30, 1997         From April 30, 1997           Nine Months
                                         (inception) to              (inception) to                 Ended
                                        December 31, 1997           September 30, 1997      September 30, 1998
                                   --------------------------- ---------------------------   ------------------
                                              1997(1)                    1997 (1)                  1998
                                   --------------------------- ---------------------------   ------------------


Statement of Operations
Data:

Sales                                       $   956,810               $      --                 $ 2,114,153
                                            -----------               -----------               -----------
Cost of sales                                   672,343                      --                   1,427,128


Selling and marketing
expenses                                         86,000                      --                     187,752


Research and development
expenses                                        248,690                   200,673                    39,264


General and
administrative expenses                         246,995                     2,308                   481,155
                                            -----------               -----------               -----------

Loss from operations                           (297,218)                 (202,981)                  (21,146)

Other income (expense)                             --                        --                     100,697
                                            -----------               -----------               -----------


Loss from operations                        $  (297,218)              $  (202,981)              $    79,551
                                            ===========               ===========               ===========


Earnings (loss) per share -                 $   (297.22)              $   (202.98)              $     79.55
basic and diluted                           ===========               ===========               ===========


Weighted average number                           1,000                     1,000                     1,000
of shares outstanding -                     ===========               ===========               ===========
basic and diluted



                                              As of December 31   As of September 30
                                              -----------------   ------------------
                                                   1997(1)              1998
                                                  ---------           ---------
Balance Sheet Data:

Working capital                                   $(332,395)          $(251,790)

Total assets                                      $ 689,482           $ 655,186

Long-term liabilities                             $    --             $    --

Accumulated deficit                               $(297,218)          $(217,667)

Stockholders' deficit                             $(294,218)          $(214,667)



(1)  Nucleus Holding Corporation commenced operations on April 30, 1997.

                                                      11


                                                  American General Ventures, Inc.


                                                                                                                Nine Months
                                                     Year Ended December 31                                 Ended September 30
                        ---------------------------------------------------------------------------    ----------------------------
                            1993            1994            1995          1996            1997              1997           1998
                        ------------    ------------    ------------   ------------    ------------    ------------    ------------
Pro Forma Combined Statement
of Operations Data:
Sales                   $    825,307    $    593,743    $    985,979   $  1,397,850    $  1,678,555    $    717,961    $  2,693,625
                        ------------    ------------    ------------   ------------    ------------    ------------    ------------

Cost of sales                641,779         415,932         721,372      1,365,308       1,362,407         574,494       1,892,976

Selling and marketing
expenses                      14,600          32,145          42,474         25,357         101,948          10,826         194,553

Research and
development expenses          75,027            --              --             --           248,690         200,673          39,264

General and
administrative
expenses                     190,968         178,401         145,235        675,675         660,259         259,890         644,397

Rent paid to related
party                         56,604          32,917            --             --              --              --              --
                        ------------    ------------    ------------   ------------    ------------    ------------    ------------
Income (loss) from
operations                  (153,671)        (65,652)         76,898       (668,490)       (694,749)       (327,922)        (77,565)

Other income
(expense)                   (126,789)        (29,949)         43,483        (55,421)        (33,390)           --            95,710
                        ------------    ------------    ------------   ------------    ------------    ------------    ------------

Net income (loss)       $   (280,460)   $    (95,601)   $    120,381   $   (723,911)   $   (728,139)   $   (327,922)   $     18,145
                        ============    ============    ============   ============    ============    ============    ============

Earnings (loss) per
share - basic (1)       $      (0.36)   $      (0.12)   $       0.15   $      (0.79)   $      (0.16)   $      (0.08)   $       0.00
                        ============    ============    ============   ============    ============    ============    ============
Weighted average
number of shares
outstanding
- basic (1)(2)               780,500         792,817         830,000        920,000       4,488,695       3,903,116       6,416,622
                           =========       =========       =========      =========      ==========      ==========      ==========

(1) Diluted earnings per share equalled basic earnings per share for all periods except for the year ended December 31, 1995, when diluted earnings per share was $0.14, based upon 870,000 diluted weighted average shares outstanding.

(2) Reflects the reverse stock split of AGV and assumes the issuance of AGV shares to Nucleus, as described in the merger agreement.




                                       12


                                                   As of December 31                                   As of September 30
                     ----------------------------------------------------------------------------------------------------
                         1993             1994            1995              1996             1997             1998
                     -----------      -----------      -----------      -----------      -----------      ------------
Pro Forma Combined
Balance Sheet
Data:


Working capital      $   186,288      $   131,678      $   232,804      $  (140,544)     $  (474,638)     $  (291,425)

Total assets         $   292,868      $   208,574      $   324,012      $   308,582      $   946,053      $   969,860


Long-term
liabilities          $    97,548      $   116,031      $   129,691      $   465,168      $   129,432             --



Accumulated
deficit              $(1,522,820)     $(1,618,421)     $(1,544,401)     $(2,221,951)     $(2,950,090)     $(2,931,945)


Stockholders'
equity (deficit)     $   128,979      $    53,878      $   213,259      $  (510,652)     $  (505,708)     $  (304,101)







                                                             13

                           COMPARATIVE PER SHARE DATA


     The following table sets forth certain historical per share data of AGV and Nucleus and combined per share data on an unaudited pro forma basis after giving effect to the Merger as if it were accounted for as a pooling of interests assuming that 5,307.109 shares of AGV Common Stock are issued in exchange for each share of Nucleus Common Stock in the Merger. This data should be read in conjunction with the selected historical and pro forma financial data, the pro forma combined condensed financial data and the separate historical financial statements of AGV and Nucleus and notes thereto included elsewhere in this Proxy Statement. The unaudited pro forma combined financial data are not indicative of the operating results that would have been achieved had the transaction been in effect at the beginning of the periods presented and should not be construed as representative of future operations.


     Pro forma equivalent Nucleus amounts are calculated by multiplying the AGV pro forma combined net income (loss) per common share and AGV pro forma combined book value per common share by the Exchange Ratio so that the per share amounts are equated to the respective amounts for one share of Nucleus Common Stock.

     Neither AGV nor Nucleus has paid cash dividends since its inception. AGV currently intends to retain all earnings for use in its business and therefore does not anticipate paying any cash dividends in the foreseeable future. The payment of future dividends will be at the discretion of the AGV Board and will depend, among other things, on AGV's earnings, capital requirements, and financial condition and debt covenants.

     The following information is not necessarily indicative of the financial position or results of operations which may occur in the future or what the financial position or results of operations would have been had the Merger been consummated for the periods or as of the dates for which such information is presented. The numbers herein have been adjusted retroactively to reflect AGV's 1-for-10 reverse stock split, which became effective on December 11, 1998.

                                                                                                         Nine Months
                                                    Year Ended December 31                           Ended September 30
                                -------------------------------------------------------------     ------------------------
                                   1993        1994         1995        1996          1997            1997          1998
                                ---------    ---------    ---------   ---------    ----------     -----------    ----------
Net Income (loss) per
common share:

AGV

      Historical                $  (0.36)    $  (0.12)    $   0.15    $  (0.79)    $    (0.45)    $    (0.13)    $   (0.06)

      Pro forma combined        $  (0.36)    $  (0.12)    $   0.14    $  (0.79)    $    (0.16)    $    (0.08)    $    0.00


Nucleus


      Historical                n/a          n/a          n/a         n/a          $  (297.22)    $  (202.98)    $   79.55

      Pro forma equivalent      n/a          n/a          n/a         n/a          $  (860.90)    $  (445.88)    $   15.01




                                       14


                                                      As of December 31                            As of September 30
                             -------------------------------------------------------------------   ------------------
                               1993          1994          1995          1996           1997              1998
                             --------      --------      --------      --------       ----------       ----------
Book value per common
share:

AGV

     Historical              $   0.17      $   0.07      $   0.26      $  (0.56)      $    (0.22)      $    (0.08)

     Pro forma combined      $   0.17      $   0.07      $   0.26      $  (0.56)      $    (0.11)      $    (0.05)


Nucleus

     Historical              n/a           n/a           n/a           n/a            $  (294.22)      $  (214.67)


     Pro forma equivalent    n/a           n/a           n/a           n/a            $  (597.91)      $  (251.52)






                                       15

                                  RISK FACTORS


     PRIOR TO VOTING UPON THE MERGER PROPOSAL, STOCKHOLDERS SHOULD CONSIDER CAREFULLY THE FOLLOWING RISK FACTORS, AS WELL AS THE OTHER INFORMATION SET FORTH ELSEWHERE IN THIS PROXY STATEMENT.


     Lack of Profitable Operations. AGV's revenue to date has not been sufficient to offset the expenses incurred in its business activities. AGV had a net loss of approximately $61,406 for the nine months ended September 30, 1998, and an accumulated deficit of $2,433,635 at September 30, 1998. Nucleus has only a brief operating history, having commenced its principal lines of business in 1997. There can be no assurance that the Combined Company will achieve profitability. The profitability of the Combined Company, will depend, among other things, on the successful integration of the business activities of the two companies, and on growing the Combined Company through acquisitions.

     Lack of Management Experience. The management of AGV following the Merger, although experienced in the telecommunications industry, has only limited experience in the computer business. See "Election of AGV Directors" and "Executive Officers and Directors."

     "Checkbook" and the "Business Browser" are Unproven Technologies. A portion of Nucleus's business plan is to develop and market "Checkbook," a website that stores, tracks, and presents billing information over the Internet, along with "Business Browser" a front-end tool that allows clients to directly access frequently used websites via a simplified user interface. Although management believes that "Checkbook" and "Business Browser" will be successful, the respective technologies are still under development, and there can be no assurance that "Checkbook" or "Business Browser" can be successfully developed, marketed, or sold. Failure to develop, in a timely manner, "Checkbook" or "Business Browser" would materially adversely affect the Company.

     Lack of Technical Experience. AGV and Nucleus employees have limited experience in developing the "Checkbook," and "Business Browser" technologies. Consequently, the Combined Company will need to rely on third parties in order to continue the development of these technologies.

     Start-up Computer Business. "PC Express" and "PC OnLine" have generated only limited revenues, and can best be characterized as "start-up" businesses. There can be no assurance that "PC Express" and "PC OnLine" can be successfully expanded or can generate significant revenues or profits.


     Risks Inherent in Growth Strategy. The Combined Company's business strategy depends in significant part on its ability to acquire additional computer service companies, computer build-to-order companies, computer sales and hardware companies, and telecommunications resellers. This strategy is dependent on the continued availability of suitable acquisition candidates and subjects the Combined Company to the risks inherent in assessing the value, strengths and weaknesses of acquisition candidates, and the operations of the acquired companies. The Combined Company's growth is expected to place significant demands on the Combined Company's financial and management resources. In recent years, acquisition prices and competition for these type of companies has increased. To the extent the Combined Company is unable to acquire companies in a cost-effective manner, its ability to expand its business and enhance results of operations would be adversely affected. In addition, the process of integrating acquired operations presents a significant challenge to the Combined Company's management and may lead to unanticipated costs or a diversion of management's attention from day-to-day operations. There can be no assurance that the Combined Company will be able to achieve its growth strategy or that this strategy will ultimately prove successful. A failure to successfully achieve its growth strategy could have an adverse effect on the Combined Company's results of operations.

     Management of Growth. The Combined Company requires an effective planning and management process to fully exploit the emerging demand for Internet payment services. To manage this anticipated rapid growth, the Combined Company must be able to implement and improve its operational and financial systems and train and manage its employee base. Further, AGV and Nucleus are required and the Combined Company will continue to be required to manage multiple relationships among various financial institutions, merchants, transaction processors, strategic partners, technology distributors, and other third parties. Although AGV and Nucleus believe they have made adequate allowances for the costs and risks associated with this expansion, there can be no assurance that the Combined Company's systems, procedures, or controls will be sufficient to support current or future operations, or that the Combined Company's management will be able to concurrently deal with this expansion to achieve the rapid execution necessary to fully exploit the market window for the Combined
Company's services, particularly Internet Payment Services, in a timely and cost-effective manner. There also can be no assurance that the Combined Company will be able to successfully compete with the more extensive and well-funded sales and marketing and research and development operations of the Combined Company's competitors. If the Combined Company is unable to manage growth, integrate operations effectively, or achieve the rapid expansion necessary to fully exploit the market window for the Combined Company's services in a timely and cost-effective manner, the business, operating results and financial condition of the Combined Company may be materially adversely affected.

     Possible Inability to Obtain NASDAQ SmallCap Listing. The Combined Company's business strategy depends on significant part on its ability to acquire additional computer service companies, computer build-to-order companies, computer sales and hardware companies, and telecommunications resellers. This strategy is dependent on utilizing the common stock of the Combined Company. Presently, the common stock of the Combined Company is reported by NASD on the Over-the-Counter Electronic Bulletin Board (OTC-BB). The Combined Company's strategy depends, to a significant extent, on being able to obtain NASDAQ SmallCap listing. In order to obtain NASDAQ SmallCap Listing, a company is required, among other things, to have a public float of $5 million, one million publicly-held shares, 300 shareholders, a minimum bid price of $4, a one-year operating history and three market makers. Also required for NASDAQ
SmallCap Listing is either $4 million in net tangible assets, a $50 million market capitalization, or $750,000 in net income in two of the last three years. At the time of the Merger, and after giving effect to the reverse stock split, the Combined Company will not have the required public float, number of publicly held shares, net assets, market capitalization or net income, and there can be no assurance that the Combined Company will be able to meet these or the other NASDAQ SmallCap requirements in the near future. Failure of the Combined Company to obtain NASDAQ SmallCap listing could have a material adverse effect on the Company's business strategy.


     Possible Lack of Market Acceptance of AGV Common Stock. The business strategy of the Combined Company depends, to a large extent, upon the willingness of a potential seller to accept AGV Common Stock for his business. Even if the Combined Company achieves NASDAQ SmallCap listing, there can be no assurance that a seller will accept such AGV Common Stock for his business. Neither AGV nor Nucleus currently has any plans or proposals to acquire other companies.


     Discontinuance of Relationship with Wal-Mart. AGV's revenues have been largely dependent on its relationship with Wal-Mart. AGV and Wal-Mart terminated their business relationship in October 1998. AGV and Nucleus believe that discontinuance of the WalMart relationship will enhance the financial position of the Combined Company by stimulating direct web site sales to a broad and diversified base of customers, rather than a single, very large customer possessing massive purchasing power and the ability to drive the Company's margins down and adhere to corporate operational objectives. The Company intends to replace the WalMart revenues with direct web site sales to a broad and diversified customer base; however, there can be no assurance that direct web site sales will be of a sufficient quantity to replace WalMart sales. Failure to replace such sales would have a material adverse effect on the Company. See "The Business - WalMart".

Consequently, any revenues previously achieved by AGV should not be relied upon as an indication of revenues that could be achieved by the Combined Company in the future.

     Uncertain Development of Markets. At this early stage of development, the markets of the Combined Company are rapidly evolving and are characterized by an ever-increasing number of market entrants producing similar products and services. Typically, demand and market acceptance for recently introduced products and services are highly uncertain in new rapidly evolving industries. Internet security, reliability, cost, ease of use, and quality of service are factors that may affect the general growth of the use of the Internet and, specifically, the use of Internet commerce.

     Capital Needs. To date, AGV has relied primarily on equity and debt financing, along with loans from officers, to finance its operations. Although AGV believes that the Combined Company will achieve profitability in the near future, there is no assurance that it will be able to do so, or, if it cannot achieve profitability, that the Combined Company will be able to obtain additional funds. If adequate funds are not available, the Combined Company may be required to significantly curtail its business activities.

     The Company expects to seek, from time to time, additional sources of funds, the form of which will vary depending upon prevailing market and other conditions and may include short or long-term borrowings or the issuance of debt or equity securities. However, there can be no assurance that AGV will be able to obtain additional funds or, if such funds are available, that such funding will be on favorable terms. See "AGV--Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Nucleus--Management's Discussion and Analysis of Financial Condition and Results of Operations."

     Competition. The long distance, Internet and PC industries are intensely competitive and are significantly affected by new service introductions and the market activities of major industry participants. Competition is based upon pricing levels, network and customer service quality, and the availability of value-added services.

     The ongoing competitiveness of the Combined Company within these industries will depend on its continued ability to maintain high-quality, market-driven services at prices, in most cases, equal to or below those charged by its competitors. There can be no assurance that the Combined Company will be able to successfully compete with existing or future competitors.

     Due to a dynamic growth environment, the Combined Company expects competition to persist and intensify in the foreseeable future. AGV and Nucleus currently compete and the Combined Company may eventually compete with companies with longer operating histories, greater name recognition, larger customer bases, and greater overall resources.

     Web browser companies, software and hardware vendors such as Microsoft, as well as many of Nucleus's collaborative partners may well present a significant challenge to the success of the Combined Company now or in the near future by establishing cooperative relationships among themselves or with third parties to increase their competitive edge. There is no assurance that the competitive pressures faced by the Combined Company in the future will not have a material adverse effect on its business, financial condition, or operating results.


     Risks of "Just-In-Time" Inventory. In order to maintain its cash position, AGV has adopted a "just-in-time" method of inventory by which customer equipment is purchased and assembled after sale. This method of inventory control, although maintaining a company's cash position, can cause loss of sales due to the lack of inventory, inability to deliver products and services in a timely manner, and loss of discounts due to single-item purchasing, as opposed to purchasing in volume.


     Checkbook's Development of New Services. Checkbook's anticipated revenues will be substantially derived from relatively small fees charged to subscribers and larger fees charged to vendor companies. The market for these services is characterized by rapidly changing technology and evolving industry standards. Furthermore, large numbers of transactions are essential, as is the Combined Company's ability to design, develop, test, introduce, and support new services and enhancements on a timely basis. Changing end-user needs must be met, and response to technological developments and emerging industry standards must be facilitated.

     Risks of Defects and Delays in Development. Software-based services and computing systems, such as the ones which comprise PC OnLine and CheckBook, often experience delays in development, and the basic software package may contain undetected errors or failures when initially introduced or, at a later date, when the volume of provided services increases. In light of this fact, the Combined Company may encounter delays in the development of its underlying software and computing systems. Additionally, there can be no assurance that, in spite of thorough testing by the Combined Company and its potential customers, errors will not exist in the basic software, or that the Combined Company will not experience impediments in development that will delay the shipment of its software, the commercial release of its services, or the market acceptance of its services, any of which could have a material adverse affect on the business, financial condition, or operating results of the Combined Company.

     Dependence on Key Personnel. The overall performance of the Combined Company will be dependent, in large part, upon the performance of its executive officers and key employees, most of whom will not have previously worked together. Consequently, it is incumbent upon the Combined Company to retain and motivate high-quality personnel, with particular emphasis on management and specialized development teams. Neither AGV nor Nucleus currently maintains, or intends to maintain, "key person" life insurance policies on any of its employees. Therefore, the loss of any one of their key employees, particularly the founder of Nucleus, John C. Paulsen, could have a material adverse effect on the general business climate of the Combined Company. In order to ensure future success, the Combined Company must also be able to identify, hire, train, and retain highly qualified technical and managerial personnel. Because competition for qualified personnel is intense, there can be no assurance that the Combined Company will be able to attract, assimilate, or retain qualified technical and managerial personnel in the future. The failure of the Combined Company to do so may have a material adverse affect on the business, financial condition, and operating results of the Combined Company.


     Limited Manufacturing Capability. AGV does not currently assemble (manufacture) its products and Nucleus has only limited capability and experience in assembling (manufacturing) its products. Consequently, there can be no assurance that computers that are manufactured (assembled) by third parties will meet the respective companies' standards for quality. Moreover, no assurance can be provided that the required third party manufacturing capability of the Combined Company will continue in the future. Failure of the Company to continue to have access to high quality computer manufacturing capability at competitive prices would have a material adverse effect on the Company's business, financial condition and results of operations.


     Limited Sales Force; Evolving Distribution Channels. Nucleus and AGV have limited sales and marketing forces, nor do they have established distribution channels for their software or services. The Combined Company intends to distribute its software to businesses and individuals gratis. Therefore, the Combined Company must achieve broad distribution of its software to individuals and businesses and secure general adoption of its services and technology in order to generate substantial revenues. The Combined Company can provide no assurance as to its ability to continue to establish vendor relationships or to adequately distribute its software so as to generate sufficient demand for its services. Failure to accomplish any of the above may have a material adverse effect on the business, financial condition, and operating results of the Combined Company.

    Government Regulation. The operations of Nucleus are subject to various state and federal regulations. Because Internet commerce, in general, and Nucleus's services, in particular, are so new, the application of many of these regulations is uncertain and difficult to interpret. The agencies responsible for the interpretation and enforcement of these regulations could amend those regulations or implement new interpretations of existing regulations. New legislation may also be passed that would impose additional regulations on the Combined Company. Any such change in the regulations applicable to the business of the Combined Company could lead to increased operating costs and could reduce the convenience and functionality of the Combined Company's services, resulting in reduced market acceptance. Furthermore, if a regulatory agency or law enforcement authority asserts that the Combined Company is failing to comply with existing regulations, the cost of responding to such a challenge could result in significant drains on the Combined Company's financial and management resources. This occurrence could have a material adverse effect on the business, financial condition or operating results of the Combined Company.

     The Internet is becoming increasingly popular, and it is possible that laws and regulations may be enacted that would cover issues of user privacy, pricing, content, characteristics, and quality of products and services, the adoption of which may decrease the growth of the Internet. This, in turn, could decrease the demand for the Combined Company's services, increase the cost of doing business, or could otherwise have a material adverse effect on the business, financial condition, or operating results of the Combined Company.


     Limited Marketing Capability. Neither AGV nor Nucleus have large, established sales forces and both primarily rely on third parties to market their products. There can be no assurance that the Combined Company's marketing strategy will be successful. The Combined Company's ability to market its products successfully in the future will be dependent on a number of factors, many of which are not within its control.


     Risk of Loss from Returned Transactions, Merchant Fraud, or Erroneous Transmissions. The Combined Company will be utilizing two principal fund transfer systems: the automated clearing house ("ACH") system for electronic fund transfers and the national credit card systems (e.g., Master Card, Visa, American Express, and Discover) for electronic credit card settlements. As a user of these established payment systems, the Combined Company may bear some of the credit risks assumed by other users of these systems arising from returned transactions due to unauthorized use, disputes, theft, or fraud. The Combined Company may also bear some risk of merchant fraud and transmission errors if the recipient of erroneously transmitted funds fails to return them. Additionally, the agreement between the Combined Company's service users for allocation of these risks will be in electronic form, and, while digitally signed, will not be manually signed and, therefore, may not be enforceable. Finally, the Combined Company may be subject to merchant fraud, including such actions as inputting false sales transactions or false credits. The Combined Company intends to manage all of these risks through risk management systems, internal controls, and system security, but there can be no assurance that these practices or reserves will be sufficient to protect the Combined Company from returned transactions, merchant fraud, or erroneous transmissions that could have a material adverse effect on the business, financial condition, or operating results of the Combined Company.

     System Interruption and Security Risks; Possible Liability; Lack of Insurance. Nucleus's operations depend on its ability to protect its system, which is located at a single site, from interruption by damage from fire, earthquake, power loss, telecommunications failure, unauthorized entry or other events beyond its control. There can be no assurance that Nucleus's existing and planned precautions of redundant systems, regular data backups, and other procedures are adequate to prevent any major system outage or data loss. Moreover, unanticipated problems may cause such occurrences. In spite of the implementation of security measures, Nucleus's and the Combined Company's infrastructure may also be vulnerable to computer viruses, hackers, or similar disruption intentionally or unintentionally caused by its customers or other Internet users. Damage or failure causing interruption of the Combined Company's operations could have a material adverse effect on its business, financial condition, or operating results. Computer break-ins and other disruptions may jeopardize the security of information stored in and transmitted through the computer systems of the individuals, businesses, and financial institutions utilizing the Combined Company's services. This may result in significant liability, as well as deter potential customers from using its services.

     Persistent problems continue to affect public and private data networks. For example, in a number of networks, hackers have bypassed firewalls and misappropriated confidential information. The Combined Company intends to be careful with respect to its hiring decisions and will maintain controls through software design, security systems, and accounting procedures in order to prevent unauthorized employee access to user accounts. However, the possibility exists that an employee of the Combined Company could divert users' funds while they are in the Combined Company's control. This occurrence would also expose the Combined Company to a risk of loss or litigation and potential liability to users. Neither AGV nor Nucleus currently have product liability insurance to protect against these risks, and there can be no assurance that such insurance will be available to the Combined Company on commercially reasonable terms, if at all.

     Dependence on the Internet. The Combined Company's operating performance will depend, in large part, on the emergence of the Internet as a widely used commercial marketplace. However, the Internet may not prove to be a viable commercial marketplace because of inadequate development of the necessary infrastructure (e.g., reliable network backbone), untimely development of complementary products (e.g. high-speed modems), delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity, and increased government regulation. There also can be no assurance that the Internet infrastructure will continue to be able to support the increased demand place on it by significant growth in the number of users and level of use. If the necessary infrastructure or complementary products are not developed, or if the Internet does not become a viable commercial marketplace, the business, operating results, and financial condition of the Combined Company will be materially adversely affected.

         Stock Ownership Following the Merger. The following table presents the equity interest of AGV and Nucleus stockholders on a proforma combined basis as of September 30, 1998 based on the Exchange Ratio.

                                                  Shares              %
                                                  ------           ------


Current AGV Stockholders(1)                      1,129,827          17.6%

Nucleus Stockholder                              5,307,109          82.4%



Total Pro Forma Combined Company                 6,436,936         100.0%
Stockholders


-----------------------------------


     (1) Does not include outstanding warrants to purchase an aggregate of 367,050 shares of AGV Common Stock. If these shares were assumed to be outstanding, current AGV stockholders would own an aggregate of 1,496,877 shares of AGV Common Stock, or 22.0% of the Combined Company, and the Nucleus stockholder would continue to own 5,307,109 shares of AGV Common Stock, or 78.0% of the Combined Company.

     Following the Merger, Nucleus's sole stockholder will beneficially own 82.4% of the outstanding shares of AGV Common Stock (excluding the warrant exercises set forth in note (1) above). As a result, John C. Paulsen, as owner of the sole stockholder of Nucleus, will have control over the outcome of all matters submitted to AGV's stockholders for approval, including the election of directors and approval of significant corporate transactions. Such concentration of ownership may also have the effect of delaying, preventing or deterring a change in control of AGV. See "AGV--Beneficial Ownership of AGV Common Stock" and "The Merger--The Merger Agreement--Board Representation," respectively.


     Dependence on Third Party Transmission and Billing Facilities. TelOne does not currently own the transmission facilities necessary to complete the transmission of, and bill for, long distance telephone calls. Therefore, TelOne's direct-dial long distance telephone business is dependent on contractual agreements with non facilities-based carriers for the transmission of, and billing for, calls. TelOne believes that it has sufficient access to transmission facilities and billing services at competitive rates and expects to have such access in the future. However, there can be no assurance that transmission facilities and billing services will be available in the future at rates necessary to enable TelOne to achieve profitability.

     Technological Changes And New Services. The telecommunications industry has been, and continues to be, characterized by steady technological change, frequent new service introductions, and evolving industry standards. TelOne believes its future success will depend on its ability to anticipate such changes and market and offer, on a timely basis, responsible services that meet the requirements of these evolving industry standards. There can be no assurance that TelOne will have sufficient resources to make the financial investments necessary to acquire new technology or to introduce new services that would satisfy an expanded range of customer needs.

     Service Interruptions And Equipment Failures. Nucleus's business requires transmission and switching facilities that are operable 24 hours a day, 365 days a year. Service providers, such as Nucleus, may, on occasion, experience temporary service interruptions or equipment failures resulting, in some cases, from causes beyond its control. Any such event would impair the Combined Company's ability to provide service for its customers and could have a material adverse effect on the Combined Company's business.

     Customer Attrition. TelOne believes a high level of customer attrition is commonplace throughout the telecommunications industry. TelOne has not, to date, experienced significant attrition, TelOne's historical level of customer attrition may not be indicative of future levels, and there can be no assurance that any steps taken to counteract increased customer attrition would be effective.

     Risk of Carrier Failure. As a long distance reseller, TelOne is dependent upon its underlying telecommunications carrier. Should the underlying telecommunications carrier fail to provide service to TelOne, TelOne's business would be severely disrupted as many of TelOne's customers would elect to not continue utilizing TelOne's services.

     Limitation on Use of Net Operating Loss Carryforwards. AGV has net operating loss carryforwards available to reduce future federal taxable income aggregating, approximately $2,676,000 as of December 31, 1997, which expire from the years 2002 through 2012. See Note 5 to AGV's Consolidated Financial Statements. As a result of the Merger and the related AGV share issuances, a change in ownership is expected and therefore the use of such carryforwards may be limited. Subsequent changes in AGV's ownership may cause further limitations on the annual amounts of the carryforwards which can be utilized.

     No Assurance That AGV or Its Stockholders Will Realize Anticipated Benefits from the Merger. The AGV Board and the Nucleus Board have given careful consideration to the Merger and believe it to be in the best interest of their respective stockholders. However, the Merger involves the combination of certain aspects of two companies that have operated independently. Accordingly, there can be no assurance that Nucleus can be successfully integrated into AGV or that AGV and its stockholders will ultimately realize any of the anticipated benefits of the Merger.

     No Investment Banking Opinion. No investment banking opinion or opinion from any third party has been obtained in connection with the Merger. Consequently, stockholders can be given no assurance as to the fairness of the Merger-from a financial standpoint.


     Forward-Looking Statements. Certain statements contained in this Proxy Statement, including without limitation statements containing the words "believes," "anticipates," "intends," "expects" and words of similar import, constitute - "forward-looking statements" involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of AGV or Nucleus or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business condition, both nationally and in the regions in which AGV or Nucleus operate; competition; changes in business strategy or development plans; the ability to attract and retain qualified personnel; the lack of assurance that the cost savings, growth opportunities and synergies expected from the Merger will be achieved; the lack of assurances as to the future performance of the Combined Company; the availability and terms of capital to fund the expansion of the Combined Company's business; and other factors referenced in this Proxy Statement. Certain of these factors are discussed in more detail elsewhere in this Proxy Statement, including without limitation under the captions "Summary," "Risk Factors" and "Unaudited Pro Forma Condensed Combined Financial Information." GIVEN THESE UNCERTAINTIES, STOCKHOLDERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON SUCH FORWARD-LOOKING STATEMENTS. Each of AGV and Nucleus disclaim any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.


                                  INTRODUCTION

General


     This Proxy Statement is being furnished to the stockholders of AGV in connection with the solicitation of proxies by the AGV Board from holders of outstanding shares of AGV Common Stock for use at the AGV Meeting. At the AGV Meeting, AGV stockholders will be asked to consider and vote upon (i) the approval of the Merger, the Merger Agreement, and the issuance of shares of AGV Common Stock in connection with the Merger and (ii) the election of three directors for the ensuing year.

     The information in this Proxy Statement with respect to Nucleus has been supplied by Nucleus and the information with respect to AGV has been supplied by AGV.

     The principal executive offices of AGV are located at 3650 Austin Bluffs Parkway, Suite 138, Colorado Springs, Colorado 80918 and its telephone number is
(719) 548-1616. The principal executive offices of Nucleus are located at 150 North Michigan Avenue, Suite 3610, Chicago, Illinois 60601, and its telephone number is (312) 683-9000.

Merger - Consideration


     Upon consummation of the Merger, each outstanding share of Nucleus Common Stock (other than shares held by Nucleus as treasury stock or owned by AGV) will be converted into the right to receive 5,307.109 shares of AGV Common Stock (the "Exchange Ratio"). The Exchange Ratio is subject to proportional adjustment in the event that any stock dividend, subdivision, reclassification, recapitalization, split-up combination, exchange of shares or the like occurs between the date of this Proxy Statement and the Effective Time.


Voting and Proxies


     Holders of record of shares of AGV Common Stock at the close of business on January 25, 1999 (the "Record Date") will be entitled to vote at the Meeting and at any adjournment or postponement thereof. At the close of business on the Record Date, AGV had 1,129,827 shares of its Common Stock outstanding.

     The presence, either in person or by proxy, of the holders of at least a majority of the outstanding shares of AGV Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. The holder of each outstanding shares of AGV Common Stock is entitled to one vote per share on the proposal to approve and adopt the Merger Agreement. The affirmative vote of the holders of a majority of the outstanding shares of AGV Common Stock present or represented at the AGV Meeting and entitled to vote is required for approval and adoption thereof. On such matter, a majority of the quorum must actually vote in favor of the proposal for it to pass, and therefore, although both broker non-votes and abstentions will be counted in determining if a quorum is present,broker non-votes and abstentions will have the same legal effect as votes "against" the matter even though the stockholder or interested parties analyzing the results of the voting may interpret such a vote differently. On the vote to elect directors, each stockholder is entitled to four votes for each share of AGV Common Stock he owns, and such stockholder may cumulate his votes to vote for one, two, three or four directors. The four nominees for election as directors at the Meeting who receive the greatest number of votes cast for the election of directors at that meeting by the holders of the AGV Common Stock entitled to vote at the meeting shall become directors of AGV.

     At the Record Date, directors and executive officers of AGV as a group (3 persons) beneficially owned 602,520 shares of AGV Common Stock representing approximately 53.3% of the total outstanding shares of AGV Common Stock (excluding shares subject to warrants held by such persons). See "AGV--Beneficial Ownership of AGV Common Stock." Management of AGV believes that both of its directors and executive officers who own shares of AGV Common Stock intend to vote in favor of the Proposals.


     All shares of AGV Common Stock represented by properly executed proxies will be voted at the Meeting in accordance with the directions indicated on the respective proxies unless the proxies have been previously revoked. Unless contrary direction is given, all AGV shares represented by such proxies will be voted FOR the Merger, and FOR the nominees for election as directors, and in the proxy holder's discretion as to such other matters incident to the conduct of the Meeting as may properly come before stockholders at the Meeting.

     The AGV Board unanimously recommends that stockholders vote FOR both of the Proposals and all nominees for election of directors.

     If any other matters are properly presented at the Meeting for action, including a question of adjourning the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. The Meeting may be adjourned and additional proxies solicited if at the time of the Meeting the vote necessary to approve the Proposals has not been obtained. Any adjournment of the Meeting will require the affirmative vote of the holders of at least a majority of the AGV shares present or represented at the Meeting (regardless of whether those shares constitute a quorum).


     A stockholder executing and returning a proxy has the power to revoke the proxy at any time before it is voted. A stockholder who wishes to revoke a proxy can do so by executing a later-dated proxy relating to the same shares and delivering it to the Secretary of AGV prior to the vote at the Meeting or by appearing in person at the Meeting and voting in person the shares to which the proxy relates. Any written notice revoking a proxy should be sent to Nucleus, Inc., 3650 Austin Bluff Parkway, Suite 138, Colorado Springs, Colorado 80918.


Solicitation

     AGV will bear its own expenses in connection with this solicitation, including the cost of preparing and mailing this Proxy Statement. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of AGV, respectively, in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodian, nominees and fiduciaries and AGV will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.


                                   THE MERGER

     The description of the Merger contained in this Proxy Statement is qualified in its entirety by reference to the Merger Agreement, the full text of which is contained in Appendix A hereto and is incorporated herein by reference and to which reference is hereby made for the terms thereof.


                            DESCRIPTION OF THE MERGER

General


     Upon consummation of the Merger, Nucleus Holding Corporation ("Nucleus") will merge with and into AGV. The sole stockholder of Nucleus will receive 5,307.109 shares of AGV Common Stock in exchange for each share of Nucleus Common Stock. The Merger will be effective after satisfaction (absent waivers) of all conditions contained in the Merger Agreement, including the approval of the Merger by the stockholders of AGV.


Background of the Merger


     Starting in July 1998, John C. Paulsen, Nucleus's Chairman of the Board, President and Chief Executive officer, held informal, preliminary discussions with various computer companies to ascertain whether any of such companies had an interest in a strategic collaboration with Nucleus, including a merger, equity investment or joint venture.

     On September 28, 1998, Stephen Calk, Mark Fera, John Paulsen, and an acquaintance of Steven Walker, met at an informal social occasion. The acquaintance mentioned his friendship with Steven and Christopher Walker, and told Mr. Paulsen that the Walkers were also in the computer business. After discussing the similarities of the two businesses, John Paulsen asked the acquaintance if he could be introduced to the Walkers.


     On September 29, 1998, the acquaintance introduced John Paulsen and Stephen Calk to Steven Walker via a conference call late in the afternoon. During the conference call, John Paulsen and Steven Walker discussed the computer industry and the similar direction the two companies were heading. After discussing the redundant systems the two companies were deploying, the overlap of personnel, and the benefits of working together, John Paulsen and Steven Walker decided to explore the feasibility of a merger. An oral confidentiality agreement was reached and an exchange of information was arranged. Both companies briefed their respective board of directors on the telephone conversation, and each of AGV's and Nucleus's respective board of directors recommended the continuation of discussions with the other company and the commencement of negotiations for a merger agreement.

     On September 30, 1998, John Paulsen phoned Steven Walker to discuss the following items regarding AGV:


         o        Wal-Mart arrangement
         o        Hot Mail arrangement
         o        Store location and physical attributes
         o        Personnel of both companies
         o        Market place and direction
         o        Corporate goals
         o        Shareholder bases
         o        Board representation
         o        Litigation
         o        Auditors
         o        Suppliers
         o        Debtors


     Later in the day, Steven Walker and John Paulsen had another telephone conversation in which each others business background was discussed and preparations were made to submit additional material to each other. From October 3, 1998 to October 5, 1998, multiple telephone conversations between AGV and Nucleus were held to discuss the merger, negotiation points and due diligence information.

     On October 4, 1998 Nucleus held a special meeting of its Board of Directors to discuss the proposed merger negotiations. It was agreed that the revenue of each of the businesses would be the primary determinant in valuing the transaction. On October 7, 1998, John Paulsen flew to Colorado to meet and negotiate the transaction with Steven Walker. The meeting resulted in an agreement to the terms of a contract of merger. It was agreed that by pooling the businesses Nucleus would obtain a 68% interest in the Combined Company. See "Valuation" below. Shortly after the meeting, Mr. Paulsen directed his outside counsel to begin drafting an agreement of merger, and directed his controller to begin a due diligence investigation on AGV.

     On October 10, 1998, Nucleus's lawyers transmitted draft merger documents to both companies. Both companies began reviewing the merger documents while due diligence continued.


     On October 12, 1998, the AGV Board held a special meeting at which it heard presentations by AGV's management concerning the Merger and the proposed terms. AGV management reviewed with the AGV Board the status of the negotiations and the rationale for pursuing the Merger. AGV's counsel reviewed with the AGV Board a draft of the Merger Agreement and AGV Board members provided AGV's management and counsel with comments on the draft of the Merger Agreement.

     Between October 12, 1998 and October 22, 1998, management of AGV and Nucleus and their respective counsel finalized the Merger Agreement and the status of the negotiations was periodically reported to the AGV and the Nucleus Boards. The respective AGV and Nucleus Boards reviewed the proposed terms of the Merger during special meetings held on October 23, 1998 by telephone. The Nucleus Board was advised that a formal, written offer would be submitted by AGV on the following day. At the continuation of the meetings on October 24, 1998, management of both companies and their legal counsel continued discussions on a variety of matters relative to the Merger and its structure as well as the terms of the Merger Agreement. At the conclusion of these special meetings, both boards unanimously approved the terms of the Merger Agreement and the transactions contemplated thereunder.


     On November 2, 1998, Steven Walker notified John Paulsen that the Wal-Mart deal had been indefinitely put on hold. Thereafter, Nucleus' Board of directors met and discussed the Wal-Mart situation and how it would effect the combined companies. The Board agreed that the deal should be restructured in that Nucleus should receive an additional 10% of the Combined Company based on the risk contingency.

     On November 5, 1998, the Board of Directors of both companies met to discuss the amended Merger Agreement which changed the ratio from 68% to 78% of the stock of the Combined Company to be owned by Nucleus. On November 7, 1998, the Board of Directors of AGV and Nucleus approved the Merger Agreement, as amended.


     Valuation


     Valuation was determined jointly by both companies. Revenue was compared for each company for the nine-months ended September 30, 1998. As a result of the comparison, it was determined that Nucleus would have generated 78% of the total company revenue for the nine-months ended September 30, 1998, and that AGV would have generated 22% of the total company revenue for the nine-months ended September 30, 1998.


     Next, Nucleus' telecom and computer division were each analyzed separately, along with AGV's computer division. The analysis of the divisions follows:

     Nucleus - Telcom Operations. Both companies believed that Nucleus's telecom operations division was profitable and had an established customer base; however, this division was not envisioned to grow rapidly in the future.

     Nucleus - Computer Operations. This division of Nucleus first generated revenue in June 1998. Both companies believed that this division had a good marketing program and was building customer base and professional staff at a satisfactory pace. However, due to start-up costs, this division had a disproportionate amount of operating expenses.

     AGV - Computer Operations. Both companies believed that AGV was an established provider of computer equipment over the Internet. The companies further believed that a web site developed and promoted by Hotmail had the potential to further increase revenues and margins.

     Conclusion. Based on these assumptions, both companies believed that Nucleus would have generated 72% of the total company revenue for the period encompassing the last quarter of 1998 and the first quarter of 1999, and that AGV would have generated 28% of the total company revenue generated for the same period. This comparison of pro-forma revenues was a prime component in determining the merger ratio. AGV's strong established computer business led both companies to determine that the 72% / 28% split should be adjusted to 68% / 32%. As discussed above, the ratio was further adjusted based upon the Wal-Mart situation.

Reasons of the AGV Board for the Merger

     The AGV Board believes the merger of Nucleus with and into AGV will create a stronger company by integrating complementary lines of business. The Combined Company intends to continue the computer business of Nucleus and AGV and the telecommunications business of Nucleus. The computer business of the Combined Company will comprise 4 categories, which have been carried out to date by
Nucleus: on-premise sales; internet build-to-order sales; on-line help; and express repair service. These businesses will be continued by the Combined Company. In addition to continuing the computer business, following the Merger, the Combined Company intends to begin purchasing and consolidating other computer service companies, build-to-order computer companies, computer hardware companies, and telecom companies. Neither AGV nor Nucleus currently have any plans or proposals to acquire any such companies.

     See "Risk Factors" for a discussion of the risks associated with the Merger and the ownership of AGV Common Stock following the Merger.

Recommendations of AGV Board - Factors Considered

     The AGV Board unanimously approved the Merger as fair to, and in the best interests of the Stockholders of AGV. The AGV Board believes that following the Merger, AGV should emerge a stronger company because of the technological expertise and commercial potential of the Combined Company. In reaching its conclusion, the AGV Board reviewed with AGV management, legal counsel, and accountants a number of factors, including:

     1. The potential long-term benefits that could result from the combination of AGV's and Nucleus' businesses in the Merger and their complementary strengths, especially in the computer field. The AGV Board believes that Nucleus's computer products and AGV's distribution channels could significantly increase the business of the Combined Company. In addition, the AGV Board believes that Nucleus' computer expertise may allow AGV to build, rather than outsource, computers, and may expand the ability of AGV to perform maintenance on computers.

     2. The AGV Board's belief that the size of the Combined Company will be a more competitive company than either AGV or Nucleus would be on a stand alone basis. Specifically, the Combined Company may be able to achieve volume discounts and efficiencies in the business of computer purchase, repair and maintenance.

     3. The AGV Board's belief that Nucleus' TelOne business can achieve and maintain profitability. The AGV Board believes that the resale of long-distance telecommunications services can be extremely profitable.


     4. The current market conditions and historical market prices and trading information with respect to the AGV Common Stock. The AGV Board believed, based on negotiations with Nucleus, that Nucleus was not willing to enter into the Merger Agreement at an exchange ratio of less than 5,307.109. The AGV Board also considered the likelihood that the market price of the AGV Common Stock in the near term would be adversely affected by the announcement of the Merger. However, this did not affect the AGV Board's conclusion that the Merger was in the best interest of AGV stockholders based on the long-term benefits that the Combined Company could offer its stockholders. The AGV Board, however, did not obtain the opinion of an investment bank or other independent third party as to the fairness of the Merger to AGV and its stockholders from a financial point of view.

     In view of the variety of factors considered by the AGV Board in connection with its evaluation of the Merger, the AGV Board did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination.

Reasons of the Nucleus Board for the Merger

     The Nucleus Board unanimously approved the Merger Agreement. In deciding to approve the Merger, the Nucleus Board reviewed a number of factors, including those set forth below.

     1. The potential long-term benefits that could result from the combination of AGV's and Nucleus' businesses in the Merger and their complementary strengths, especially in the computer field. Nucleus' computer products and AGV's distribution channels may significantly increase the business of the Combined Company. In addition, the AGV Board believes that Nucleus' computer expertise may allow AGV to build, rather than outsource, computers, and may expand the ability of AGV to perform maintenance on computers.

     2. The Nucleus Board's belief that the size of the Combined Company will be a more competitive company than either AGV or Nucleus would be on a stand alone basis. Specifically, the Combined Company may be able to achieve volume discounts and efficiencies in the business of computer purchase, repair and maintenance.

     3. The potential of acquiring and rolling-up other build-to-order computer or telecom companies, through additional issuances of AGV Common Stock. Nucleus has no present plans or proposals to acquire any such company.

     4. The potential of opening up a distribution channel through which Nucleus can sell computers, computer services and computer products.

     5. The Nucleus Board believed that a higher exchange ratio could not be achieved through continued negotiations with AGV and believed that the results of financial analyses performed by Nucleus management were consistent with the consideration to be received by the Nucleus stockholder in the Merger.

     6. The Nucleus Board reviewed current market conditions, historical market prices and trading information with respect to AGV Common Stock.

     None of the foregoing factors or groups of factors had more prominence than any other factor or group of factors in the decision of the Nucleus Board to approve the Merger, the Merger Agreement and the transactions contemplated thereunder.

     The Nucleus Board did not obtain the opinion of an investment bank or other independent third party as to the fairness of the transaction to Nucleus and its stockholder from a financial point of view.

Accounting Treatment

     The Merger is intended to qualify as a pooling of interests for accounting and financial reporting purposes. Under this method of accounting, upon consummation of the Merger, the historical financial statements of AGV will be restated to include the historical account balances of Nucleus as if the two companies had been one for all periods presented. However, consummation of the Merger is not conditioned upon the confirmation from any independent accountant to the effect that the Merger will qualify as a pooling of interests in accordance with generally accepted accounting principles.

     The Merger Agreement provides that it is a condition to the obligations of AGV and Nucleus that each person who is an affiliate of Nucleus will execute a written agreement on or before the Effective Time of the Merger to the effect that such person will not transfer any shares of AGV Common Stock prior to the date that AGV publishes financial statements that reflect at least 30 days of post-Merger combined operations of AGV and Nucleus (which agreements relate to the ability of AGV to account for the Merger as a pooling of interests). AGV has agreed to use its commercially reasonable efforts to file with the Commission financial results of the Combined Company covering a period of at least 30 days following the Effective Time within 45 days after the last day of the first full month following the Effective Time. AGV may delay this filing under certain circumstances.

Certain Federal Income Tax Consequences


     Management of AGV and Nucleus believe that the Merger will constitute a tax-free reorganization within the meaning of a statutory merger as described in
Section 368(a)(1)(A) of the Code. However, no opinion has been received with respect to this matter.


     Assuming qualification as a tax-free reorganization under the Code, (i) no gain or loss will be recognized by AGV or its stockholders as a result of the Merger, (ii) no gain or loss will be recognized by Nucleus or its stockholder who receives AGV Common Stock in the Merger in exchange for its shares of Nucleus Common Stock, (iii) the basis of the shares of AGV Common Stock to be received by the Nucleus stockholder in the Merger will be the same as the basis of the shares of Nucleus Common Stock surrendered in exchange therefor, and (iv) the holding period of the shares of AGV Common Stock to be received by the Nucleus stockholder in the Merger will include the holding period of the shares of Nucleus Common Stock exchanged therefor, provided that all shares are held as capital assets of the Nucleus stockholder at the Effective Time.

     Because no opinion of counsel has been received, there can be no assurance that the Merger will constitute a tax-free reorganization or that any of the favorable tax treatments pursuant to a tax-free reorganization will be available to the Nucleus stockholder.


     In the event that the Merger did not constitute a tax-free reorganization, any gain or loss recognized by the surviving company based on the liquidation of AGV into Nucleus would be considered taxable to the AGV shareholders. Additionally, if the Merger did not constitute a tax-free reorganization, the AGV stockholders may recognize a gain or loss based on the difference between the fair value of their stock and their tax basis in the stock.


Interests of Certain Persons in the Merger


     In considering the recommendation of the AGV Board and the decision of the Nucleus Board with respect to the Merger, stockholders should be aware that Steven H. Walker and Christopher S. Walker, two of the current directors of AGV, beneficially own, without taking account of the exercise of certain warrants beneficially owned by such individuals, approximately 43.0% and 10.3%, respectively, of the outstanding AGV Common Stock, and immediately following the Merger, Steven H. Walker and Christopher S. Walker will beneficially own, without taking account of the exercise of such warrants, approximately 7.5% and 1.8% of the outstanding AGV Common Stock. The AGV Board and the Nucleus Board were aware of these interests when they considered approval of the Merger Agreement and the transactions contemplated hereby, including the Merger.

     In considering the decision of the Nucleus Board with respect to the Merger, stockholders should be aware that John C. Paulsen, President and Chief Executive Officer of Nucleus, beneficially owns, through his ownership of CapitalOne, 100% of the outstanding Nucleus stock, and immediately following the Merger, Mr. Paulsen will beneficially own 82.4% of the outstanding AGV stock. In addition, pursuant to the Merger Agreement, Mr. Paulsen and two persons designated by Mr. Paulsen have been nominated as directors of AGV. See "-Board Representation." The AGV Board and the Nucleus Board were aware of these interests when they considered approval of the Merger Agreement and the transactions contemplated hereby, including the Merger.

     The Merger Agreement provides that following the Merger AGV will indemnify, defend and hold harmless to the full extent permitted by Nevada Law each officer, director and agent of Nucleus against all losses, claims, damages and actions resulting from their service as directors, officers or agents of Nucleus prior to the Merger, including, without limitation all losses, claims, damages and actions arising out of the negotiation, execution and delivery of the Merger Agreement and the consummation of the Merger.

Federal Securities Law Consequences

     The shares of AGV Common Stock received by the Nucleus stockholder in the Merger may be resold only in transactions permitted by the resale provisions of Rule 144 promulgated under the Securities Act or as otherwise permitted under the Securities Act. The obligations of AGV to consummate the Merger are conditioned upon each Nucleus affiliate executing a written agreement to the effect that such person will not offer or sell or otherwise dispose of any of the shares of AGV Common Stock issued to such person in or pursuant to the Merger in violation of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                              THE MERGER AGREEMENT

General

     The Merger Agreement and certain related matters are summarized below. The following summarizes the material terms of the Merger Agreement. This summary does not purport to be a complete statement of the terms and conditions of the Merger and is qualified in its entirety by reference to the Merger Agreement, which is set forth as Appendix A and is incorporated herein by reference.

     All stockholders are urged to read the Merger Agreement in its entirety.

The Merger


     The Merger Agreement provides that subject to the adoption of the Merger Agreement by the stockholders of AGV and the satisfaction or waiver of the other conditions to the Merger, Nucleus will be merged with and into AGV. Following consummation of the Merger, Nucleus will no longer exist, and AGV will be the surviving corporation.


Conversion of Shares

     At the time that the Merger becomes effective:


     (i) each share of Nucleus Common Stock outstanding immediately prior to the Effective Time will be converted at the Exchange Ratio into the right to receive 5,307.109 fully-paid validly issued and nonassessable shares of AGV Common Stock;

     (ii) each share of Nucleus Common Stock held by Nucleus as treasury stock or owned by AGV immediately prior to the Effective Time shall be canceled and retired and all rights in respect thereof shall cease to exist without any conversion thereof or payment therefor; and


     (iii) each warrant to purchase a share of AGV Common Stock ("AGV Warrant") outstanding at and as of the Effective Time will remain outstanding and in full force and effect.

Effective Time


     The Merger will become effective at such time as the Certificate of Merger and Articles of Merger are duly filed with the Secretary of State of the State of Illinois and the Secretary of State of the State of Nevada or at such later time as specified in the Certificate of Merger and Articles of Merger (the "Effective Time"). The filing of the Certificate of Merger and the Articles of Merger will be made as soon as practicable after all conditions set forth in the Merger Agreement have been satisfied or waived. Assuming all conditions to consummation of the Merger have been satisfied or waived the Effective Time will occur as soon as practicable following the Meeting. Any delay in the satisfaction or waiver of the conditions to the Merger will delay the Effective Time. Either party may terminate the Merger Agreement in certain circumstance or if the Effective Time has not occurred by February 28, 1999. See "Termination."


Board Representation


     Pursuant to the Merger Agreement, Mr. Paulsen and three persons designated by Mr. Paulsen have been nominated as directors of AGV. If all the nominees for election to the AGV Board are elected and the Merger is consummated, the members of the AGV Board will be John Paulsen, Stephen Calk (nominated by Mr. Paulsen), Mark Fera (nominated by Mr. Paulsen), J. Theodore Hartley (nominated by Mr. Paulsen) and Steven Walker and Adriann C. Belinne (current directors).


Exchange of Certificate

     Illinois Stock Transfer Company of Chicago, Illinois will act as exchange agent (the "Exchange Agent") for the exchange of the certificate representing shares of Nucleus Common Stock ("Certificate") for the certificate representing shares of AGV Common Stock. Promptly after the Effective Time, AGV shall make available to the Exchange Agent the AGV Common Stock issuable to the Nucleus stockholder in the Merger. As soon as practicable after the Effective Time, the Exchange Agent will mail to the former holder of record of shares of Nucleus Common Stock instructions for surrendering its Certificate in exchange for a certificate or certificates representing AGV Common Stock.

     Upon surrender of the Certificate for cancellation to the Exchange Agent together with the letter of transmittal duly executed, the holder of the Certificate will be entitled to receive in exchange a certificate for the number of whole shares of AGV Common Stock represented by the Certificate so surrendered. The Certificate surrendered will then be cancelled. In the event of a transfer of ownership of Nucleus Common Stock which is not registered in the transfer books of Nucleus or its transfer agent, AGV Common Stock may be delivered to a transferee if the Certificate representing such shares is presented to the Exchange Agent and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

     At and after the Effective Time, the sole stockholder of Nucleus will be treated as a stockholder of record of AGV, but no dividends will be paid to the holder of the Nucleus Certificate until the Certificate has been surrendered at which time the amount of any dividends which theretofore became payable but which were not paid with respect to the number of shares of AGV Common Stock represented by the Certificate will be paid. After the Effective Time, there will be no further registration of transfers on the stock transfer books of Nucleus or its transfer agent of shares of Nucleus Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented for any reason, they will be canceled and exchanged as described above.

Conditions

     The obligations of AGV to consummate the Merger are subject to the satisfaction of the following conditions: (i) the accuracy of the representations and warranties of Nucleus contained in the Merger Agreement at and as of the date of closing under the Merger Agreement (the "Closing Date");
(ii) Nucleus having performed and complied with all of its covenants contained in the Merger Agreement in all material respects on or before the Closing Date;
(iii) AGV having received from each person or entity who may be deemed an affiliate of Nucleus a duly executed affiliates agreement, which such affiliate agrees not to offer to sell, sell or otherwise dispose of any shares of AGV Common Stock issued in the Merger, except pursuant to an effective registration statement or in compliance with Rules 144 or 145 as amended; (iv) no action, suit, or proceeding being pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by the Merger Agreement, (B) cause any of the transactions contemplated by the Merger Agreement to be rescinded following consummation, (C) affect adversely the right of AGV to own the former assets, to operate the former businesses, and to control the former subsidiaries of Nucleus, or (D) affect adversely the right of any of the former subsidiaries of Nucleus to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect); (v) Nucleus having delivered to AGV a certificate to the effect that certain conditions to the Merger Agreement have been satisfied; (vi) the Merger Agreement having been approved by the stockholders of AGV; (vii) AGV having received an opinion from counsel to Nucleus as to certain matters; and (viii) all actions to be taken by Nucleus in connection with consummation of the transactions contemplated by the Merger Agreement and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated thereby being reasonably satisfactory in form and substance to AGV.

     AGV may waive any condition specified in the Merger Agreement if it executes a writing so stating at or prior to the Closing.

     The obligations of Nucleus to consummate the Merger are subject to the satisfaction of the following conditions: (i) the accuracy of the representations and warranties of AGV contained in the Merger Agreement at and as of the Closing Date; (ii) AGV having performed and complied with all of its covenants contained in the Merger Agreement in all material respects on or before the Closing Date; (iii) no action, suit, or proceeding being pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by the Merger Agreement, (B) cause any of the transactions contemplated by the Merger Agreement to be rescinded following consummation, (C) affect adversely the right of AGV to own the former assets, to operate the former businesses, and to control the former subsidiaries of Nucleus, or (D) affect adversely the right of any of the former subsidiaries of Nucleus to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect); (iv) AGV having delivered to Nucleus a certificate to the effect that certain conditions to the Merger Agreement have been satisfied; (v) Nucleus having received an opinion as to certain matters from counsel to AGV;
(vi) the By-Laws of AGV having been amended to provide for up to ten directors; and (vii) all actions to be taken by AGV in connection with consummation of the transactions contemplated by the Merger Agreement and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated thereby being reasonably satisfactory in form and substance to Nucleus.

     Nucleus may waive any condition specified in the Merger Agreement if it executes a writing so stating at or prior to the Closing.

Termination

     The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after the approval of the stockholders of AGV under the circumstances described below.


     Either AGV or Nucleus may terminate the Merger Agreement if: (i) the Effective Time has not occurred by February 28, 1999; (ii) the consent of the other party is given; or (iii) AGV fails to obtain stockholder approval of the Meeting.

     AGV may terminate the Merger Agreement if: (i) Nucleus has breached the Merger Agreement so that the conditions relating to representations and warranties or covenants have not been satisfied and this breach has not been cured within 30 days after the notice of breach; or (ii) if the closing shall not have occurred on or before February 28, 1999, by reason of the failure of any condition precedent to AGV's obligations thereunder (unless the failure results primarily from AGV breaching any representation, warranty or covenant contained in the Merger Agreement).

     Nucleus may terminate the Merger Agreement if: (i) AGV has breached the Merger Agreement so that the conditions relating to representations and warranties or covenants have not been satisfied and this breach has not been cured within 30 days after notice of breach; or (ii) if the closing shall not have occurred on or before February 28, 1999, by reason of the failure of any condition precedent to Nucleus's obligation thereunder (unless the failure results primarily from Nucleus breaching any representation, warranty or covenant contained in the Merger Agreement), or (iii) in the event Nucleus's
Board of Directors conclude that termination would be in the best interest of Nucleus and its stockholder.


Expenses

     In the event of termination of the Merger Agreement, each party will bear its own fees and expenses in connection with the Merger.

Acquisition Proposals; No Solicitation

     Nucleus has agreed that it will not (and will not cause or permit any of its subsidiaries to) solicit, initiate, or encourage the submission of any proposal or offer from any Person (as defined) relating to the acquisition of all or substantially all of the capital stock or assets of any of Nucleus or its subsidiaries (including any acquisition structured as a merger, consolidation, or share exchange); provided, however, that Nucleus, its subsidiaries, and their directors and officers will remain free to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing to the extent their fiduciary duties may require. Nucleus is required to notify AGV immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

     AGV has agreed that it will not (and will not cause or permit any of its subsidiaries to) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of all or substantially all of the capital stock or assets of any of AGV or its subsidiaries (including any acquisition structured as a merger, consolidation, or share exchange); provided, however, that AGV, its subsidiaries, and their directors and officers will remain free to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by and Person to do or seek any of the extent their fiduciary duties may require. AGV is required to notify Nucleus immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

Conduct of Business Pending Merger

     AGV and Nucleus have agreed to conduct their respective businesses in the ordinary course pending the Merger and have agreed not to and (where applicable) not to permit their respective subsidiaries to:

     (i) authorize or effect any change in their charter or bylaws;

     (ii) grant any options, warrants, or other rights to purchase or obtain any of their capital stock or issue, sell, or otherwise dispose of any of their capital stock (except upon the conversion or exercise of options, warrants, and other rights currently outstanding);

     (iii) declare, set aside, or pay any dividend or distribution with respect to their capital stock (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of their capital stock;

     (iv) issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation outside the ordinary course of business;

     (v) impose any Security Interest (as defined) upon any of their assets outside the ordinary course of business;

     (vi) make any capital investment in, make any loan to, or acquire the securities or assets of any other Person (as defined) outside the ordinary course of business;

     (vii) make any change in employment terms for any of their directors, officers, and employees outside the ordinary course of business; or

     (viii) commit to any of the foregoing.

     AGV and Nucleus have also agreed to give each other reasonable access to their respective books and records. Each has agreed to give the other notice of specified material events and prior notice of any press release or public announcement and to consult with the other before issuing any press release or making public announcements relating to the Merger.

     Both Nucleus and AGV have agreed to use their reasonable best efforts to satisfy or cause to be satisfied all of the conditions to the Merger and to cause the transactions contemplated by the Merger Agreement to be consummated. Nucleus has also agreed to use its best efforts to obtain from each "affiliate" (as used in Rule 145 under the Securities Act) an agreement to comply with applicable provisions of the Securities Act.

Directors' and Officers' Indemnification

     The Merger Agreement provides that, after the Effective Time, AGV, as the surviving corporation will indemnify defend and hold harmless to the full extent a corporation is permitted under the General Corporation Law of the State of Nevada to indemnify its own directors, officers and agents, each person who is now, or has been at any time prior to the date of the Merger Agreement or who becomes prior to the Effective Time, an officer or director of Nucleus or, for purposes of clause (ii), certain agents of Nucleus, acting in connection with the negotiation, execution and delivery of the Merger Agreement and the consummation of the Merger ("Indemnified Parties"), against (i) all losses, claims, damages, costs, reasonable expenses, liabilities or judgments or amounts ("Indemnified Liabilities") of or in connection with any claim, action, suit proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of Nucleus, whether pertaining to any matter existing now or occurring at or prior to the Effective Time and whether asserted or claimed prior to, at, or after the Effective Time, and (ii) all Indemnified Liabilities based in whole or in part on, arising in whole or in part out of or pertaining to the Merger Agreement or the Merger, including without limitation, any act or omission of the officers and directors of Nucleus in the negotiation, execution and delivery of the Merger Agreement and the consummation of the Merger.

Representations and Warranties

     In the Merger Agreement, Nucleus and AGV have made certain representations and warranties concerning corporate existence and power, corporate authorization, governmental consents and approvals, non-contravention of agreements and instruments, financial statements, absence of certain changes, absence of undisclosed liabilities, compliance with laws, broker's fees, and continuity of business enterprise. In addition, AGV has made certain representations and warranties concerning filings with the Commission.

Amendments and Waivers

     Any term of the Merger Agreement may be amended and the observance of any term of the Merger Agreement may be waived, by a writing signed by both parties, provided, however, that any amendment effected subsequent to stockholder approval will be subject to the restrictions contained in Illinois and Nevada Law.

Rights of Dissenting Stockholders

     AGV stockholders will not have appraisal rights in connection with the Merger.


     The holder of Nucleus Common Stock had the right to dissent with respect to the Merger, however, such holder has notified Nucleus that it has waived its dissenter's right.

              UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

     The following unaudited pro forma condensed combined statements of operations of American General Ventures, Inc. gives effect to the proposed merger of AGV and Nucleus as if such transaction occurred at the beginning of each period presented. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 1997 is derived from the audited statements of operations of AGV and Nucleus. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 1998 is derived from the unaudited statements of operations of AGV and Nucleus.

     The unaudited pro forma condensed combined balance sheet at September 30, 1998 gives effect to the proposed Merger of AGV and Nucleus as if such transaction occurred on September 30, 1998. The unaudited pro forma condensed combined balance sheet is derived from the unaudited historical balance sheet of AGV and Nucleus as of September 30, 1998.

     The unaudited pro forma condensed combined financial data do not reflect the effects of any anticipated changes to be made by AGV in its operations from the historical operations, are presented for informational purposes only and should not be construed to be indicating (i) the results of operations or the financial position of AGV that actually would have occurred had the proposed merger been consummated as of the dates indicated or (ii) the results of operation or the financial position of AGV in the future. The numbers herein have been adjusted retroactively to reflect AGV's 1-for-10 reverse stock split, which became effective on December 11, 1998.

     The following pro forma condensed combined financial data and notes are qualified in their entirety by reference to, and should be read in conjunction with, "Managements Discussion and Analysis of Financial Condition and Results of Operation," the consolidated financial statements and notes thereto of AGV and Nucleus and other historical information included elsewhere in this proxy.



                         AMERICAN GENERAL VENTURES, INC.
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1998



ASSETS
------                                           AGV          Nucleus    Pro Forma(1)
                                                 ---          -------    ------------
Current Assets                                      (Historical)
  Cash                                        $   61,781    $   10,657    $   72,438
  Accounts receivable - Billed                    21,466       241,550       263,016
  Accounts receivable - Unbilled                    --         208,593       208,593
  Inventory                                      177,057          --         177,057
  Due from shareholder                              --         108,563       108,563
  Other current assets                              --          48,700        48,700
                                              ----------    ----------    ----------

        Total current assets                     260,304       618,063       878,367
                                              ----------    ----------    ----------

Property, plant and equipment, net                33,576        37,123        70,699
                                              ----------    ----------    ----------


Goodwill, net                                     20,794          --          20,794
                                              ----------    ----------    ----------


        Total assets                          $  314,674    $  655,186    $  969,860
                                              ==========    ==========    ==========


LIABILITIES AND STOCKHOLDERS' DEFICIT
-------------------------------------


Current Liabilities:
  Notes payable to related party              $  172,215    $     --      $  172,215
  Accounts payable                               116,287       533,517       649,804
  Accrued expenses                                11,437       336,336       347,773
                                              ----------    ----------    ----------

         Total current liabilities               299,939       869,853     1,169,792
                                              ----------    ----------     ---------

Long Term Liabilities                            104,169                     104,169

Stockholders' deficit:
  Common stock and paid in capital             2,624,844         3,000     2,627,844
  Accumulated deficit                         (2,714,278)     (217,667)   (2,931,945)
                                              ----------    ----------    ----------

        Total stockholders' deficit              (89,434)     (214,667)     (304,101)
                                              ----------    ----------    ----------

        Total liabilities and stockholders'
        deficit                               $  314,674    $  655,186   $   969,860
                                              ==========    ==========    ==========




                                       38



                                                     AMERICAN GENERAL VENTURES, INC. (1)
                                     UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS


                                                      Nine months ended September 30
                        ------------------------------------------------------------------------------------------------
                                          1997                                              1998
                        ------------------------------------------------   ---------------------------------------------

                        AGV              NUCLEUS(2)      PRO FORMA(3)      AGV               NUCLEUS        PRO FORMA(3)
                        ---              -------         ------------      ---             ----------        ------------
                                (HISTORICAL)                                       (HISTORICAL)
Sales                   $   717,961             --        $   717,961      $   579,472      $ 2,114,153      $ 2,693,625
                        -----------      -----------      -----------      -----------      -----------      -----------

Cost of sales               574,494             --            574,494          465,848        1,427,128        1,892,976

Selling and
marketing
expenses                     10,826             --             10,826            6,801          187,752          194,553

Research and
development
expenses                       --            200,673          200,673              --            39,264           39,264

General and
administratives
expenses                    257,582            2,308          259,890          163,242          481,155          644,397
                        -----------      -----------      -----------      -----------      -----------      -----------

(Loss) from
operations                 (124,941)        (202,981)        (327,922)         (56,419)         (21,146)         (77,565)

Other income
(expense)                      --               --               --             (4,987)         100,697           95,710
                        -----------      -----------      -----------      -----------      -----------      -----------

Net income (loss)(5)    $  (124,941)     $  (202,981)     $  (327,922)     $   (61,406)     $    79,551      $    18,145
                        ===========      ===========      ===========      ===========      ===========      ===========


Diluted earnings (loss)
per share - (4)         $     (0.13)     $   (202.98)     $     (0.08)     $     (0.06)     $     79.55      $      0.00
                        ===========      ===========      ===========      ===========      ===========      ===========

Diluted weighted
average shares
outstanding                 954,722            1,000        3,903,116         1,109,513            1,000        6,416,622
                        ===========      ===========      ===========      ============      ===========      ===========





                                                            39

                                  NUCLEUS, INC.
                                FORMERLY KNOWN AS
                         AMERICAN GENERAL VENTURES, INC.
        (UNAUDITED) PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS



                                             Year ended December 31, 1997
                                     -------------------------------------------
                                          AGV         NUCLEUS(2)    PRO FORMA(3)
                                      -----------    ------------   ------------
                                              (HISTORICAL)

Sales                                 $   721,745    $   956,810    $ 1,678,555
                                      -----------    -----------    -----------

Costs of sales                            690,064        672,343      1,362,407

Selling and marketing
expenses                                   15,948         86,000        101,948


Research and development
expenses                                     --          248,690        248,690


General and administrative
expenses                                  413,264        246,995        660,259
                                      -----------    -----------    -----------



Loss from operations                     (397,531)      (297,218)      (694,749)


Other expenses                            (33,390)          --          (33,390)
                                      -----------    -----------    -----------

Net loss                              $  (430,921)   $  (297,218)   $  (728,139)
                                      ===========    ===========    ===========


Loss per share -
basic and diluted(4)                  $     (0.45)   $   (297.22)   $     (0.16)
                                      ===========    ===========    ===========

Weighted average
shares outstanding -
basic and diluted(4)                      950,622          1,000      4,488,695
                                      ===========    ===========    ===========

                                  NUCLEUS, INC.
                                FORMERLY KNOWN AS
                         AMERICAN GENERAL VENTURES, INC.

         Notes to Unaudited Pro Forma Condensed Combined Financial Data



---------------------------


(1) On October 30, 1998 AGV and Nucleus entered into a definitive agreement and plan of merger (the "Agreement") providing for the merger of Nucleus with and into AGV. Under the terms of the Agreement, which was approved by the Board of Directors of both AGV and Nucleus, the holder of Nucleus Common Stock will receive 5,307.109 shares of AGV Common Stock for each of its 1,000 outstanding shares. Accordingly, the pro forma condensed combined balance sheet as of September 30, 1998 gives effect to the issuance of 5,307,109 AGV common shares and assumes the Merger with Nucleus will be accounted for as a pooling of interests.


(2) The historical results of operations of Nucleus for the nine months ended September 30, 1997 and year ended December 31, 1997 reflect the operations of Nucleus since April 30, 1997 (its inception).

(3) The pro forma condensed combined statements of operations gives effect to the Merger of AGV with Nucleus as if the merger occurred on January 1 of the period indicated and is accounted for as a pooling of interests and, accordingly, the historical results of operations are combined together.


(4) The pro forma weighted average shares outstanding for basic and diluted earnings (loss) per share gives effect to the issuance of 5,307.109 shares of AGV stock in exchange for each of the 1,000 shares of Nucleus stock outstanding for all periods presented, weighted for the period such shares were actually outstanding.


(5) No provision for income taxes has been included in the statement of operations for the nine months ended September 30, 1998 as the realization of previously unbenefitted net operating losses would generate an asset offestting the provision.

                              ELECTION OF DIRECTORS

     Four directors (constituting, along with Steven H. Walker and Adriann Belinne, the entire AGV Board) are to be elected at the Meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below, to serve until the next Annual Meeting of Stockholders of AGV and until their successors shall have been duly elected and shall qualify. In the event any of these nominees shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the AGV Board of Directors to replace the nominee. All nominees have consented to be named and have indicated their intent to serve if elected. The AGV Board has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the AGV Board will occur.

     The nominees are as follows:

Nominee                          Age
-------                          ---

John C. Paulsen (1)              35
Stephen Calk (1)                 34
Mark Fera (1)                    31
J. Theodore Hartley (1)          30


John C. Paulsen will, if elected director, serve as of Director, Chief Executive Officer, and President of AGV. Mr. Paulsen is currently Chairman of the Board of Directors and Chief Executive Officer of Nucleus. From 1990 to 1995, Mr. Paulsen served as President and Chairman of the Board of Directors of American Teletronics Long Distance, Inc., a reseller of long distance telecommunications services. From 1995 to 1997, Mr. Paulsen served as President and Chairman of the Board of Directors of MetroLink Communications, Inc., a long-distance carrier. See "Nucleus - Business."

Stephen Calk has since October 1995, been the president of Chicago Bancorp, Chicago's second largest private mortgage bank. Mr. Calk received a B.A. from the University of Illinois in 1988, and received a Master's Degree from the J.L. Kellogg Graduate School of Management at Northwestern University in 1998.

Mark Fera has been the Manager of Strategic Accounts of I2 Technologies, a software company. From 1993 to 1997, Mr. Fera was affiliated with Systems Software Associates, a software solutions company. Mr. Fera received a bachelor's degree from the University of Illinois in 1988.


J. Theodore Hartley currently serves as Executive Vice President and Chief Financial Officer. From 1997 to 1998, Mr. Hartley was an investment banker with Exvere Investment Banking, a merger and acquisition firm headquartered in Seattle, WA. From 1990 to 1997, Mr. Hartley held a variety of positions with Deloitte & Touche LLP (D&T), an international accounting and consulting firm. Most recently, he served in D&T's New York National Office providing merger and acquisition consulting services to Kohlberg, Kravis, Roberts and HFS Incorporated. Mr. Hartley is a certified public accountant and a graduate of Indiana University's Kelley School of Business.


(1) Pursuant to the Merger Agreement, Mr. Paulsen and the three persons designated by Mr. Paulsen - Mr. Calk, Mr. Fera and Mr. Hartley - have been nominated as directors of AGV.

                         AMERICAN GENERAL VENTURES, INC.


BUSINESS

General Overview


     The original purpose of AGV was to seek potential business ventures, which in the opinion of the management of AGV would provide a profit for AGV. Such involvement would be either as an acquisition of existing businesses or an acquisition of assets to establish a subsidiary business for AGV.


     On January 22, 1986, AGV signed a letter of intent with Aspen Medical Diagnostics, Inc. and Neuro Medical, Inc., both Utah Corporations, to acquire all of the stock of both of those companies in exchange for 1,000,000 shares of the common stock of AGV to the shareholders of each of the acquired companies or a total of 2,000,000 shares. Both acquired companies were in the business of establishing medical diagnostic facilities.

     On September 11, 1987, AGV acquired all of the stock of ACI Micro Systems, Inc., a Colorado Corporation. ACI Micro Systems, Inc. was in the business of manufacturing and selling micro computers.


     In January 1991, AGV incorporated Your ATTACHE, a wholly owned subsidiary. Your ATTACHE develops and sells licenses of powerful high speed computer systems that provides a mutually beneficial communication and interaction medium between suppliers and consumers. Your ATTACHE is not active and had no revenues in 1997. American General Ventures, Inc. changed its name to Nucleus, Inc. on December 8, 1998.


Industry Segments


     AGV has engaged in a single line of business since September 11, 1987, when AGV acquired ACI Micro Systems. AGV engages in the business of selling computers and computer accessories which are manufactured by third parties.


Narrative Description of Business

     AGV on January 29, 1986, acquired 100 percent of the outstanding stock of Neuro-Medical, Inc. (Neuro) and Aspen Medical Diagnostics, Inc. (Aspen), both Utah corporations. The letter of intent for said purchase was executed on the 22nd day of January, 1986. In exchange, AGV issued 1,000,000 of its restricted shares to the stockholders of Aspen and 1,000,000 of its restricted shares to the stockholders of Neuro.

     The business of Neuro and Aspen was to establish and operate neurological diagnostic centers that provide diagnostic testing for physicians and others in the medical community. The Company made available to the medical community the latest neurological testing and assessment equipment. The officers of AGV for eight years used the Brain Electrical Activity Mapping System (BEAM) which was developed at Harvard University Medical School. The officers of AGV selected the BEAM system because they believed that the system represented a significant advancement over alternative equipment being used for neurological testing in the overall treatment of patients. However, the technology faced resistance from the medical community which created a negative impact upon the growth of AGV. AGV ceased to operate its BEAM centers in 1993.

Current Operations


     AGV continues to operate ACI Micro Systems, Inc., (ACI), a Colorado Corporation, that sells computers and accessories which are manufactured by other parties.




Wal-Mart


     AGV has had two vendor agreements with Wal-Mart. The first agreement, entered into during August 1995, was a resale agreement for Wal-Mart to sell AGV computers in their retail stores. The agreement contained provisions which eventually proved disadvantageous to AGV.

     This initial agreement with Wal-Mart incorporated a "sale guarantee" from AGV to Wal-Mart which gave Wal-Mart customers 15 days to return a computer, for any reason. Wal-Mart, at its discretion, could either sell the computer again, or return it to AGV for a full refund, which was effected as a debit entry on amounts due AGV from Wal-Mart. The second component of the guarantee allowed Wal-Mart to return unsold computers to AGV for a full refund.

     AGV management and Wal-Mart's corporate buyer of computer products agreed that certain Wal-Mart stores were abusing the guarantee provisions. Individual Wal-Mart stores were directed by corporate staff to discontinue returning unsold computers to AGV for credit. This agreement was terminated by mutual agreement in April 1997.

     A subsequent agreement between the companies was signed in June, 1997. This agreement permitted AGV to sell its computers from Wal-Mart's website, Wal-Mart Online. There was no sale guarantee provision in the agreement, however the customer received the right to return the equipment within 15 days of purchase for a full refund. Customers experiencing problems after expiration of the 15 day period were directed to call AGV tech support. In instances where technical problems could not be corrected on a telephone call, the computer would be shipped to AGV for repair.

     Concerns were expressed by Wal-Mart regarding the quality of AGV's products and technical support, and by AGV regarding Wal-Mart's adherence to exclusivity provisions in the vendor agreement. AGV was also concerned with suspected violations by Wal-Mart of the 15 day return deadline policy. Due to these and other operational problems under the agreement, on October 30, 1998 both parties agreed to suspend sales until their problems could by resolved. As of this date a new agreement has not been consumated.

Proposed Operations

     ACI has developed a web site (www.availpc.com). ACI's web site is promoted by Hotmail, a wholly owned subsidiary of Microsoft. Hotmail is the world's largest e-mail provider with more than nine million members. ACI banner ads on Hotmail are presently eliciting an average of 600 hits per day. If the Hotmail customer chooses, he/she can be directly linked into ACI's web site. ACI offers a fully loaded computer (without monitor) for $599.00 on its web site.

The ACI Micro Computer Systems


     ACI Micro Systems, Inc., manufactures, through outsourcing, non-integrated circuitry computer systems that allows true upgradability. ACI presently has a capacity of assembling 15,000 computers per month.


Seasonality
     AGV's business is not considered seasonal.


Backlog
     As of December 31, 1998, AGV was able to fill all orders and did not have any backlog orders.


Competition

     AGV's sales operations faces stiff competition from existing manufacturers and sellers of computers. AGV has met the competition in the past with its niche in the computer industry. Through third party manufacturers, ACI is able to sell computers that will be assembled in America and still be competitive with computers built in foreign countries. AGV's computers are built in America giving AGV a competitive edge to resellers whose philosophy mirrors that of AGV. In addition to "Made in America" AGV sells computers with non-integrated circuitry that allows true upgradability and local service and support.

     ACI's BTO program has an advantage over the larger computer manufacturers because it gives the consumer more choices and lower prices. The customer is able to build a computer system for less than $1,000. This is not possible with some of the larger firms because their standard systems contain components that the consumer may not want. Limited choices resulted in higher prices for computer systems.

Research and Development

     Since its inception, AGV has spent $193,370 for company sponsored research and development of the Your ATTACHE concept.

Compliance with Environmental Regulations

     Management of AGV believe that compliance with federal, state, and local provisions regulating the discharge of materials into the environment or otherwise relating to the protection of the environment will have no material effect on the capital expenditures, earnings and competitive position of AGV.

Employees


     AGV employs a total of eight persons: a chief executive officer, a secretary/treasurer, a chief technology officer, a part-time accountant, and four part time technicians and/or assemblers.


Foreign Operations

     AGV had no foreign  operations or export sales during fiscal year 1997.

Properties

     AGV currently occupies approximately 2,000 square feet at 3650 Austin Bluffs Parkway, Suite 138, Colorado Springs, Colorado. AGV pays $2,110 plus utilities for rent for the Austin Bluffs facility. The lease for the Austin Bluffs space will continue until May 1, 1999. AGV has two five year options on the Austin Bluffs space.

Legal Proceedings

     Two suppliers have recently made demands for payment. Daytek alleges $27,000 is due and Altura PC Systems claims $21,350 is due. Both claims are in dispute. Negotiations will likely result in settlement of both at reduced amounts.


     The Company's subsidiary, ACI Micro Systems, Inc. has been sued by the California IC for $27,500 for goods and services. A settlement agreement has been reached and AGV believes no further legal action will be taken.

                  AGV'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATION

Results of Operations

July 1, 1998 to September 30, 1998

     AGV's primary business and source of revenue is derived from sales by its wholly owned subsidiary ACI Micro Systems, Inc.


     The primary cost component of revenues is the cost of the assembled computer system. Other costs are typical selling, general and administrative expenses, i.e., salaries, rent, and utilities. Advertising related to online sales was variable, with $5.00 paid to Hotmail for each system sold as a result of the customer being directed by Hotmail to the AGV website.


     During the period from July 1, 1998 through September 30, 1998 AGV revenues were $385,961 compared with $109,385 for the same period in 1997. The increase in revenues was due to AGV's subsidiary ACI Micro Systems, Inc. restructuring its strategy by concentrating on web site online sales. In addition to selling its products through Wal-Mart Online, AGV developed its own web site offering its branded computers at extremely competitive price points. The combination of sales through Wal-Mart Online and AGV's web site increased its computer sales by more than 350 percent.

     Net income for this period was $35,856 compared to a loss of ($50,401) for the same period in 1997. The increase in income was due to the increase in sales generated through Wal-Mart Online and AGV's web site. During this current period Wal-Mart Online introduced AGV's build to order (BTO) computer. The BTO accounted for an eighty percent increase in sales generated by Wal-Mart Online.

     The increase in profits was also due to AGV reducing its costs incurred by returns from Wal-Mart retail outlets. AGV's strategy of marketing its product solely through the internet has proven effective in reducing returns.

     AGV's sales through its own web site were nearly sixty percent of its revenues. AGV's success in online sales is directly correlated to its banner ads that ran on Hotmail, the world's largest free e-mail company that was recently acquired by Microsoft. AGV continues to use Hotmail to advertise its products, but plans to expand its banner ads on additional web site promoters and expects that the additional exposure will result in increased revenues and profits.

     ACI and Wal-Mart terminated their business relationship effective October 1998; consequently, results of operations for the period July 1, 1998 to September 30, 1998 or for any previous period should not be relied upon as indicative of results of operations for any future period.


     While the termination of the Wal-Mart vendor agreement eliminated a source of revenues, management anticipates that, due to the low margins and high servicing costs (due to the lack of adherence to the 15 day return policy) associated with Wal-Mart sales, no negative impact on results of operations and liquidity should result.

Customer Service and Returns

     AGV provides customer service at levels generally considered normal for the industry. The reduction of returns has no material impact on customer service, as the returns bypassed customer service because they were typically unsold computers being returned for credit. The 15 day return policy ended with the termination of the Wal-Mart agreements on October 30, 1998.


March 31 to June 30, 1998
-------------------------

     During the period from April 1, 1998 through June 30, 1998 AGV revenues were $120,318 compared to $310,727 for the same period in 1997. The decrease in revenues was due to decreased orders for computers and accessories from Wal-Mart.

January 1, 1998 to March 31, 1998
---------------------------------

     From January 1, 1998 through March 31, 1998 AGV's revenues were $73,193 compared with $297,849 for the same period a year ago. AGV had a loss of $54,363 for this period compared to a loss of ($42,533) for the same period a year ago. The loss was due to a decrease in revenues from AGV's decision to sell its products only through Wal-Mart Online (www.Wal-Mart.com) and not in Wal-Mart's retail stores.

Year Ended December 31, 1997 and Year Ended December 31, 1998
-------------------------------------------------------------

     AGV had a net loss of ($430,921) for the year ended December 31, 1997 compared to a net loss of ($723,911) for the year ended December 31, 1996.


     Revenues from overall operations for the year ended December 31, 1997 decreased by $676,105 from the year ended December 31, 1996. The decrease in sales was primarily due to AGV's change from selling its product from Wal-Mart retail stores to Wal-Mart Online, and due to Wal-Mart's Online site being in the development stage at that time. There were two months that no sales were made to either the Wal-Mart retail stores or through Wal-Mart Online.


     Cost of sales as a percentage of sales for ACI was 95 percent compared to 98 percent for the cost of sales in 1996. The decrease in the percentage of the cost of goods was due to Wal-Mart returning fewer unsold computers in 1997 than in 1996, and AGV's decision to sell products through Wal-Mart Online instead of Wal-Mart retail stores. While returns due to defective product are minimal, ACI had a guaranteed-sale provisions with Wal- Mart and agreed to take back unsold computers at the original invoice amount. The vast fluctuation in prices of computer components causes the percentage of the cost of goods to rise if the computers are returned several months after they are originally sold.

     Selling, general and administrative expenses were $429,212 for 1997 compared with $701,032 for 1996. AGV reduced its selling, general and administrative by 39 percent in 1997. AGV was able to decrease its selling general and administrative expenses by focusing on Internet sales and reducing sales to retail stores.


     The loss per share in 1997 was ($.04) compared to a loss per share of ($.08) in 1996. The shareholder equity deficit was reduced from ($510,632) in 1996 to ($211,490) in 1997 or $299,142. The deficit reductions were due to additional paid in capital for common shares and by the President of AGV, Steven
H. Walker, converting $500,000 of debt owing him to equity.

Year End December 31, 1996 and Year Ended December 31, 1995
-----------------------------------------------------------

     AGV had a not loss of ($723.911) for the year ended December 31, 1996 compared to a gain of $74,020 for the year ended December 31, 1995.

     Revenues from overall operations for the year ended December 31, 1996 increased by $411,871 or 42 percent over the year ended December 31, 1995. The increase in sales was primarily due to AGV expansion from selling its product in eight Wal-Mart stores to 70 stores by years end.

     Cost of sales as a percentage of sales for ACI was 98 percent compared to 70 percent for the cost of sales in 1995. The increase in the percentage of the cost of goods was due to Wal-Mart returning unsold computers. While returns due to defective product is minimal, ACI had a guaranteed-sale provision with Wal-Mart and agreed to take back unsold computers at the original invoice amount. The vast fluctuation in prices of computer components causes the percentage of the cost of goods to rise if the computers are returned several months after they are originally purchased.

     Selling, general and administrative expenses were 50 percent of sales compared with 23 percent in 1995. The increase was mainly due to increased expenses incurred by the rapid expansion of doing business with eight Wal-Mart stores in 1995, to 70 stores by the end of 1996.

Liquidity and Capital Resources

September 30, 1998
------------------


     Working capital at September 30, 1998 (current assets at less current liabilities) totaled ($39,635) compared to $163,634 at June 30, 1997.


     The decrease in working capital was due to a decrease in inventory and an increase in short term debt to its President Steven H. Walker. In 1997, Dr. Walker converted $500,000 of AGV's debt owed to him to equity. He accepted AGV's commons stock at $1.00 per shares to reduce the debt. In 1998, Dr. Walker deferred his salary and loaned AGV additional funds to pay off debts owed to vendors reducing AGV's accounts payable to vendors by more than $80,000.

December 31, 1997
-----------------


     The ratio of current assets to current liabilities for year ending December 31, 1997 was .58 compared to .87 for 1996. Actual working capital for the year ended December 1997 was ($142,243) compared to ($140,544) at December 31, 1996. The decrease in working capital was primarily due to an increase in liabilities that came from increases in payables due to the return of products from Wal-Mart retail stores. In October 1998, ACI and Wal-Mart terminated their business relationship.


     AGV currently has no commitments for capital expenditures.

     AGV believes that its remaining cash resources as of September 30, 1998 together with cash generated from operations, will be sufficient to fund AGV's operations through 1999. There can, however, be no assurance that sufficient cash will be generated from operations or that unanticipated events requiring the expenditure of funds will not occur. The satisfaction of AGV's cash requirements after 1999 will depend in large part on AGV being able to generate sufficient cash from operations and AGV's ability to obtain additional equity investments.

     AGV expects to seek, from time to time, additional sources of funds, the form of which will vary depending upon prevailing market and other conditions and may include short or long-term borrowing or the issuance of debt or equity securities. However, there can be no assurance that AGV will be able to obtain additional funds or, if such funds are available, that such funding will be on favorable terms.


     On October 30, 1998 AGV and Nucleus entered into the Merger Agreement providing for the merger of Nucleus into AGV. Under the terms of the Merger Agreement, holders of Nucleus Common Stock will receive 5,307.109 Shares of AGV Common Stock, having a market value of $___ based on the ________________ closing price of AGV Common Stock for each of their shares. The Merger is intended to qualify as a tax-free reorganization, as permitted by the Code and a "pooling of interests" for accounting and financial reporting purposes. Completion of the transaction is subject to among other things, the approval of AGV's stockholders and other conditions.

Year 2000 Compliance
--------------------

     For a discussion of Year 2000 compliance and related issues subsequent to the Merger, reference is made to "Nucleus' Management's Discussion and Analysis of Financial Condition - Year 2000 Compliance."



EXECUTIVE OFFICERS AND DIRECTORS

     The executive and directors officers of AGV are currently as follows:


Name                     Position held with AGV               Age      Dates of Service
----                     ----------------------               ---      ----------------

Steven H. Walker         President, Chairman of the Board     59       1985 - 1997
                         of Directors, and Chief Executive
                         Officer and Director

Christopher S. Walker    Secretary, Treasurer, Chief          28       1996 - 1997
                         Operating Officer and Director

Adriann Belinne          Director                             34          1998



     If the Merger is approved by the stockholders, and the four directors named previously are elected, the executive officers and other key personnel of AGV will be as follows:


Name                       Position held with AGV
----                       ----------------------

John C. Paulsen            Chief Executive Officer
J. Theodore Hartley        Executive Vice President and Chief Financial Officer
Steven H. Walker           Vice President of Business Development


Steven H. Walker, has been President, Chairman of the Board of Directors and Chief Executive Officer of AGV since January 1986 and has been Vice President and Chairman of the Board of Neuro-Medical, Inc. and President and Chairman of the Board of Aspen Medical Diagnostics, Inc. since 1983 and 1984 respectively. Mr. Walker is also a licensed psychologist who was in private practice for 15 years. Mr. Walker is a past president of the El Paso County Psychological Society. Mr. Walker received a Ph.D. from the University of Wyoming in 1972.

Christopher S. Walker, has been Secretary, Treasurer, Director, and Chief Operating Officer since August 1996. He has been an employee of the Company since 1988 and has held positions of Transfer Agent and Marketing Director. Mr. Walker received a Bachelor of Science degree in Business Administration from the University of Northern Colorado in 1990.

Adriann Belinne has been a director of AGV since October 1998. Since January, 1998, Mr. Belinne has been serving as senior manager of international and business development (Hotmail) at Microsoft, Inc. From June 1995 to September 1995 and from May 1996 to September 1997 Mr. Belinne served as an associate of management consulting at McKinsey & Co., Inc. From September 1997 to January 1998, Mr. Belinne was a senior manager of business development at Hotmail Corp. In 1991, Mr. Belinne founded and until 1994, served as President of Christmas Concepts, a start-up service company in Oklahoma City, Oklahoma. Mr. Belinne received a B.S. from the United States Air Force Academy in 1986 and an M.B.A. from the Wharton School in 1996.


For the background of John C. Paulsen and J. Theodore Hartley, see "Election of AGV Directors."


EXECUTIVE COMPENSATION

     The following table shows all the cash compensation paid or to be paid by AGV or its subsidiary as well as certain other compensation paid or accrued, during the fiscal years indicated, to the President and Chief Executive Officer and the other executive officer of AGV for such periods in all capacities in which they served.

                           SUMMARY COMPENSATION TABLE

                               Annual Compensation


Name and                      Fiscal
Principal Position             Year           Salary ($)         Bonus($)(1)
------------------             ----           ----------         -----------

Steven H. Walker               1997            $ 63,000               0

President and Chief            1996            $ 63,000               0

Executive Officer              1995            $ 63,000               0



Christopher W. Walker          1997            $ 26,400               0

Secretary, Treasurer           1996            $ 26,400               0

and Chief Operating Officer    1995            $ 26,400               0


------------------------

(1) Mr. Steven H. Walker was entitled to a bonus in the amount of 10% of any net profits of AGV. No bonuses were paid in the years indicated. The contingent bonus arrangement has been discontinued.


                 OPTION GRANTS OR EXERCISES IN LAST FISCAL YEAR

     No options were granted or exercised by the named executive officers in the last fiscal year.

Compensation of Directors

     Directors of AGV do not receive any cash or other compensation for their services as directors. There is no stock option or stock compensation plan for outside directors.

MARKET PRICES OF AGV COMMON STOCK; DIVIDENDS


     AGV Common Stock is reported by NASD on the Over-the-Counter Electronic Bulletin Board (OTC-BB) market under the symbol AMGV. The following table sets forth for the periods indicated the high and low bid quotations per share of AGV Common Stock from January 1, 1997 through ____________, 1999 as reported by NASDAQ. The quotations, which reflect prices among dealers, do not reflect retail markups, markdowns, or other fees or commissions, and do not necessarily represent actual transactions. These prices have been adjusted to reflect a one-for-ten reverse stock split effective December 11, 1998.

                                                 High Bid         Low Bid
                                                 --------         -------

1997

First Quarter                                      $4.60           $1.50

Second Quarter                                     $5.60           $1.50

Third Quarter                                      $4.30           $2.10

Fourth Quarter                                     $2.80           $2.50



1998

First Quarter                                      $2.90            $2.20

Second Quarter                                     $3.20            $2.60

Third Quarter                                      $3.30            $3.10

Fourth Quarter (Through November 13th,1998)        $2.50            $2.10

     The   number  of   stockholders   of  record   of  AGV   Common   Stock  on
_______________, 1999 was approximately 1,200.


     AGV has never declared or paid a cash dividend on its AGV Common Stock and it is not expected that cash dividends will be paid to the holders of AGV Common Stock in the foreseeable future.

BENEFICIAL OWNERSHIP OF AGV COMMON STOCK

     The following table sets forth information, as of November 30, 1998, regarding the beneficial ownership (as defined by the Commission) of AGV Common Stock of (i) each person known by AGV to own beneficially more than five percent of outstanding AGV Common Stock; (i) each director and nominee for director of AGV; (iii) each executive officer named in the Summary Compensation Table; and
(iv) all directors and executive officers of AGV as a group. Except as otherwise specified, the named beneficial owner has sole voting and investment power over the shares listed.


                                     Amount and
                                     Nature of                                Amount of
                                     Beneficial           Percentage of       Beneficial           Percentage of
                                      Ownership           Common Stock      Ownership After        Common Stock
Name of Beneficial Owner            Before Merger         Before Merger         Merger            After Merger (1)
------------------------            -------------         -------------         ------            ----------------



Steven H. Walker                       497,540(2)             44.0%            497,540(2)              7.7%
3650 Austin Bluffs Parkway
Colorado Springs, CO 80918

Christopher S. Walker                  196,880(3)             17.4%            196,880(3)              3.1%
3650 Austin Bluffs Parkway
Colorado Springs, CO 80918

Adriann Belinne                        100,000(4)              8.1%            100,000(4)              1.6%
11 Stowe Lane
Menlo Park, California 94025

Jeffrey Frient                         100,000(4)              8.1%            100,000(4)              1.6%
828 Foxdale Avenue
Winnetka, Illinois 60093

CapitalOne, Inc.                             0                 0%            5,307,109                82.5%
150 North Michigan Avenue
Suite 3610
Chicago, Illinois 60601

John C. Paulsen                              0                 0%            5,307,109(5)             82.5%
150 North Michigan Avenue
Suite 3610
Chicago, Illinois 60601


Stephen Calk                                 0                 0                     0                 0
Chicago Bancorp
1640 North Wells
Chicago, Illinois 60614

Mark Fera                                    0                 0                     0                 0
1130 North Dearborn
Suite 302
Chicago, Illinois 60610


J. Theodore Hartley                          0                 0                     0                 0
150 North Michigan Avenue
Suite 3610
Chicago, Illinois

All directors and executive            794,420                64.6%          6,101,529                89.7%
offices as a group (3 persons
before Merger, 6 persons
after the Merger)

                                                               52


-----------------------


(1)  Based on 6,436,986 shares of AGV Common Stock outstanding after the Merger.

(2)  Includes 11,900 shares that may be purchased upon exercise of a warrant.

(3)  Includes 80,000 shares that may be purchased upon exercise of warrants.

(4)  Consists of 100,000 shares that may be purchased upon exercise of warrants.

(5) Beneficially owned by Mr. Paulsen as sole stockholder of CapitalOne Holdings, Inc.

(6)  Includes 191,900 shares that may be purchased upon exercise of warrants.



DESCRIPTION OF AGV CAPITAL STOCK


     AGV is authorized to issue 900,000,000 shares of AGV Common Stock, par value $.001 and 8,000,000 shares of AGV Preferred Stock no stated value. As of January 25, 1999, there were 1,129,827 shares of AGV Common Stock outstanding. The following brief description of the capital stock of AGV is qualified in its entirety by reference to AGV's Articles of Incorporation as amended copies of which are on file with the Commission.


Common Stock


     Holders of AGV Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders generally, except that with respect to the election of directors, stockholders are entitled to cumulate their vote for one or more directors, including the election of directors. Subject to the rights of holders of Preferred Stock, the holders of AGV Common Stock are entitled to receive such dividends as may be declared from time to time by the AGV Board out of funds legally available therefor, and in the event of liquidation, dissolution or winding up of AGV to share ratably in all assets remaining after payment of liabilities. The holders of AGV Common Stock have no preemptive or conversion rights and are not subject to further calls or assessments by AGV.


     Following the Merger, the Transfer Agent and Registrar for the AGV Common Stock will be Illinois Stock Transfer Company of Chicago, Illinois.

Preferred Stock

     The AGV Board has authority to issue Preferred Stock from time to time without stockholder approval in one or more series. The AGV Board is authorized with respect to any series of Preferred Stock to fix the designation, the number of shares, the voting powers, the conditions of the conversion privilege, if any, the terms and conditions of the redemption rights; if any, the rights upon liquidation, merger, consolidation, distribution or sale of assets and dissolution or winding-up, the dividend rate and whether dividends shall be cumulative, and any other powers, preferences and relative, participating, optional and other rights and the qualifications, limitations and restrictions of such series. No shares of Preferred Stock are currently outstanding.


                           NUCLEUS HOLDING CORPORATION

BUSINESS

     Nucleus was incorporated in December of 1997, under the laws of the State of Illinois to act as a holding company for its companies, Alliance Net, Inc. d/b/a TelOne and Nucleus Data Source, Inc.("NDSI").

     Nucleus' current product offerings consist of "PC Express," a computer repair and upgrade business, "PC OnLine," a computer help desk, and "TelOne", a long distance reseller and acquirer of telecom assets. Nucleus also plans to continue developing "Checkbook," a website that intends to store, track, and present billing information over the Internet. However, "Checkbook" has not yet been fully developed into a technologically feasible product. See "Risk Factors
- Checkbook and Business Browser are Unproven Technologies."


Nucleus Product Line


     "PC Express" and "PC OnLine." The proliferation of computers has created a multitude of new business opportunities. The increase in the number of businesses and individuals using software, hardware, and the Internet on a daily basis has created demand for goods and services related to this usage. Nucleus is in the process of developing products and services to address this demand.

     "PC Express" provides a service in great demand. PC Express is sensitive to the need for quick, reliable, and cost-effective repair, maintenance, and upgrade services. The approach of PC Express is to establish long-term relationships with customers and encourage them to take advantage of decreasing processor and memory costs by upgrading existing computers. Nucleus believes that as the sophistication level of users increases, upgrade services will be in greater demand. By offering clients the choice of on-site repair or pick-up and delivery service, PC Express strives to ensure minimal disruption of the customer's activities.

     "PC OnLine" is a service designed to minimize the computer user's downtime. By providing reasonably priced help desk functionality, PC OnLine gives the user access to skilled technicians capable of solving many hardware, software, and configuration problems during a telephone session. This service also provides the technician with remote access to the user's computer. Diagnosis, program mending, software installation, and data recovery can all be performed as if the technician was at the user's site.

     "CheckBook." Management believes that its "CheckBook" system, when developed, will allow banks, subscribers, and vendor companies to transact business today at little or no cost. Management believes that its network, when developed, will be capable of handling a high volume of transactions with small, incremental costs to the financial institution or vendor companies, and will compare favorably with networks charging large fees and achieving limited success in market penetration or longevity. However, the technology supporting "Checkbook" has not yet been fully developed. See "Risk Factors - Checkbook and Business Browser are Unproven Technologies."


     "TelOne." Alliance Net, Inc. d/b/a TelOne obtained a small portion of its assets through the purchase of certain assets of two companies in which the Nucleus shareholder previously owned a minority interest, American Teletronics Long Distance, Inc. ("ATLD") and MetroLink Communications, Inc. ("MetroLink"), at a public sale in April 1998. Alliance Net, Inc. purchased certain inventory, office equipment and accounts receivable for $32,000. All cash collections of purchased accounts receivable are shared evenly between Alliance Net, Inc. and a secured creditor (Manatee Partners Limited Partnership) of both ATLD and MetroLink. ATLD was a long distance telecommunications reseller founded in 1990. In response to increasing pressure on margins, ATLD embarked on the development of a proprietary long distance telecommunications network via a joint venture with Teleport Communications Group ("Teleport"), headquartered in Staten Island, New York.

     Subsequent network problems of Teleport caused some resellers of the network to experience millions of dollars of unauthorized and uncollectible long distance usage. As a result, ATLD and MetroLink experienced financial difficulties, and a second secured creditor sought to place ATLD into involuntary bankruptcy. This action was subsequently dismissed by a bankruptcy judge because there was a lack of assets to be realized. Both ATLD and MetroLink ceased operations in August 1997. The public sale of the assets of these companies was held for the benefit of the first secured creditor of both companies. The assets were purchased by AllianceNet, Inc. for $32.000 plus 50% of all proceeds collected on outstanding debts of the corporations.


     TelOne currently resells telecommunications services, including long distance, cellular, personal communication services (PCS), and paging services. TelOne has a base of over 5,000 customers, generally small to medium-sized businesses. If the telecommunications needs of these customers change, TelOne is able to provide competitive services through the utilization of an effective distribution channel for suppliers of these services.

     TelOne's customers rely on TelOne to obtain the best quality telecommunication services at competitive pricing. TelOne's experience in the telecommunications resale industry has enabled it to become very effective in the acquisition of various telecommunication assets, such as customer bases and accounts receivable. In this dynamic business, opportunities continually arise. TelOne has the expertise to take advantage of these situations, as they occur.

How Each System Is Intended to Work

     Nucleus Computers. Management believes that Nucleus computers will provide clients with an expedient and cost-effective method of custom building PC workstations, networks, and software platforms using industry leader-manufactured components branded with the "Nucleus Computer" name. Customers will be able to pick and choose components over the Internet with which to build a suitable computer or select components with the assistance of a trained Nucleus technician.


     Nucleus currently assembles manufactured components in building its Nucleus branded computers. At present, Nucleus does not manufacture the components. Nucleus directly and indirectly employs A+ certified computer professionals and supplementary staff to assemble client computers.


     Nucleus "Business Browser." The "Business Browser" is being developed as a Nucleus-branded Internet access front-end tool that allows clients to directly access frequently used web sites via a simplified user interface. The browser will be segregated into seven sections, as follows: "CheckBook," a bill payment and presentment platform; "Business Services," a provider of links to host companies that perform general business services (i.e., Federal Express, UPS, Amazon, Monsterboard Com, etc.); "Travel" will provide clients with access to all major airlines' sites, hotel sites, and travel guides; the "News" category gives clients direct access to CNN, "Bloomberg Reports," "The Wallstreet Journal" NYSE, NASDAQ, etc.; "Entertainment" will provide clients with direct access to the latest theatrical events, trade shows, live feeds, lotteries, restaurants, etc.; and "Nucleus" will cover The Company's major product lines.

     Nucleus views the browser as an all-important factor in the sale of its Internet access products. The browser will be designed to be compatible with both Microsoft and Netscape. However, the technology supporting "Business Browser" has not yet been fully developed. See "Risk Factors - Checkbook and Business Browser are Unproven Technologies."

     "PC Express." "PC Express" provides clients with an expedient and cost-effective method to gain hardware service for their computer systems. Technicians, working in a centralized location, repair computers that are picked up and returned by Nucleus drivers. This process saves customers time and money by keeping the technicians' hourly rate charge tied to the actual time it takes to repair the computer and eliminates expensive charges for travel time. This process actually decreases a client's "down time" because technicians can get to the computer quicker than if a visit had to be scheduled.

     "PC OnLine." "PC OnLine" instantly brings Nucleus's office to the customer's desk, allowing certified technicians to remotely access a client's computer, at their request, via modem or the Internet, to diagnose, install, and repair software programs, operating systems, and data storage devices. Customers pay a per minute rate for technical support instead of the industry standard "hourly minimums." Windows and DOS operating systems will be supported initially by PC Online. NDSI expects to support Macintosh in 1999.

     "CheckBook." Management believes that "CheckBook" will provide a depository into which multiple vendors can cost-effectively download rated billing information via their existing bill-imaging systems. Customers can then retrieve this information along with an aging summary for each of their vendors. At this point, they can pay either all or a portion of their bills directly to the vendor company with a credit or debit card. Customers disputing a bill can then contact the appropriate vendor to receive a corrected bill or credit. In either case, both the vendor and customer can react quickly and efficiently. The technology supporting "CheckBook" has not yet been fully developed. See "Risk Factors - Checkbook and Business Browser are Unproven Technologies."

     "TelOne." TelOne acquires minutes of usage in bulk from the nations largest long distance, cellular, paging and local service providers. It then resells this usage to residential and small to medium sized businesses.

Telemarketing

     Nucleus' growth strategy includes the use of telemarketing services to obtain customers. This methodology will be utilized in contacting residential and commercial customers, and potential vendor company subscribers.

Billing Process

     PC Express. Fees for hardware are billed upon delivery, while revenues for service is billed and recognized as service is performed.

     PC OnLine. Clients are billed a fee of $.90 to $2.00 per minute based on the volume of minutes acquired. Typically, these charges are billed directly to the end user's credit card. Revenue is recognized based upon usage.

     CheckBook. The billing process will consist of charging subscribers an initial set-up fee of $4.95 and, thereafter, a monthly fee of $2.95 to be billed either directly to their credit card or automatically withdrawn from their bank account. This fee may be waived at Nucleus's discretion. Nucleus will not be involved in each CheckBook transaction other than to supply credit card or bank information to vendor companies.

     Management intends to bill vendor companies on a page-by-page basis. When a vendor company's billing information has been verified and posted to the website, a fee will be due with terms of Net-30 days. Nucleus will not be involved in the collection of vendor invoices. At this time, CheckBook's role will be that of a postman only. In other words, a primary focus of CheckBook will be to provide each subscriber with the ability to maintain control of how, when, and to whom a bill is paid.

     TelOne. TelOne's billing cycle begins when an account is sold by a TelOne sales representative or agent. After submitting the account to the Local Exchange Carrier and receipt of credit approval, the account is placed on the TelOne service provider's network. The account then generates local and long distance usage tracked by a call record reflecting that usage. TelOne receives and aggregates bills, due within 45 days, having received billing tapes from its service provider for all account usage. Approximately 3 business days later, individual bills are sent from TelOne's billing house to each TelOne customer. TelOne receipts are then sent to a lockbox by the customers. Approximately 85% of customer invoices are paid within 45 days.

Regulatory

     As the Internet becomes increasingly popular, it is possible that laws and regulations may be enacted that would cover issues of user privacy, pricing, content, characteristics, and quality of products and services.

     The intrastate local and long distance telecommunications operations of TelOne are subject to various state laws and regulations, including certification requirements. Generally, TelOne must obtain Certificates of Public Convenience and Necessity from the regulatory authorities in most states where it offers services, and, in most of these jurisdictions, it must file and obtain prior regulatory approval of tariffs for intrastate offerings. At present, TelOne can provide originating service to customers in 49 states. Of the states in which TelOne provides originating service, 38 have Public Utility Commissions that actively assert regulatory oversight of the services offered by TelOne.

     There can be no assurances that the regulatory authorities, in one or more states, or the FCC will not take action having an adverse effect on the business or financial condition of TelOne.


Employees
     Nucleus employs 14 full-time and 2 part-time employees.


Facilities


     Nucleus leases approximately 3,700 square feet of office space in Chicago, Illinois, under a lease agreement expiring December 30, 1999, with an unaffiliated third party. Nucleus believes its lease is at or below market rates. Nucleus's financial obligation for its facilities is approximately $5,900 per month.

     Nucleus utilizes a portion of the office space to assemble computers. Nucleus's present facilities are capable of handling four times Nucleus' present demand. Additional facilities and personnel will be necessary for additional growth.


NUCLEUS SELECTED FINANCIAL INFORMATION

     The following tables summarize certain selected financial data, which should be read in conjunction with Nucleus's consolidated financial statements and related notes and "Nucleus's Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Proxy Statement. The selected financial data set forth below as of December 31, 1997 and for the period from April 30, 1997 (inception) through December 31, 1997 were derived from Nucleus's audited financial statements. The selected financial data set forth below as of September 30, 1998 and for the period from inception to September 30, 1997 and the nine months ended September 30, 1998 were derived from Nucleus's unaudited financial statements which have been prepared on the same basis as the audited financial statements and in the opinion of management, include all adjustments, consisting of normal recurring adjustments necessary to present fairly the information set forth therein. The audited financial statements of Nucleus as of December 31, 1997 and for the period from April 30, 1997 through December 31, 1997 and the independent auditor's report thereon are included elsewhere in this Proxy Statement.



                                      Nucleus Holding Corporation


                                         April 30, 1997            April 30, 1997             Nine Months
                               (inception)  to December 31,  (inception) to September 30,  Ended September 30,
                                             1997                      1997                     1998
                                   ----------------------   ---------------------------   ------------------
Statement of Operations
Data:
Sales                                    $   956,810               $      --                 $ 2,114,153
                                         -----------               -----------               -----------


Cost of sales                                672,343                      --                   1,427,128

Selling and marketing
expenses                                      86,000                      --                     187,752

Research and development
expenses                                     248,690                   200,673                    39,264

General and
administrative expenses                      246,995                     2,308                   481,155
                                         -----------               -----------               -----------

Income (loss) from
operations                                  (297,218)                 (202,981)                  (21,146)

Other income (expense)                          --                        --                     100,697
                                         -----------               -----------               -----------

Net income (loss)                        $  (297,218)              $  (202,981)              $    79,551
                                         ===========               ===========               ===========
Earnings (loss) per share -
basic and diluted                        ($   297.22)              ($   202.98)              $     79.55
                                         ===========               ===========               ===========
Weighted average number
of shares outstanding -
basic and diluted                              1,000                     1,000                     1,000
                                         ===========               ===========               ===========

Other data:
Cash flows from:
Operating activities                     $  (226,521)              $  (139,352)              $   424,590
Investing activities                     $   (40,722)              $   (43,525)              $   (41,127)
Financing activities                     $   267,243               $   194,985               $  (327,806)



                                  As of December 31   As of September 30
                                  -----------------   ------------------
                                       1997(1)               1998
                                  -----------------   ------------------
Balance Sheet Data:

Working capital                       $(332,395)          $(251,790)
Total assets                          $ 689,482           $ 655,186
Long-term liabilities                 $    --             $    --
Accumulated deficit                   $(297,218)          $(217,667)
Stockholder's deficit                 $(294,218)          $(214,667)

(1)  Nucleus Holding Corporation commenced operations on April 30, 1997.



                                       58

NUCLEUS'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results of Operations

Nine Months Ended September 30, 1998 Compared to April 30, 1997 (inception) through September 30, 1997

Sales
-----

     Sales for the nine months ended September 30, 1998 totalled $2,114,153 and primarily consist of revenue from TelOne, which resells telecommunication services. TelOne did not have any revenues in 1997 during the same period because its operations had not yet commenced. Sales from PC Express, a new product line, which began operations during the second quarter of 1998, totalled approximately $65,000 for the nine months ended September 30, 1998.

Cost of Sales
-------------

     Cost of sales totalled $1,427,298 for the nine months ended September 30, 1998, or 67.5% of sales. Although cost of sales related to PC Express is less than that of Nucleus' other services offerings, predominantly all sales for the nine months ended September 30, 1998 related to the resale of long distance telephone services, for which cost of sales is approximately 68%. The cost of purchasing telecommunication services is Nucleus' vendor's cost plus 3%. Nucleus also pays a fee, equal to 3% of total billings, to a third party which performs billing services.

Selling and Marketing
---------------------


     Selling and marketing expenses as a percentage of sales were 8.9% for the nine months ended September 30, 1998, consistent with Nucleus results for the period from inception to December 31, 1997. Selling and marketing expenses consist of commissions payable to agents selling telecommunication services; consequently, in absolute dollars, selling and marketing expenses increase as sales increase.


Research and Development Expenses
---------------------------------


     Research and development expenses decreased $161,409 from $200,673, in 1997 to $39,264 in 1998 because Nucleus has been cautiously proceeding with the development of Checkbook. Subsequent to its original investment to design the Checkbook product, Nucleus has been focusing on other lines of business, including PC Express.


General and Administrative Expenses
-----------------------------------

     General and administrative expenses were not incurred in 1997 because Nucleus devoted its efforts to designing and developing Checkbook and PC Express.

Income from Operations
----------------------


     As described above, Nucleus had a full nine months of operations in 1998, compared to a period in 1997 in which it was investing in Checkbook.


Other Income
------------


     Other income in 1998 relates to cash receipts in excess of the purchase price of accounts receivable purchased from a bankrupt long-distance telecommunications reseller in which Nucleus' shareholder previously owned a minority interst. The agreement provides for Nucleus to receive 50% of all accounts receivable collected. Nucleus paid $32,000 to purchase the assets. Nucleus expects to collect at least an additional $46,400 over the next sixteen months based on signed collection agreements related to those receivables.

Net Income
----------


     As a result of proceeds received from the collection on bankrupt receivables, Nucleus generated net income for the nine months ended September 30, 1998 compared to a loss in 1997 which resulted from Nucleus' investment in Checkbook.


April 30, 1997 (inception) compared to December 31, 1997
--------------------------------------------------------


     Nucleus began the development of Checkbook in May 1997 and incurred a total of $248,690 in research and development costs for this product from inception to December 31, 1997. The product has not been determined to be technologically feasible as of December 31, 1997, or to date.


     In  October,  TelOne  began  reselling   long-distance   telecommunications
services. 100% of Nucleus sales in 1997 related to the resale of long-distance service.


     Nucleus incurred a net loss of $297,218 for the period from inception to December 31, 1997 as a result of its investment in research and development of Checkbook and start up costs of the TelOne operations. In addition, TelOne was only operational for three months.


Liquidity and Capital Resources
-------------------------------


     Working capital at September 30, 1998 totaled $(251,790) compared to $(332,395) on December 31, 1997. During 1997, Nucleus' shareholder advanced funds totaling $249,356 in the form of an unsecured, non-interest bearing loan due on demand, to provide liquidity for its operations. Such funding, in addition to cash generated from operations, has been sufficient to enable Nucleus to meet its obligations. Currently, Nucleus does not maintain any financing arrangement with any lending institution. As December 31, 1997, Nucleus owed its shareholder $249,356. During 1998, Nucleus repaid the shareholder loan. As of September 30, 1998, Nucleus had advanced $108,563 to the shareholder. This shareholder advance is unsecured, non-interest bearing and is expected to be repaid by March 31, 1999.

     Nucleus does not currently have any capital funding commitments. Funding for the next twelve months is expected to come from operations of the business. Additional investment in Checkbook will be limited by the funding provided by operations. The shareholder is willing to provide additional funding for liquidity purposes, if necessary. In addition, Nucleus may seek debt and equity financing to provide additional liquidity.


New Accounting Pronouncements
-----------------------------

     There are no recent accounting pronouncements which have not been adopted by Nucleus or which will be required to be adopted by Nucleus, which will have a significant effect on Nucleus' financial statements.

Year 2000 Compliance
--------------------

     The Year 2000 Issue. In the next year and a half, most large companies will face a potentially serious problem because many software applications and operational programs written in the past may not properly recognize calendar dates beginning in the Year 2000. This problem could force information systems to either shut down or provide incorrect data and information. Nucleus began the process of identifying the necessary changes to its computer programs and hardware as well as assessing the progress of its significant vendors in their remediation efforts in late 1997. The discussion below details Nucleus efforts to ensure Year 2000 compliance.

     Nucleus' State of Readiness. Nucleus has begun identifying and evaluating the readiness of its internal and third party informational and non-informational technology systems, which, if not Year 2000 compliant, could have a direct major impact to Nucleus.


     Nucleus' evaluation to date has identified the following areas which could be impacted: (i) third party bill processing, (ii) third party providers of long distance telephone services, and (iii) Nucleus' internal information technology environment.

     The Company is highly dependent on third party vendors to provide long distance telephone services and billing support. Actual telephone services and bill processing is provided by WilTel and Connect America, respectively. Nucleus is currently evaluating each of these third parties compliance with Year 2000 matters. Connect America has represented to Nucleus that it has replaced hardware which was not Year 2000 compliant in June 1998. Nucleus is planning to engage a third-party consultant to test Nucleus' internal systems and to test the systems and programs used by Connect America for their business with Nucleus.

     Based on its assessment and vendors' representations, Nucleus believes that the systems of its significant third party vendors of long distance telephone service and billing will be Year 2000 compliant before the year 2000.

    Nucleus operates in a PC-based environment, and relies entirely on third party software such as Microsoft OfficeSuite(TM), Quickbooks(TM) and Goldmine(TM). All Windows-based products such as Microsoft OfficeSuite(TM) have been certified by the vendor or checked for Y2000 compliance by Nucleus in-house staff. Certain other applications have not yet been tested or certified. Nucleus plans to engage a third-party consultant to perform additional in-house testing in February, 1999. Nucleus is currently running its financial systems on two parallel systems, one of which is one month in arrears. This is being done in order to provide a recent backup in the event of a major systems failure.


     The Risks of Nucleus' Year 2000 Issues. Nucleus believes the greatest Year 2000 compliance risk, in terms of magnitude, is that third party vendors may fail to complete remediation efforts in a timely manner and that telephone service and customer billing could be interrupted for a period of time. In a worst-case scenario, ConnectAmerica would not be able to capture billing data and WilTel would not be able to provide telephone services. If either situation were to occur, Nucleus would not have any revenues related to their telecommunications business. Nucleus is unable to predict the likelihood of this risk occurring.


     Costs of Year 2000 Compliance. Nucleus has spent approximately $1,000 to date investigating their Year 2000 compliance. Total costs for Year 2000 compliance are expected to be $5,000 or less.


     Contingency Plans. At this time, Nucleus fully expects to be Year 2000 compliant and is satisfied that its significant vendors are or will be compliant. While the Company fully expects all of its informational and non-informational technology systems to be compliant by the Year 2000, it is beginning to develop contingency plans in the event one or more of its identified areas of concern are not compliant. Nucleus does not believe that the total costs of such Year 2000 compliance activities will be material.

NUCLEUS STOCK


     All of the 1,000 outstanding shares of Nucleus Common Stock are held by CapitalOne Holdings, Inc., an Illinois corporation ("CapitalOne"). John C. Paulsen is the owner of all of the outstanding shares of CapitalOne.

                             STOCKHOLDER PROPOSALS


     In order for a stockholder proposal to be considered for inclusion in Nucleus's proxy statement and form of proxy relating to the 1999 Annual Meeting of Stockholders, the proposal must be received by Nucleus no later than June 23, 1999.


                         INDEPENDENT PUBLIC ACCOUNTANTS

     James A. Scheifley & Associates, P.C. have been the independent auditors for AGV since 1992. A representative of James A. Scheifley & Associates, P.C. will be available by teleconference at the AGV Meeting and will respond to appropriate questions from stockholders.


                                     EXPERTS


     The Consolidated Financial Statements of AGV at December 31, 1997 and for each of the years in the two year period ended December 31, 1997 included and incorporated in this Proxy Statement have been audited by James A. Scheifley & Associates, P.C. independent public accountants as indicated in their report with respect thereto and are included and incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.


     The consolidated financial statements of Nucleus Holding Corporation and subsidiaries as of December 31, 1997 and for the period from April 30, 1997 (inception) to December 31, 1997 included in this Proxy Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

                                  OTHER MATTERS

     The AGV Board knows of no other business that will be presented at the Meeting. If any other business is properly brought before the Meeting it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies. WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING YOU ARE URGED TO COMPLETE SIGN AND RETURN YOUR PROXY PROMPTLY.

     BY ORDER OF THE BOARD


     Christopher S.Walker, Secretary

February 5, 1999
Chicago, Illinois

                          AGREEMENT AND PLAN OF MERGER


                                     BETWEEN


                         AMERICAN GENERAL VENTURES, INC.


                                       AND


                              NUCLEUS HOLDING CORP.


                                October 30, 1998


TABLE OF CONTENTS

1.   Definitions
2.   Basic Transaction
     (a)  The Merger
     (b)  The Closing
     (c)  Actions at the Closing
     (d)  Effect of Merger
     (e)  Procedure for Payment
     (f)  Closing of Transfer Records
3.   Representations and Warranties of the Target
     (a)  Organization, Qualification, and Corporate Power
     (b)  Capitalization
     (c)  Authorization of Transaction
     (d)  Noncontravention
     (e)  Financial Statements
     (f)  Events Subsequent to Most Recent Fiscal Quarter End
     (g)  Undisclosed Liabilities
     (h)  Brokers' Fees
     (i)  Continuity of Business Enterprise
4.   Representations and Warranties of the Buyer
     (a)  Organization, Qualification, and Corporate Power
     (b)  Capitalization
     (c)  Authorization of Transaction
     (d)  Noncontravention
     (e)  Filings with the SEC
     (f)  Financial Statements
     (g)  Events Subsequent to Most Recent Fiscal Quarter End
     (h)  Undisclosed Liabilities

     (i)  Employment Agreements
     (j)  Brokers' Fees
     (k)  Continuity of Business Enterprise
     (l)  Disclosure
5.   Covenants
     (a)  General
     (b)  Notices and Consents
     (c)  Regulatory Matters and Approvals
     (d)  [Intentionally Omitted]
     (e)  Operation of Target Business
     (f)  Operation of Buyer Business
     (g)  Full Buyer Access
     (h)  Full Target Access
     (i)  Notice of Developments
     (j)  Target Exclusivity
     (k)  Buyer Exclusivity
     (l)  Insurance and Indemnification
     (m)  Compliance with the Securities Act
     (n)  Report on Form 8-K
     (o)  Continuity of Business Enterprise
6.   Conditions to Obligation to Close
     (a)  Conditions to Obligation of the Buyer
     (b)  Conditions to Obligation of the Target
7.   Termination
     (a)  Termination of Agreement
     (b)  Effect of Termination
8.   Miscellaneous
     (a)  Survival
     (b)  Press Releases and Public Announcements
     (c)  No Third Party Beneficiaries
     (d)  Entire Agreement
     (e)  Succession and Assignment
     (f)  Counterparts
     (g)  Headings
     (h)  Notices
     (i)  Governing Law
     (j)  Amendments and Waivers
     (k)  Severability
     (l)  Expenses
     (m)  Construction
     (n)  Incorporation of Exhibits and Schedules

ITEM 5.  Other Events

                          AGREEMENT AND PLAN OF MERGER

     Agreement entered into as of October 30, 1998 by and between American General Ventures, Inc., a Nevada corporation (the "Buyer"), and Nucleus Holding Corporation, an Illinois corporation (the "Target"). The Buyer and the Target are referred to collectively herein as the "Parties."

     This Agreement contemplates a tax-free merger of the Target with and into the Buyer in a reorganization pursuant to Code ss.368(a)(1)(A). The Target Stockholder will receive capital stock in the Buyer in exchange for their capital stock in the Target.

     Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

     1. Definitions.

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

     "Buyer" has the meaning set forth in the preface above.

     "Buyer-owned   Share"   means  any   Target   Share  that  the  Buyer  owns
beneficially.

     "Buyer Common Share" means any share of the Common Stock, $.001 par value per share, of the Buyer.

     "Buyer Preferred Share" means any share of Preferred Stock of the Buyer.

     "Buyer Warrant" means any warrant to purchase a Buyer-owned Share.

     "Closing" has the meaning set forth in ss.2(b) below.

     "Closing Date" has the meaning set forth in ss.2(b) below.

     "Confidential Information" means any information concerning the businesses and affairs of the Target and its Subsidiaries that is not already generally available to the public.

     "Conversion Ratio" has the meaning set forth in ss.2(d)(v) below.

     "Definitive Buyer Proxy Materials" means the definitive proxy materials relating to the Special Buyer Meeting.

     "Disclosure Schedule" has the meaning set forth in ss.3 below.

     "Dissenting Share" means any Target Share which any stockholder who or which has exercised his or its appraisal rights under the Illinois General Corporation Law holds of record.

     "Effective Time" has the meaning set forth in ss.2(d)(i) below.

     "Exchange Agent" has the meaning set forth in ss.2(e) below.

     "Financial Statements" has the meaning set forth in ss.3(e) below.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "Illinois Certificate of Merger" has the meaning set forth in ss.2(c) below.

     "Illinois General Corporation Law" means the Business Corporation Act of 1983 of the State of Illinois, as amended.

     "IRS" means the Internal Revenue Service.

     "Knowledge" means actual knowledge without independent investigation.

     "Merger" has the meaning set forth in ss.2(a) below.

     "Most Recent Fiscal Quarter End" has the meaning set forth in ss.4(f) below.

     "Nevada Certificate of Merger" has the meaning set forth in ss.2(c) below.

     "Nevada General Corporation Law" means the General Corporation Law of the State of Nevada as amended.

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "Party" has the meaning set forth in the preface above.

     "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Public Report" has the meaning set forth in ss.4(e) below.

     "Requisite Buyer Stockholder Approval" means the affirmative vote of the holders of a majority of the Buyer Shares in favor of this Agreement and the Merger.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "Special Buyer Meeting" has the meaning set forth in ss.5(c)(ii) below.

     "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

     "Surviving Corporation" has the meaning set forth in ss.2(a) below.

     "Target" has the meaning set forth in the preface above.

     "Target Share" means any share of the Common Stock, no par value per share, of the Target.

     "Target Stockholder" means any Person who or which holds any Target Shares.

     2. Basic Transaction.

     (a) The Merger. On and subject to the terms and conditions of this Agreement, the Target will merge with and into the Buyer (the "Merger") at the Effective Time. The Buyer shall be the corporation surviving the Merger (the "Surviving Corporation"). Immediately following the Merger, the Buyer shall change its name to Nucleus Holding Corporation.

     (b) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Target's general counsel in Chicago, Illinois commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby

(other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date"); provided, however, that the Closing Date shall be no later than December 31, 1998.

     (c) Actions at the Closing. At the Closing, (i) the Target will deliver to the Buyer the various certificates, instruments, and documents referred to in ss.6(a) below, (ii) the Buyer will deliver to the Target the various certificates, instruments, and documents referred to in ss.6(b) below, (iii) the Buyer and the Target will file with the Secretary of State of the State of Nevada a Certificate of Merger in a form customarily accepted by the Secretary of State of the State of Nevada (the "Nevada Certificate of Merger"), (iv) the Buyer and the Target will file with the Secretary of State of the State of Illinois a Certificate of Merger in a form customarily accepted by the Secretary of State of the State of Illinois (the "Illinois Certificate of Merger"), and
(v) the Buyer will deliver to the Exchange Agent in the manner provided below in this ss.2 the certificate evidencing the Buyer Shares issued in the Merger.

     (d) Effect of Merger.

          (i) General. The Merger shall become effective at the time (the "Effective Time") the Buyer and the Target file the Certificate of Merger and Articles of Merger with the Secretary of State of the State of Illinois and the Secretary of State of the State of Nevada or such later time as specified in the Certificate of Merger and Articles of Merger. The Merger shall have the effect set forth in the Nevada General Corporation Law and the Illinois General Corporation Law. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Buyer or the Target in order to carry out and effectuate the transactions contemplated by this Agreement.

          (ii) Certificate of Incorporation. The Certificate of Incorporation of the Buyer in effect at and as of the Effective Time will remain the Certificate of Incorporation of the Surviving Corporation without any modification or amendment in the Merger.

          (iii) Bylaws. The Bylaws of the Buyer in effect at and as of the Effective Time will remain the Bylaws of the Surviving Corporation without any modification or amendment in the Merger.

          (iv) Directors and Officers.

               (a) prior to the Effective Time, AGV will amend its Bylaws to provide for up to ten directors;

               (b) prior to the Effective Time, AGV shall use its best efforts to cause Christopher S. Walker to resign as a director;

               (c) AGV shall use its best efforts to cause John Paulsen and up to three persons designated by Mr. Paulsen mutually acceptable to AGV and Nucleus to be duly appointed or elected to the Board of Directors of AGV, effective at the Effective Time or as soon as practicable thereafter. AGV and Nucleus hereby agree that, Mark Fera and Stephen Calk are acceptable to serve as directors of AGV.

               (d) AGV and Nucleus shall use their reasonable best efforts to cause John C. Paulsen to be appointed President and Chief Executive Officer and Steven H. Walker to remain a Chairman of the Board of Directors and to be appointed as Vice President of Business Development of AGV effective at the Effective Time or as soon as practicable thereafter.

          (v) Conversion of Target Shares. At and as of the Effective Time, (A) each Target Share (other than any Dissenting Share or Buyer-owned Share) shall be converted into the right to receive 54,428,999 Buyer Shares (the ratio of 54,428.999 Buyer Shares to one Target Share is referred to herein as the "Conversion Ratio"), (B) each Dissenting Share shall be converted into the right to receive payment from the Surviving Corporation with respect thereto in accordance with the provisions of the Illinois General Corporation Law, and (C) each Buyer-owned Share shall be canceled; provided, however, that the Conversion Ratio shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, or other change in the number of Target Shares outstanding. No Target Share shall be deemed to be outstanding or to have any rights other than those set forth above in this ss.2(d)(v) after the Effective Time.

          (vi) Buyer Shares. Each Buyer Share issued and outstanding at and as of the Effective Time will remain issued and outstanding.

          (vii) Buyer Warrants. Each Buyer Warrant outstanding at and as of the Effective Time will remain outstanding and in full force and effect.

               (e)  Procedure for Payment.

               (i) Immediately after the Effective Time, (A) the Buyer will furnish to Illinois Stock Transfer Company of Chicago, Illinois (the "Exchange Agent") a stock certificate (issued in the name of the

          Exchange Agent or its nominee) representing that number of Buyer Shares equal to the product of (I) the Conversion Ratio times (II) the number of outstanding Target Shares (other than any Dissenting Shares and Buyer-owned Shares) and (B) the Buyer will cause the Exchange Agent to mail a letter of transmittal (with instructions for its use) to each record holder of outstanding Target Shares for the holder to use in surrendering the certificates which represented his or its Target Shares in exchange for a certificate representing the number of Buyer Shares to which he or it is entitled.

               (ii) The Buyer will not pay any dividend or make any distribution on Buyer Shares (with a record date at or after the Effective Time) to any record holder of outstanding Target Shares until the holder surrenders for exchange his or its certificates which represented Target Shares. The Buyer instead will pay the dividend or make the distribution to the Exchange Agent in trust for the benefit of the holder pending surrender and exchange. The Buyer may cause the Exchange Agent to invest any cash the Exchange Agent receives from the Buyer as a dividend or distribution in one or more of the investments permitted of banks and transfer companies ; provided, however, that the terms and conditions of the investments shall be such as to permit the Exchange Agent to make prompt payments of cash to the holders of outstanding Target Shares as necessary. The Buyer may cause the Exchange Agent to pay over to the Buyer any net earnings with respect to the investments, and the Buyer will replace promptly any cash which the Exchange Agent loses through investments. In no event, however, will any holder of outstanding Target Shares be entitled to any interest or earnings on the dividend or distribution pending receipt.

               (iii) The Buyer may cause the Exchange Agent to return any Buyer Shares and dividends and distributions thereon remaining unclaimed 180 days after the Effective Time, and thereafter each remaining record holder of outstanding Target Shares shall be entitled to look to the Buyer (subject to abandoned property, escheat, and other similar laws) as a general creditor thereof with respect to the Buyer Shares and dividends and distributions thereon to which he or it is entitled upon surrender of his or its certificates.

               (iv) The Buyer shall pay all charges and expenses of the Exchange Agent.

               (f) Closing of Transfer Records. After the close of business on the Closing Date, transfers of Target Shares outstanding prior to the Effective Time shall not be made on the stock transfer books of the Surviving Corporation.

     3. Representations and Warranties of the Target. The Target represents and warrants to the Buyer that the statements contained in this ss.3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.3), except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this ss.3.

     (a) Organization, Qualification, and Corporate Power. Each of the Target and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of the Target and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required except where the lack of such qualification would not have a material adverse effect on the financial condition of the Target and its Subsidiaries taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement. Each of the Target and its Subsidiaries has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

     (b) Capitalization. The entire authorized capital stock of the Target consists of 1,000 Target Shares, all of which Target Shares are issued and outstanding. All of the issued and outstanding Target Shares have been duly authorized and are validly issued, fully paid, and nonassessable. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Target to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Target.

     (c) Authorization of Transaction. The Target has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Target, enforceable in accordance with its terms and conditions.

     (d) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of the Target and its Subsidiaries is subject or any provision of the charter or bylaws of any of the Target and its Subsidiaries or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which any of the Target and its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets) except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a material adverse effect on the financial condition of the Target and its Subsidiaries taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement. Other than in connection with the provisions of the Illinois General Corporation Law, the Nevada General Corporation Law, the Securities Exchange Act, the Securities Act, and the state securities laws, none of the Target and its Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the Target and its Subsidiaries taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

     (e) Financial Statements. The Financial Statements of the Target for the fiscal quarter ended June 30, 1998, and for the fiscal year ended December 31, 1997, (collectively, the "Financial Statement") have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, and present fairly the financial condition of the Target and its Subsidiaries as of the indicated dates and the results of operations of the Target and its Subsidiaries for the indicated periods; provided, however, that the interim statements are subject to normal year-end adjustments.

     (f) Events Subsequent to Most Recent Fiscal Quarter End. Since the Most Recent Fiscal Quarter End, there has not been any material adverse change in the financial condition of the Target and its Subsidiaries taken as a whole.

     (g) Undisclosed Liabilities. None of the Target and its Subsidiaries has any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes, except for (i) liabilities set forth on the face of the balance sheet dated as of June 30, 1998 (rather than in any notes thereto) and (ii) liabilities which have arisen after June 30, 1998 in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

     (h) Brokers' Fees. None of the Target and its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

     (i) Continuity of Business Enterprise. The Target operates at least one significant historic business line, or owns at least a significant portion of its historic business assets, in each case within the meaning of Reg. ss.1.368-1(d).

     4. Representations and Warranties of the Buyer. The Buyer represents and warrants to the Target that the statements contained in this ss.4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.4), except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this ss.4.

     (a) Organization, Qualification and Corporate Power. Each of the Buyer and its subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of the Buyer and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required except where the lack of such qualification would not have a material adverse effect on the financial condition of the Buyer and its Subsidiaries taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement. Each of the Buyer and its Subsidiaries has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

     (b) Capitalization. The entire authorized capital stock of the Buyer consists of (i) 900,000,000 Buyer Common Shares, of which 11,681,268 Buyer Common Shares are issued and outstanding, and no Buyer Common Shares are held in treasury, (ii) 8,000,000 Buyer Preferred Shares, none of which Buyer Preferred Shares are issued or outstanding, and (iii) 3,670,501 Buyer Warrants. All of the Buyer Common Shares to be issued in the Merger have been duly authorized and, upon consummation of the Merger, will be validly issued, fully paid, and nonassessable. There are no other outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Buyer to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Buyer.

     (c) Authorization of Transaction. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that the Buyer cannot consummate the Merger unless and until it receives the Requisite Buyer Stockholder Approval. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions.

     (d) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of the charter or bylaws of the Buyer or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement. Other than in connection with the provisions of the Illinois General Corporation Law, the Nevada General Corporation Law, the Securities Exchange Act, the Securities Act, and the state securities laws, the Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement.

     (e) Filings with the SEC. The Buyer has made all filings with the SEC that it has been required to make under the Securities Act and the Securities Exchange Act (collectively the "Public Reports"). Each of the Public Reports has complied with the Securities Act and the Securities Exchange Act in all material respects. None of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Buyer has delivered to the Buyer a correct and complete copy of each Public Report (together with all exhibits and schedules thereto and as amended to date).

     (f) Financial Statements. The Target has filed Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 1998 (the "Most Recent Fiscal Quarter End"), June 30, 1998, and March 31, 1998, and an Annual Report on Form 10-K for the fiscal year ended December 31, 1997. The financial statements included in or incorporated by reference into these Public Reports (including the related notes and schedules) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, and present fairly the financial condition of the Buyer and its Subsidiaries as of the indicated dates and the results of operations of the Buyer and its Subsidiaries for the indicated periods; provided, however, that the interim statements are subject to normal year-end adjustments.

     (g) Events Subsequent to Most Recent Fiscal Quarter End. Since the Most Recent Fiscal Quarter End, there has not been any material adverse change in the financial condition of the Buyer and its Subsidiaries taken as a whole.

     (h) Undisclosed Liabilities. None of the Buyer and its Subsidiaries has any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes, except for (i) liabilities set forth on the face of the balance sheet dated as of the Most Recent Fiscal Quarter End (rather than in any notes thereto) and (ii) liabilities which have arisen after the Most Recent Fiscal Quarter End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

     (i)  Employment   Agreements.   There  are  no  employment   agreements  or
arrangements of any kind between Buyer and any of its executive officers or key employees which cannot be terminated upon not more than two weeks notice.

     (j) Brokers' Fees. The Buyer does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any of the Target and its Subsidiaries could become liable or obligated.

     (k) Continuity of Business Enterprise. It is the present intention of the Buyer to continue at least one significant historic business line of the Target, or to use at least a significant portion of the Target's historic business assets in a business, in each case within the meaning of Reg. ss.1.368-1(d).

     (l) Disclosure. The Registration Statement and the Definitive Buyer Proxy Materials will comply with the Securities Act and the Securities Exchange Act in all material respects. The Registration Statement and the Definitive Buyer Proxy Materials will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading; provided, however, that the Buyer makes no representation or warranty with respect to any information that the Target will supply specifically for use in the Registration Statement and the Definitive Buyer Proxy Materials. None of the information that the Buyer will supply specifically for use in the Definitive Target Proxy Materials will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading.

     5. Covenants. The Parties agree as follows with respect to the period from and after the execution of this Agreement.

     (a) General. Each of the Parties will use its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in ss.6 below).

     (b) Notices and Consents. The Target will give any notices (and will cause each of its Subsidiaries to give any notices) to third parties, and will use its best efforts to obtain (and will cause each of its Subsidiaries to use its reasonable best efforts to obtain) any third party consents, that the Buyer reasonably may request in connection with the matters referred to in ss.3(d) above.

     (c) Regulatory Matters and Approvals. Each of the Parties will (and the Target will cause each of its Subsidiaries to) give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in ss.3(d) and ss.4(d) above. Without limiting the generality of the foregoing:

          (i) Securities Act, Securities Exchange Act, and State Securities Laws. The Buyer will prepare and file with the SEC preliminary proxy materials under the Securities Exchange Act relating to the Special Buyer Meeting. The Buyer will use its best efforts to respond to the comments of the SEC thereon and will make any further filings (including amendments and supplements) in connection therewith that may be necessary, proper, or advisable. The Target will provide the Buyer, with whatever information and assistance in connection with the foregoing filings that the Buyer reasonably may request. The Buyer will take all actions that may be necessary, proper, or advisable under state securities laws in connection with the offering and issuance of the Buyer Shares.

          (ii) Special Buyer Meeting. The Buyer will call a special meeting of its stockholders (the "Special Buyer Meeting") as soon as practicable in order that the stockholders may consider and vote upon the adoption of this Agreement and the approval of the Merger in accordance with the Nevada General Corporation Law. The Buyer will mail the Definitive Buyer Proxy Materials to its stockholders simultaneously and as soon as practicable. The Definitive Buyer Proxy Materials will contain the affirmative recommendation of the board of directors of Buyer in favor of the adoption of this Agreement and the approval of the Merger; provided, however, that no director or officer of Buyer shall be required to violate any fiduciary duty or other requirement imposed by law in connection therewith.

     (d) [Intentionally Omitted]

     (e) Operation of Target Business. The Target will not (and will not cause or permit any of its Subsidiaries to) engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing:

          (i) none of the Target and its Subsidiaries will authorize or effect any change in its charter or bylaws;

          (ii) none of the Target and its Subsidiaries will grant any options, warrants, or other rights to purchase or obtain any of its capital stock or issue, sell, or otherwise dispose of any of its capital stock (except upon the conversion or exercise of options, warrants, and other rights currently outstanding);

          (iii) none of the Target and its Subsidiaries will declare, set aside, or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of its capital stock;

          (iv) none of the Target and its Subsidiaries will issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation outside the Ordinary Course of Business;

          (v) none of the Target and its Subsidiaries will impose any Security Interest upon any of its assets outside the Ordinary Course of Business;

          (vi) none of the Target and its Subsidiaries will make any capital investment in, make any loan to, or acquire the securities or assets of any other Person outside the Ordinary Course of Business;

          (vii) none of the Target and its Subsidiaries will make any change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business; and

          (viii) none of the Target and its Subsidiaries will commit to any of the foregoing.

     (f) Operation of Buyer Business. The Buyer will not (and will not cause or permit any of its Subsidiaries to) engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing:

          (i) none of the Buyer and its Subsidiaries will authorize or effect any change in its charter or bylaws;

          (ii) none of the Buyer and its Subsidiaries will grant any options, warrants, or other rights to purchase or obtain any of its capital stock or issue, sell, or otherwise dispose of any of its capital stock (except upon the conversion or exercise of options, warrants, and other rights currently outstanding);

          (iii) none of the Buyer and its Subsidiaries will declare, set aside, or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of its capital stock;

          (iv) none of the Buyer and its Subsidiaries will issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation outside the Ordinary Course of Business;

          (v) none of the Buyer and its Subsidiaries will impose any Security Interest upon any of its assets outside the Ordinary Course of Business;

          (vi) none of the Buyer and its Subsidiaries will make any capital investment in, make any loan to, or acquire the securities or assets of any other Person outside the Ordinary Course of Business;

          (vii) none of the Buyer and its Subsidiaries will make any change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business; and

          (viii) none of the Buyer and its Subsidiaries will commit to any of the foregoing.

     (g) Full Buyer Access. The Target will (and will cause each of its Subsidiaries to) permit representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Target and its Subsidiaries, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to each of the Target and its Subsidiaries. The Buyer will treat and hold as such any Confidential Information it receives from any of the Target and its Subsidiaries in the course of the reviews contemplated by this ss.5(g), will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, agrees to return to the Target all tangible embodiments (and all copies) thereof which are in its possession.

     (h) Full Target Access. The Buyer will (and will cause each of its Subsidiaries to) permit representatives of the Target to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Buyer and its Subsidiaries, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to each of the Buyer and its Subsidiaries. The Buyer will treat and hold as such any Confidential Information it receives from any of the Buyer and its Subsidiaries in the course of the reviews contemplated by this ss.5(h), will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, agrees to return to the Buyer all tangible embodiments (and all copies) thereof which are in its possession.

     (i) Notice of Developments. Each Party will give prompt written notice to the other of any material adverse development causing a breach of any of its own representations and warranties in ss.3 and ss.4 above. No disclosure by any Party pursuant to this ss.5(i), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

     (j) Target Exclusivity. The Target will not (and will not cause or permit any of its Subsidiaries to) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of all or substantially all of the capital stock or assets of any of the Target and its Subsidiaries (including any acquisition structured as a merger, consolidation, or share exchange); provided, however, that the Target, its Subsidiaries, and their directors and officers will remain free to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing to the extent their fiduciary duties may require. The Target shall notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

     (k) Buyer Exclusivity. The Buyer will not (and will not cause or permit any of its Subsidiaries to) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of all or substantially all of the capital stock or assets of any of the Buyer and its Subsidiaries (including any acquisition structured as a merger, consolidation, or share exchange); provided, however, that the Buyer, its Subsidiaries, and their directors and officers will remain free to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing to the extent their fiduciary duties may require. The Buyer shall notify the Target immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

     (l) Insurance and Indemnification.

          (i) From the after the Effective Time, AGV and the Surviving Corporation (collectively, the "Indemnifying Party") shall indemnify, defend and hold harmless, to the full extent a corporation is permitted under the Nevada Law to indemnify its own directors, officers and agents, each person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time an officer or director of Nucleus, and for purposes of clause (ii) below any agent of Nucleus acting at the request of its officers or directors in connection with the negotiation, execution and delivery of this Agreement and the consummation of the Merger (the "Indemnified Parties") against (i) all losses, claims, damages, costs, reasonable expenses, liabilities or judgments or amounts ("Indemnified Liabilities") that are paid in settlement with the approval of the Indemnifying Party (which approval shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of Nucleus, whether pertaining to any matter existing now or occurring at or prior to the Effective Time and whether asserted or claimed prior to or at or after the Effective Time, and (ii) all Indemnified Liabilities based in whole or in part on or arising in whole or in part out of or pertaining to this Agreement or the Merger, including without limitation any act or omission of the officers and directors of Nucleus in the negotiation execution and delivery of this Agreement and the consummation of the Merger. AGV and Nucleus, as the case may be, will pay expenses incurred by an Indemnified Party in advance of the final disposition of any such action or proceeding upon receipt of an undertaking by or on behalf of such Indemnified Party to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified. In the event any such claim, action , suit, proceeding or investigation is brought against any Indemnified Party, the Indemnifying Party shall proceed at its own expense to resist and dispose of such claim in such manner as it deems appropriate; provided, however, that the Indemnified Party shall have the right to employ separate legal counsel in any such claim and participate in the defense thereof, but the fees and expenses of such other counsel shall be at the expense of the Indemnified Party and shall not be an Indemnified Liability hereunder unless the Indemnified Party shall conclude based on advice of counsel that the interests of the Indemnified Party in such action are materially different from those of the Indemnifying Party or that the Indemnified Party may have defenses that are different from or in addition to those available to the Indemnifying Party in which case the fees and expenses of such counsel shall be an Indemnified Liability. Neither the Indemnifying Party nor the Indemnified Party shall, except with the prior written consent of each other Indemnified or Indemnifying Party affected, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term and release by the claimant or plaintiff of all such parties from all further liability in respect of such claim. Any Indemnified Party wishing to claim indemnification under this paragraph 5(1), upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Indemnifying Party (but the failure so to notify the Indemnifying Party shall not relieve such party from any liability which it may have under this paragraph 5(1) except to the extent such failure prejudices such party), and shall deliver to the Indemnifying Party the undertaking to repay expenses referred to above.

          (b) For the entire period from the Effective Time until at least three years after the Effective Time AGV will cause the Surviving Corporation to maintain without any reduction in scope or coverage the indemnification provisions for present and former officers and directors contained in Nucleus's Certificate of Incorporation and By-laws in effect on the date hereof.

          (c) The provisions of this paragraph 5(1) shall survive the Effective Time and are intended to be for the benefit of and shall be enforceable by each Indemnified Party and his or her heirs and representatives.

     (m) Compliance with the Securities Act. Nucleus shall use its commercially reasonable efforts to cause each person who is an affiliate, as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act, of Nucleus to deliver to AGV on or prior to the Effective Time a written agreement to the effect that such person will not offer to sell, sell or otherwise dispose of any shares of AGV Common Stock issued in the Merger, except in each case pursuant to an effective registration statement or in compliance with Rule 145, as amended from time to time, or in as transaction which in the opinion of legal counsel satisfactory to AGV is exempt from the registration requirements of the Securities Act, and in a manner necessary to assure the accounting treatment of the Merger as a "pooling of interests." Nucleus shall use its commercially reasonable efforts to provide AGV with such information as AGV shall reasonably request for purposes of making its own determination of persons who may be deemed to be affiliates of Nucleus.

     (n) Report on Form 8-K. AGV will use its commercially reasonable efforts to file a Current Report on Form 8-K containing financial results of the combined operations of AGV and Nucleus covering a period of at least 30 days following the Effective Date with the SEC within 45 days after the last day of the first full month following the Effective Date; provided, however, that AGV may delay the filing of the Form 8-K for a reasonable period of time if it determines, in good faith, that the filing would require disclosure of information not otherwise then required to be disclosed and that such disclosure would adversely affect any material business situation, transaction or negotiation then proposed, contemplated or being engaged in by AGV.

     (o) Continuity of Business Enterprise. The Buyer will continue at least one significant historic business line of the Target, or use at least a significant portion of the Target's historic business assets in a business, in each case within the meaning of Reg. ss.1.368-1(d).

     6. Conditions to Obligation to Close.

     (a) Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (i) the representations and warranties set forth in ss.3 above shall be true and correct in all material respects at and as of the Closing Date;

          (ii) the Target shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would
     (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Surviving Corporation to own the former assets, to operate the former businesses, and to control the former Subsidiaries of the Target, or (D) affect adversely the right of any of the former Subsidiaries of the Target to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          (iv) the Target shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in ss.6(a)(i)-(iii) is satisfied in all respects;

          (v) this Agreement and the Merger shall have received the Requisite Buyer Stockholder Approval;

          (vi) AGV shall have received the agreement(s) referred to in paragraph 5(m);

          (vii) the Buyer shall have received from counsel to the Target an opinion in form and substance reasonably satisfactory to Buyer, addressed to the Buyer, and dated as of the Closing Date;

          (viii) all actions to be taken by the Target in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

     The Buyer may waive any condition specified in this ss.6(a) if it executes a writing so stating at or prior to the Closing.

     (b) Conditions to Obligation of the Target. The obligation of the Target to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (i) this Agreement and the Merger shall have received the Requisite Buyer Stockholder Approval;

          (ii) the representations and warranties set forth in ss.4 above shall be true and correct in all material respects at and as of the Closing Date;

          (iii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would
     (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Surviving Corporation to own the former assets, to operate the former businesses, and to control the former Subsidiaries of the Target, or (D) affect adversely the right of any of the former Subsidiaries of the Target to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          (v) the Buyer shall have delivered to the Target a certificate to the effect that each of the conditions specified above in ss.6(b)(i)-(iv) is satisfied in all respects;

          (vi) the Target shall have received from counsel to the Buyer an opinion in form and substance reasonably satisfactory to Target, addressed to the Target, and dated as of the Closing Date;

          (vii) Nucleus shall have received the resignation, effective as of the Closing, of Christopher Walker as director of AGV; and

          (viii) the By-Laws of AGV shall have been amended to provide for up to ten directors; and

          (ix) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Target.

     The Target may waive any condition specified in this ss.6(b) if it executes a writing so stating at or prior to the Closing.

     7. Termination.

     (a) Termination of Agreement. Either of the Parties may terminate this Agreement with the prior authorization of its board of directors (whether before or after stockholder approval) as provided below:

          (i) the Parties may terminate this Agreement by mutual written consent at any time prior to the Effective Time;

          (ii) the Buyer may terminate this Agreement by giving written notice to the Target at any time prior to the Effective Time (A) in the event the Target has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Target of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before December 31, 1998, by reason of the failure of any condition precedent under ss.6(a) hereof (unless the failure results primarily from the Buyer breaching any representation, warranty, or covenant contained in this Agreement);

          (iii) the Target may terminate this Agreement by giving written notice to the Buyer at any time prior to the Effective Time (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Target has notified the Buyer of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before December 31, 1998, by reason of the failure of any condition precedent under ss.6(b) hereof (unless the failure results primarily from the Target breaching any representation, warranty, or covenant contained in this Agreement);

          (iv) the Target may terminate this Agreement by giving written notice to the Buyer at any time prior to the Effective Time in the event the Target's board of directors concludes that termination would be in the best interests of the Target and its stockholders; or

          (v) any Party may terminate this Agreement by giving written notice to the other Party at any time after the Special Buyer Meeting in the event this Agreement and the Merger fail to receive the Requisite Buyer Stockholder Approval.

     (b) Effect of Termination. If any Party terminates this Agreement pursuant to ss.7(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained in ss.5(g) and 5(h) above shall survive any such termination.

     8. Miscellaneous.

     (a) Survival. None of the representations, warranties, and covenants of the Parties (other than the provisions in ss.2 above concerning issuance of the Buyer Shares, the provisions in ss.5(l) above concerning insurance and indemnification, and the provisions in ss.5(o) above concerning certain requirements for a tax-free reorganization]) will survive the Effective Time.

     (b) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its best efforts to advise the other Party prior to making the disclosure).

     (c) No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that (i) the provisions in ss.2 above concerning issuance of the Buyer Shares and the provisions in ss.5(o) above concerning certain requirements for a tax-free reorganization are intended for the benefit of the Target Stockholders and (ii) the provisions in ss.5(l) above concerning insurance and indemnification are intended for the benefit of the individuals specified therein and their respective legal representatives.

     (d) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

     (e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

     (f)   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     (g) Headings. The section headings contained in this Agreement are inserted
for  convenience   only  and  shall  not  affect  in  any  way  the  meaning  or interpretation of this Agreement.

     (h) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

     If to the Target:         Nucleus Holding Corporation
                               150 North Michigan Avenue
                               Suite 3610
                               Chicago, Illinois 60601

     Copy to:                  Frederick H. Kopko, Jr.
                               McBreen, McBreen & Kopko
                               20 North Wacker Drive
                               Suite 2520
                               Chicago, Illinois 60606

     If to the Buyer:          American General Ventures, Inc.
                               3650 Austin Bluffs Parkway
                               Suite 138
                               Colorado Springs, Colorado 80918

     Copy to:                  Jodi Walker
                               7841 South Garfield
                               Littleton, Colorado 80122


Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

     (i) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Illinois without giving effect to any choice or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

     (j) Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to stockholder approval will be subject to the restrictions contained in the Illinois General Corporation Law and in the Nevada General Corporation Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     (k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     (l) Expenses. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

     (m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

     (n) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                                      *****

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

AMERICAN GENERAL VENTURES, INC.

By: /s/ Steven H. Walker

Title: President


NUCLEUS HOLDING CORPORATION

By: /s/ John Paulsen

Title: President

           AMENDMENT TO AGREEMENT AND PLAN OF MERGER BETWEEN AMERICAN
                GENERAL VENTURES, INC. AND NUCLEUS HOLDING CORP.


     This Amendment to Agreement and Plan of Merger between American General Ventures, Inc., a Nevada corporation (the "Buyer") and Nucleus Holding Corporation, an Illinois corporation (the "Target") is entered into as of December 23, 1998.

     WHEREAS, an Agreement and Plan of Merger (the "Agreement of Merger") between Buyer and Target was entered into as of October 28, 1998; and

     WHEREAS, paragraphs (ii) and (iii) of Section 7(a) of the Agreement of Merger provides for termination of the Agreement of Merger, under certain circumstances, if the Closing (as defined therein) has not occurred on or before December 31, 1998; and

     WHEREAS, on or about December 7, 1998, the Securities and Exchange Commission (the "SEC") notified the Buyer that the preliminary proxy materials filed by the Buyer relating to the Special Buyer Meeting (as defined in the Agreement of Merger) would be subject to full review by the SEC: and

     WHEREAS, the parties hereto believe that due to the nature of the review, the Special Buyer Meeting will not be able to be held until February 1999; and

     WHEREAS, the parties wish to provide for extension of the Agreement of Merger, pending SEC review;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants therein contained, the parties hereto agree as follows:

     1. The  references to "December  31, 1998" in paragraphs  (ii) and (iii) of
Section 7(a) of the Agreement of Merger shall be deleted and replaced by references to "February 28, 1999."

     2. Except as modified hereby, all other terms and conditions of the Agreement of Merger shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment to Agreement and Plan of Merger as of the date first above written.

AMERICAN GENERAL VENTURES, INC.                NUCLEUS HOLDING CORPORATION



By:   /s/ Steven Walker                        By:  /s/ John Paulsen
    ---------------------------                    ----------------------------
Title:  President                              Title:   President

            SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER BETWEEN AMERICAN GENERAL VENTURES, INC. AND NUCLEUS HOLDING CORP.


     This Second Amendment to Agreement and Plan of Merger between American General Ventures, Inc., a Nevada corporation (the "Buyer") and Nucleus Holding Corporation, an Illinois corporation (the "Target") is entered into as of January 20, 1999.

     WHEREAS, an Agreement and Plan of Merger (the "Agreement of Merger") between Buyer and Target was entered into as of October 28, 1998; and

     WHEREAS, the Agreement and Plan of Merger was amended on December 23, 1998; and

     WHEREAS, a one-for-ten reverse stock split of AGV's shares become effective in December 1998; and

     WHEREAS, it has been determined that the number of outstanding shares of AGV Common Stock was incorrectly determined by the parties; and

     WHEREAS, as a result of the one-for-ten reverse stock split, and the re-determination of the number of outstanding shares of AGV Common Stock, the parties have agreed to adjust the Conversion Ratio (as defined in the Agreement of Merger).

     NOW, THEREFORE, in consideration of the premises and the mutual covenants therein contained, the parties hereto agree as follows:

     1. The Conversion Ratio shall be changed from 54,428.994 to 5,307.109.

     2. Except as modified hereby, all other terms and conditions of the Agreement of Merger, as amended, shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Second Amendment to Agreement and Plan of Merger as of the date first above written.

AMERICAN GENERAL VENTURES, INC.            NUCLEUS HOLDING CORPORATION



By:   /s/ Steven Walker                    By:  /s/ John Paulsen
     -------------------------                  --------------------------------
Title:  President                         Title:   President

                          INDEX TO FINANCIAL STATEMENTS
                            AND FINANCIAL INFORMATION

American General Ventures, Inc.
-------------------------------
                                                                            Page
                                                                            ----

Annual  Report on Form 10-KSB/A for the year ended
  December  31,  1997                                                       F-1
Quarterly Report on Form 10-QSB/A for the quarter ended
  March 31, 1998                                                            F-29
Quarterly  Report on Form 10-QSB/A for the quarter ended
  June 30, 1998                                                             F-37
Quarterly  Report on Form 10-QSB/A for the quarter ended
  September 30, 1998                                                        F-45


Nucleus Holding Corporation
---------------------------

Report of Independent Public Accountants                                    F-58
Consolidated Balance Sheet at December 31, 1997                             F-59
Consolidated Statement of Operations for the period
  from April 30, 1997 (Inception) to December 31, 1997                      F-60
Consolidated Statement of Shareholders' Deficit for the
  period from April 30, 1997 (Inception) to December 31, 1997               F-61
Consolidated Statement of Cash Flows for the period
  from April 30, 1997 (Inception)  to December 31, 1997                     F-62
Notes to Financial  Statements                                              F-63
Unaudited Consolidated Balance Sheets at September 30, 1998 and
  September 30, 1997                                                        F-66
Unaudited Consolidated Statements of Operations year-to-date ended
  September 30, 1998 and year-to-date ended September 30, 1997              F-67
Unaudited Consolidated Statements of Cash Flows year-to-date ended September 30, 1998 and year-to-date ended
  September 30, 1997 (unaudited)                                            F-68

Unaudited Pro Forma Financial Statements
----------------------------------------

Unaudited Pro Forma Condensed Combined Balance Sheet as of
  September 30, 1998                                                        F-69
Unaudited Pro Forma Condensed Combined Statements of Operations
  for the nine months ended September 30, 1998 an 1997                      F-70
Unaudited Pro Forma Condensed Combined Statement of Operations
  for the year ended December 31, 1997                                      F-71
Notes to Unaudited Pro Forma Condensed Combined Financial Statements        F-72

                                  FORM 10-KSB/A
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

(Mark One)
[X] ANNUAL REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [Fee Required]

For the fiscal year ended: 12/31/97

     OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ___________to ____________

                         Commission file number: 0-14039

                         AMERICAN GENERAL VENTURES, INC.
                         -------------------------------
                 (Name of Small Business Issuer in its charter)

                Annual Report Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934


            NEVADA                                       11-2714721
            ------                                       ----------
   (State of incorporation)                (I.R.S. Employer Identification No.)

                     3650 Austin Bluffs Parkway - Suite 138
                        Colorado Springs, Colorado 80918
                -------------------------------------------------
               (Address of principal executive offices) (Zip Code)

        Registrant telephone number, including area code: (719) 548-1616

        Securities registered pursuant to Section 12(b) of the Act: None

           Securities registered pursuant to Section 12(g) of the Act:

                          Common Stock, $.001 par value

Check  whether the  Company  (l) has filed all  reports  required to be filed by
Section  13 or 15(d) of the  Securities  and  Exchange  Act of 1934  during  the preceding 12 months (or for such shorter periods that the Registrant was required to file such reports), and (2) has been subject to such filing
requirements for the past 90 days. Yes X   No___

Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B is not contained in this form, and no disclosure will be contained, to the best of the Company's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. [x]

The Company's revenues for its most recent fiscal year. $721,745.

As of December 31, 1997, the market value of the Company's voting $.001 par value common stock held by non-affiliates of the Company was $1,020,000.

The number of shares outstanding of Company's only class of common stock, as of December 31, 1997 was 10,593,666 shares of its $.001 par value common stock.

Check whether the Issuer has filed all documents and reports required to be filed by Section 12, 13, or 15(d) of the Exchange Act after the distribution of securities under a plan confirmed by a court. Yes X No
                                                  ---   ---

No documents are incorporated into the text by reference.

Transitional Small Business Disclosure Format (check one) Yes     No  X
                                                              ---    ---

                         AMERICAN GENERAL VENTURES, INC.
                                  FORM l0-KSB/A
                                     PART I

ITEM 1 DESCRIPTION OF BUSINESS

     (a) General Development of Business

     (a) (1) The original purpose of American General Ventures, Inc. (the Company) was to seek potential business ventures, which in the opinion of the management of the Company would provide a profit for the Company. Such involvement would be either as acquisition of existing businesses or the acquisition of assets to establish a subsidiary business for the Company.

     On January 22, l986, the Company signed a letter of intent with Aspen Medical Diagnostics, Inc. and Neuro Medical, Inc., both Utah Corporations, to acquire all of the stock of both of those companies in exchange for 1,000,000 shares of the common stock of the Company to the shareholders of each of the acquired companies or a total of 2,000,000 shares. Both Companies acquired were in the business of establishing medical diagnostic facilities.

     On September 11, 1987, the Company acquired all of the stock of ACI Micro Systems, Inc., a Colorado Corporation. ACI Micro Systems, Inc. was in the business of manufacturing and selling micro computers.

     In January 1991, the Company incorporated Your ATTACHE(C), a wholly owned subsidiary. Your ATTACHE develops and sells licenses of powerful high speed computer systems that provides a mutually beneficial communication and interaction medium between suppliers and consumers. ATTACHE is not active and had no revenues in 1997.

     The Company has not been involved, during the year ended December 31, l997, in any bankruptcy, receivership or similar proceedings.

     (a)(2) Not applicable.

     (b) Financial Information About Industry segments.

     The Company has engaged in a single line of business since September 11, 1987, when the Company acquired ACI Micro Systems. The Company engages in the business of manufacturing computers and sales of computers and computer accessories.

     (c) Narrative Description of Business

     (c)(1)(i) The Company on January 29, l986, acquired 100 percent of outstanding stock of Neuro-Medical, Inc. (Neuro) and Aspen Medical Diagnostics, Inc. (Aspen), both Utah corporations. The letter of intent for said purchase was executed on the 22nd day of January, l986. In exchange, the Company issued 1,000,000 of its restricted shares to the stockholders of Aspen and 1,000,000 of its restricted shares to the stockholders of Neuro.

     The business of Neuro and Aspen was to establish and operate neurological diagnostic centers that provide diagnostic testing for physicians and others in the medical community. The Company made available to the medical community the latest neurological testing and assessment equipment. The officers of the Company for eight years used the Brain Electrical Activity Mapping System (BEAM) which was developed at Harvard University Medical School. The officers of the Company selected the BEAM system because they believed that the system represented a significant advancement over alternative equipment being used for neurological testing in the overall treatment of patients. However, the technology faced resistance from the medical community which created a negative impact upon the growth of the Company. The Company ceased to operate its BEAM centers in 1993.

CURRENT OPERATIONS

     The Company continues to operate ACI Micro Systems, Inc., (ACI), a Colorado Corporation, that manufactures and sells computers and accessories.

     In August 1995, ACI received a national vendor number from Wal-Mart Stores, Inc. authorizing the Company to sell computers and accessories in 1,989 of their retail stores and 245 of their supercenters.

     Wal-Mart Stores selected the ACI computer because it uses non-integrated circuitry and versatile cases with extra bays that allows true upgradability. The ACI computer can grow with the consumer's needs. ACI provides local upgrades, service and technical support.

     ACI began selling it computers in eight stores in Southern Colorado. By December 31, 1996, ACI had expanded to 70 Wal-Mart retail stores in Colorado, New Mexico, Kansas, Nebraska, Iowa, Oklahoma and Missouri.

     Because of ACI's relationship with Wal-Mart stores it received a second vendor number from Wal-Mart Stores, Inc. allowing the Company to sell its products through Wal-Mart's interactive world wide web site (www.Wal-Mart.com). On June 26, 1997, ACI had seven lines of computer systems available to be purchased through Wal-Mart's online server.

PROPOSED OPERATIONS

     ACI has an exclusive agreement with Wal-Mart in which ACI will be the sole manufacturer of Wal-Mart's build to order "BTO" computer. ACI expects that the BTO will be available through Wal-Mart's web site by the end of July 1998. The BTO will be for both desktop and notebook computers. ACI presently has five pre-configured desktop computer systems and a notebook on Wal-Mart's web site.

     In addition to selling its products through Wal-Mart Online, ACI has developed its own web site (www.availpc.com). ACI's web site is promoted by Hotmail, a wholly owned subsidiary of Microsoft. Hotmail is the world's largest e-mail provider with more than nine million members. ACI banner ads on Hotmail are presently eliciting an average of 600 hits per day. If the Hotmail customer chooses, he/she can be directly linked into ACI's web site. ACI offers a fully loaded computer for $799.00 on its web site. ACI's web page will also provide a direct link into Wal-Mart's BTO page.


THE ACI MICRO COMPUTER SYSTEMS

     ACI Micro Systems, Inc., manufactures non-integrated circuitry computer systems that allows true upgradability. Through in-house assembly and outsourcing, ACI presently has a capacity of assembling 15,000 computers per month.

REVENUES

     During the fiscal year ending December 31, 1997, the Company, through its subsidiary, ACI, generated operating revenues of $721,745. In 1996, the Company had $1,397,850 in operating revenues.

     In 1997, the Company had revenues of $721,745 with a net loss of $430,921 compared with $1,397,850 with a net loss of ($723,911) in 1996. The loss for 1997 yielded a net loss of ($0.05) compared to 1996 that yielded ($0.08) per share loss. Revenues of $721,745 for 1997 were down 48 percent from the revenues of $1,397,850 in 1996. The decrease in revenues was in part due to the Company's decision to concentrate on sales through Wal-Mart Online and not to sell to Wal-Mart retail stores. The guaranteed sales provision given to the retail stores forced the Company to credit Wal-Mart for outdated and obsolete product. The last orders shipped to Wal-Mart's retail stores were in April 1997. The Company began selling its products through Wal-Mart Online in June 1997. There were no sales to Wal-Mart for two months in 1997.

     When the Company began selling its products through Wal-Mart's web page, it quickly became one of the top five vendors for Wal-Mart Online. Even though the Company was one the top five vendors for Wal-Mart Online, revenues for the
Company were down from previous quarters. Concentrating on sales through Wal-Mart Online resulted in lower revenues but offered the Company an opportunity to grow with a new division within the largest retailer in the world. When the Company began selling its products through Wal-Mart Online, the Online division was in its development stage.

     (c)(1)(ii) Not applicable.

     (c)(1)(iii) Not applicable.

     (c)(1)(iv) Not applicable.

     (c)(1)(v) The Company's business is not considered seasonal.

     (c)(1)(vi) The Company's working capital of ($142,243) (current assets less current liabilities) would normally cause difficulty for moderate growth. However, with the Company's "just in time" inventory control, the Company can grow without considerable capital infusion. The Company is paid by Wal-Mart 15 days from the date of shipment. The Company has 25 days to pay its major outsourcing facility from the date of ship. This provides the Company a ten day period between receiving funds and having to pay for the product shipped.

     Customers ordering through the Company's own web site must pay, by credit card, for the product at the time of ordering. The Company has the use of these revenues for 30 days before having to pay its supplier.

     (c)(1)(vii) Not applicable.

     (c)(1)(viii) As of December 31, l997, the Registrant was able to fill all orders and did not have any backlog orders.

     (c)(1)(viii) Not applicable.

     (c)(1)(ix) Not applicable.

     (c)(1)(x) COMPETITION. The Company's manufacturing operations faces stiff competition from existing computer manufacturers. The Company has met the competition in the past with its niche in the computer industry. ACI is able to produce computers in America and still be competitive with computers built in foreign countries. The Company's computers are built in America giving the Company a competitive edge to resellers such as Wal-Mart whose philosophy mirrors that of the Company. In addition to "Made in America" the Company builds computers with non-integrated circuitry that allows true upgradability and local service and support.

     ACI has an exclusive arrangement with Wal-Mart Online for its build to order (BTO) computer program on Wal-Mart's web site. Wal-Mart Online's BTO software has been developed exclusively for marketing the Company's desktop and notebook computer. Being an exclusive partner with the largest retailer in the world gives the Company name recognition and a competitive edge over other computer manufacturers.

     ACI's BTO program has an advantage over the larger computer manufacturers because it gives the consumer more choices and lower prices. The Wal-Mart Online customer is able to build a computer system for less than $1,000. This is not possible with some of the larger firms because their standard systems contain components that the consumer may not want. Limited choices results in higher prices for computer systems.

     (c)(1)(xi) Since its inception, the Company has spent $193,370 for company sponsored research and development of the Your ATTACHE concept.

     (c)(1)(xii) Compliance with federal, state and local provisions regulating the discharge of materials into the environment or otherwise relating to the protection of the environment will have no material effect on the capital expenditures, earnings and competitive position of the Company.

     (c)(1)(xiii) The Company employs a total of eight persons: One Chief Executive Officer, one Secretary/Treasurer, one Chief Technology Officer, one part-time Accountant, and four part time technicians and/or assemblers. The Company's outsourcing facility has 125 employees.

     (d) Not applicable since the Company had no foreign operations or export sales during fiscal year l997. The Company does ship to APO and FPO addresses.

ITEM 2   PROPERTIES

     The Company currently occupies approximately 2,000 square feet at 3650 Austin Bluffs Parkway, suite 138, Colorado Springs, Colorado. The Company is paying $2110 plus utilities for rent for the Austin Bluffs. The lease for the Austin Bluffs space will continue until May l, l999. The Company has two five year options on the Austin Bluffs space.

ITEM 3   LEGAL PROCEEDINGS

     The Company's subsidiary, ACI Micro Systems, Inc. has been sued by California IC for $27,500 for goods and services. ACI has answered generally and specifically that the plaintiff refused to accept returned merchandise. The matter has been dormant since February 1998 and until recently the court ordered some action or the case will be dismissed. No settlement negotiations have been held but should be fruitful if initiated by plaintiff.

     Two other suppliers have recently made demands for payment. Daytek alleges $27,000 is due and Altura PC Systems claims $21,350. Both claims are in dispute. Negotiations will likely result in settlement of both at reduced amounts.

ITEM 4  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

     The shareholders at the annual shareholders meeting held on August 10, 1997 elected Steven H. Walker as a Director and Chair of the Board of Directors and Christopher S. Walker as a Director on the Board of Directors.

PART II

ITEM 5              MARKET FOR THE REGISTRANT'S COMMON STOCK
                      AND RELATED SECURITY HOLDER MATTERS

     (a)(1)(i) The principal market on which the Company's common stock is traded is on the Over-the-Counter Bulletin Board. Its symbol is AMGV.

     (a)(1)(ii) Not applicable.

     (a)(1)(iii) Since January l986, the Company's stock has been traded on the over-the-counter market. The range of high and low bid quotations for the Company's common stock for the quarters in l997 is provided below. The over-the-counter market quotations reflect inter-dealer prices without retail markup, markdown or commissions and may not necessarily represent actual transactions.


                                High Bid       Low Bid

1/1/97 -- 3/31/97                 $.46          $.15

4/1/97 -- 6/30/97                 $.56          $.15

7/1/97 -- 9/31/97                 $.43          $.21

l0/1/97 -- 12/31/97               $1.28         $.25

     (a)(1)(iv) Not applicable.

     (a)(1)(v) Not applicable.

     (a)(2) Not applicable.

     (b)(2) The approximate number of record holders of the Company's common stock on December 31, 1997 was 1,150.

     (b)(2) Not applicable.

     (c)(1) The Company has paid no dividends with respect to its common stock. There are no contractual restrictions on the Company's present or future ability to pay dividends.

     (c)(2) Not applicable since the Company has not had earnings that indicate an ability to pay cash dividends. The Company does not expect to pay dividends in the foreseeable future.

ITEM 6                MANAGEMENT DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

LIQUIDITY AND CAPITAL RESOURCES

     The ratio of current assets to current liabilities for year ending December 31, 1997 is .58 compared to .87 for 1996. Actual working capital for the year ended December 1997 was ($142,243) compared to ($45,484) at December 31, 1996. The decrease in working capital was primarily due to an increase in liabilities that came from increases in payables due to the return of product from Wal-Mart retail stores.

     The Company believes that its "just in time" inventory method will reduce capital requirements and provide sufficient revenues to meet its cash requirements for major growth in the year ahead. The Company plans to sell its product only through Wal-Mart Online and its own web site. Products will not be shipped until paid for.

     The Company has reached an agreement with Wal-Mart that there will be no more returns of products from its retail stores. The Company has satisfied its debit balance with Wal-Mart and has satisfied its obligation with its largest creditor.

The Company currently has no commitments for capital expenditures.

RESULTS OF OPERATIONS

     The Company's primary business and source of revenue is derived from the sales by its wholly owned subsidiary ACI Micro Systems, Inc. The Company had a net loss of ($430,921) for the year ended December 31, 1997 compared to a net loss of ($723,911) for the year ended December 31, 1996.

     Revenues from overall operations for the year ended December 31, 1997 decreased by $676,105 from the year ended December 31, 1996. The decrease in sales was primarily due to the Company's change from selling its product to Wal-Mart retail stores to Wal-Mart Online. There were two months that no sales were made to either the Wal-Mart retail stores or through Wal-Mart Online.

     Cost of sales as a percentage of sales for ACI was 95 percent compared to 98 percent for the cost of sales in 1996. The decrease in the percentage of the cost of goods was due to Wal-Mart returning fewer unsold computers in 1997 than in 1996, and the Company's decision to sell products through Wal-Mart Online instead of Wal-Mart retail stores. While returns due to defective product are minimal, ACI had a guaranteed-sale provision with Wal-Mart and agreed to take back unsold computers at the original invoice amount. The vast fluctuation in prices of computer components causes the percentage of the cost of goods to rise if the computers are returned several months after they are originally sold. The Company's decision to sell computers through Wal-Mart Online instead of Wal-Mart retail stores has enabled the Company to adopt a `Just In Time' inventory method which significantly reduces the risk of obsolete inventory.

     The Company has taken provisions to avoid guaranteed-sale returns. ACI no longer accepts orders from Wal-Mart retail stores. The Company only accepts orders from Wal-Mart Online and those orders are produced only if the computer is sold and paid for. The customer has only 15 days to return the computer and there are no returns of unsold computers.

     ACI received a second vendor agreement from Wal-Mart Stores, Inc. that provides the Company the ability to sell its computers world wide through Wal-Mart's web site. ACI presently has five computer configurations available through Wal-Mart's web site and expects to have its customized built to order "BTO" computer web page up and running by the end of July 1998. These computers are sold to the consumer before they are built, therefore nullifying the guaranteed-sale problem.

     ACI has an exclusive agreement with Wal-Mart Online for the BTO computers. Wal-Mart Online software has been developed to be used with ACI's price points and products for both the desktop and notebook computer. ACI's BTO has an advantage over some of the larger BTO companies in that the customer can build a computer with fewer standard features thus providing the customer more choices.

     Selling, general and administrative expenses were $429,212 for 1997 compared with $701,032 for 1996. The Company reduced its selling general and administrative by 39 percent in 1997. The Company was able to decrease its selling general and administrative expenses by focusing on Internet sales and reducing sales to retail stores.

     The loss per share in 1997 was ($.05) compared to a loss per share of ($.08) in 1996. The accumulated deficit was reduced by $119,059 in 1997 and the Shareholder equity deficit was reduced from ($510,632) in 1996 to ($211,490) in 1997 or $299,142. The deficit reductions were due to additional paid in capital for common shares and by the President, Steven H. Walker converting $500,000 of debt owing him to equity.

ITEM 8 FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

     Financial statements and supporting schedules reporting supplementary financial information are listed in the Index to Financial Statements filed as part of this Form l0-KSB.

ITEM 9 DISAGREEMENTS OF ACCOUNTING AND FINANCIAL DISCLOSURE

Not applicable.


                                    PART III

ITEM 10           DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND
                        CONTROL PERSONS OF THE COMPANY.

     (a) Identification of Directors.


                          Position held                            Dates of
Name                      with Company                Age          Service
----                      ------------                ---          -------

Steven H. Walker         President, Chair             59           l985-l997
                         of the Board, Director

Christopher S. Walker    Secretary-Treasurer,         28           1996-1997
                         Director


     (b) Identification of Executive Officers

                          Position held                            Dates of
Name                      with Company                Age          Service
----                      ------------                ---          -------

Steven H. Walker              CEO                     59           l985-l997

Christopher S. Walker         COO                     28           l996-1997


     (c) Identification of Certain Significant Employees.

     Michael P. Lohman, Ph.D. was appointed to the position Chief Technology Officer (CTO). Dr. Lohman received his doctorate from UCLA in Computer Science/Electrical Engineering in 1986.

     No other officer or director of the Company, including controlling shareholders, is related to any other such person.

     (e)(1) The business experience of the Registrant's officers and directors is as follows:

STEVEN H. WALKER, (59), has been President, Chair of the Board and Chief Executive Officer of the Company since January l986 and has been Vice President and Chair of the Board of Neuro-Medical, Inc. and President and Chair of the Board of Aspen Medical Diagnostics, Inc. since 1983 and 1984 respectively. He is also a licensed psychologist who was in private practice for 15 years. He is a past president of the El Paso County Psychological Society. He received a Ph.D. from the University of Wyoming in l972.

CHRISTOPHER S. WALKER, (28), has been Secretary/Treasurer, Director on the Board and Chief Operating Officer since August 1996. He has been an employee of the Company since 1988 and has held positions of Transfer Agent and Marketing
Director. Mr. Walker received a Bachelor of Science degree in Business Administration from the University of Northern Colorado in 1990. Mr. Walker was instrumental in acquiring the Wal-Mart accounts.

     (e)(2) Not applicable

     (f) Not applicable

     (g) Not applicable.

ITEM II MANAGEMENT REMUNERATION

     (a)(l) Cash compensation for the fiscal year ended December 31, l997.

                                                                  Cash bonuses
Name of individual       Capacities           Cash salaries       and deferred
or number in group     in which served           and fees         compensation
------------------     ---------------           --------         ------------

Steven H. Walker        President/CEO       $63,000/year plus 10% of netprofits

Christopher W. Walker   Secretary/Treasurer
                        COO                 $26,400

All officers and/or
Directors as a Group
(two persons)                               $89,400 plus 10% of net profit


     (a)(2) Bonuses and deferred compensation.

Name of individual            Capacities                Deferred Compensation.
------------------            ----------                ----------------------

Steven H. Walker              President                   10% of net profit

     (b)(1) Compensation pursuant to Plans.

     The Company has no retirement, pension or profit sharing covering its officers and directors and does not contemplate implementing any such plan at this time.

     (b)(2) Pension Table. Not applicable.

     (b)(3) Alternative Pension Plan Disclosure. Not applicable.

     (b)(4) Stock Option and Stock Purchase right plans. Not applicable.

     (c) Other compensation. Not applicable.

     (d) Compensation of Directors.

     (d)(l) Standard Arrangements. The Board Directors shall not receive any fee for serving as directors.

     (d)(2) Other arrangements. None.

     (e) Termination of employment and change of control arrangements. None.

ITEM 12   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     (a) Security Ownership of Certain Beneficial Owners as of December 31, l997.

     Title of class Name and address of Amount and Percent beneficial owner Nature of beneficial class

                  Ownership
--------------------------------------------------------------------------------
Common Stock      Steven H. Walker            5,563,400      60.5%    $.001 par
                  3650 Austin Bluffs Parkway                           value
                  Colorado Springs, CO 80918

Common Stock      Christopher S. Walker         304,800       3.3%    $.001 par
                  3650 Austin Bluffs Parkway                           value
                  Colorado Springs, CO 80918

Common Stock      All officers and            5,868,200      63.8%    $.001 par
                  directors as a group                                 value

     (c) Changes in control. none

ITEM 13  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

     (a) Transactions With Management and Others.

     Steven H. Walker, President and CEO receives cash salaries and consulting fees totaling $63,000 per annum plus 10% of the net profit before taxes.


                                     PART IV

ITEM 14  EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K

     (a) The following documents are filed apart of this Report of the Company immediately following the signature page.

1.   Financial Statements

     Report of Certified Public Accountants

     Balance Sheets - December 31, 1997

     Statements of Operations - Years ended December 31, 1997 and 1996.

     Statement of Stockholders' Equity - Years ended December 31, 1997 and 1996.

     Statements of Cash Flows - Years ended December 31, 1997 and 1996.

     Notes to Financial Statements

2. Financial Statement schedules required to be filed immediately follow Item 14 of this Form 10-KSB

INDEPENDENT AUDITOR'S REPORT



Board of Directors and Shareholders
American General Ventures, Inc.


We have audited the consolidated balance sheet of American General Ventures, Inc. as of December 31, 1997, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the years in the two year period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above, present fairly, in all material respects, the financial position of American General Ventures, Inc. as of December 31, 1997, and the results of its operations and cash flows for each of the years in the two year period ended December 31, 1997, in conformity with generally accepted accounting principles.




                                     James E. Scheifley & Associates, P.C.
                                     Certified Public Accountants

Englewood, Colorado
May 26, 1998

                         American General Ventures, Inc.
                           Consolidated Balance Sheet
                                December 31, 1997

                                     ASSETS
                                     ------
Current assets:
  Cash                                                              $    17,706
  Accounts receivable, trade                                              1,425
  Inventory                                                             177,057
  Prepaid expenses                                                          198
                                                                    -----------
      Total current assets                                              196,386

Property and equipment, at cost, net of
  accumulated depreciation of $36,081                                    37,602

Goodwill, net of amortization of $25,183                                 22,583
                                                                    -----------
                                                                    $   256,571
                                                                    ===========
                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------
Current liabilities:
 Current portion of long-term debt                                  $     4,200
  Accounts payable                                                      289,846
  Accrued interest - related party                                       37,729
  Accrued expenses, other                                                 6,854
                                                                    -----------
      Total current liabilities                                         338,629

Notes payable - shareholders                                            115,215
Long-term debt                                                           14,217
Commitments and contingencies (Note 9)

Stockholders' equity:
 Preferred stock, no stated value
   8,000,000 shares authorized,
  no shares issue and outstanding                                          --
 Common stock, $.001 par value,
  900,000,000 shares authorized,
  10,593,666 shares issue and outstanding                                10,594
 Additional paid-in capital                                           2,430,788
 Accumulated deficit                                                 (2,652,872)
                                                                    -----------
                                                                       (211,490)
                                                                    -----------
                                                                    $   256,571
                                                                    ===========

          See accompanying notes to consolidated financial statements.

                         American General Ventures, Inc.
                      Consolidated Statement of Operations
                     Years Ended December 31, 1997 and 1996



                                                       1997             1996
                                                   -----------      -----------
Sales                                              $   721,745      $ 1,397,850
Cost of sales                                          690,064        1,365,308
                                                   -----------      -----------
Gross profit                                            31,681           32,542

Other costs and expenses:
 General and administrative                            429,212          701,032
                                                   -----------      -----------
Income (loss) from operations                         (397,531)        (668,490)

Other income and (expense):
 Other income                                              117             --
 Interest expense - related party                      (12,000)         (25,729)
 Interest expense                                      (21,507)         (29,692)
                                                   -----------      -----------
                                                       (33,390)         (55,421)
                                                   -----------      -----------

Income (loss) before income taxes                     (430,921)        (723,911)
Provision for income taxes                                --               --
                                                   -----------      -----------
  Net income (loss)                                $  (430,921)     $  (723,911)
                                                   ===========      ===========


Earnings (loss) per share:
 Net income (loss)                                 $     (0.05)     $     (0.08)
                                                   ===========      ===========

 Weighted average shares outstanding                 9,506,222        9,200,000
                                                   ===========      ===========


          See accompanying notes to consolidated financial statements.



                                                   American General Ventures, Inc.
                                       Consolidated Statement of Changes in Stockholders' Equity
                                              Years Ended December 31, 1997 and 1996


                                                         Common Stock            Additional
                                                 ---------------------------       Paid-in       Accumulated
                                                    Shares          Amount         Capital        (Deficit)           Total
                                                    ------          ------         -------        ---------           -----

Balance, December 31, 1995                         9,200,000     $     9,200     $ 1,702,099     $(1,498,040)     $   213,259

Net (loss) for the year                                 --              --              --          (723,911)        (723,911)
                                                 -----------     -----------     -----------     -----------      -----------
Balance, December 31, 1996                         9,200,000           9,200       1,702,099      (2,221,951)        (510,652)

Common stock sold for cash                           566,666             567         150,266            --            150,833

Common stock issued for services                     277,000             277          53,973            --             54,250

Common stock issued for debt conversion              550,000             550         524,450            --            525,000

Net (loss) for the year                                 --              --              --          (430,921)        (430,921)
                                                 -----------     -----------     -----------     -----------      -----------
Balance, December 31, 1997                        10,593,666     $    10,594     $ 2,430,788     $(2,652,872)     $  (211,490)
                                                  ==========     ===========     ===========     ===========      ===========



                                  See accompanying notes to consolidated financial statements.

                                                                   F-18

                         American General Ventures, Inc.
                      Consolidated Statements of Cash Flows
                     Years Ended December 31, 1997 and 1996



                                                            1997         1996
                                                         ---------    ---------
Net income (loss)                                        $(430,921)   $(723,911)
  Adjustments to reconcile net income (loss) to net
   cash provided by (used in) operating activities:
   Depreciation and amortization                            16,134       12,255
   Stock issued for services                                44,250         --
Changes in assets and liabilities:
    (Increase) decrease in accounts receivable              18,126      112,097
    (Increase) decrease in inventory                        (9,070)       2,929
    (Increase) decrease in prepaid expenses                  1,802        2,024
    (Increase) decrease in other assets                       --          4,874
    Increase (decrease) in accounts payable and
        accrued expenses                                   112,078      318,560
                                                         ---------    ---------
       Total adjustments                                   183,320      452,739
                                                         ---------    ---------
  Net cash used in
   operating activities                                   (247,601)    (271,172)
                                                         ---------    ---------

Cash flows from investing activities:
   Acquisition of plant and equipment                         --         (1,740)
                                                         ---------    ---------
Net cash used in investing activities                         --         (1,740)
                                                         ---------    ---------
Cash flows from financing activities:
   Repayment of long-term debt                              (8,084)      (3,085)
   Proceeds from the sale of common stock                  148,833         --
   Increase in officer loans                               100,574      299,981
                                                         ---------    ---------
  Net cash provided by
   financing activities                                    241,323      296,896

Increase (decrease) in cash                                 (6,278)      23,984
Cash and cash equivalents,
 beginning of period                                        23,984         --
                                                         ---------    ---------
Cash and cash equivalents,
 end of period                                           $  17,706    $  23,984
                                                         =========    =========

          See accompanying notes to consolidated financial statements.

                         American General Ventures, Inc.
                      Consolidated Statements of Cash Flows
                     Years Ended December 31, 1997 and 1996

                                                             1997        1996
                                                           --------     --------
Supplemental cash flow information:
   Cash paid for interest                                  $ 21,506     $  1,803
   Cash paid for income taxes                              $   --       $   --


Non-cash investing and financing activities:
   Assets acquired by issuance of long-term debt           $   --       $ 46,664

   Asset liquidated to satisfy note payable                $ 18,741     $   --

   Conversion of officer loans to common stock             $500,000     $   --




          See accompanying notes to consolidated financial statements.

American General Ventures, Inc.
Notes to Consolidated Financial Statements
December 31, 1997


Note 1. Organization and Summary of Significant Accounting Policies.
        ------------------------------------------------------------

The Company was incorporated in Nevada in November 1984. The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, ACI Micro Systems, Inc., a manufacturer and distributor of computers and related products, which was acquired on September 11, 1987. All significant inter-company items have been eliminated in consolidation.. The Company distributes its products through a retail outlet in Colorado Springs, CO and through a national retail chain in the southwestern United States through the chain's worldwide online shopping website.

     Inventory:
Inventory is valued at the lower of cost or market on a first-in first-out basis and consists primarily of finished goods including complete computer systems, spare parts and related equipment held for retail sale.

     Property, Plant and Equipment:
Property, plant and equipment are recorded at cost and are depreciated based upon estimated useful lives using the straight-line method. Estimated useful lives range from 3 to 5 years for furniture and fixtures and from 5 to 10 years for equipment.


     Loss per share:
In February 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 128, "Earnings Per Share." SFAS No. 128 supersedes and simplifies the existing computational guidelines under Accounting Principles Board ("APB") Opinion No. 15, "Earnings Per Share."

The statement is effective for financial statements issued for periods ending after December 15, 1997. Among other changes, SFAS No. 128 eliminates the presentation of primary earnings per share and replaces it with basic earnings per share for which common stock equivalents are not considered in the computation. It also revises the computation of diluted earnings per share. The Company has adopted SFAS No. 128 and there is no material impact to the Company's earnings per share, financial condition, or results of operations. The Company's earnings per share have been restated for all periods presented to be consistent with SFAS No. 128. Per share amounts are based on the weighted average number of common shares outstanding. Common stock equivalents are not considered in years when operating losses are incurred as their effect would be anti-dilutive.

The basic loss per share is computed by dividing the net loss for the period by the weighted average number of common shares outstanding for the period. Loss per share is unchanged on a diluted basis since the assumed exercise of common stock equivalents would have an anti-dilutive effect.

     Revenue Recognition:
Revenue is recognized at the time the product is delivered or the service is performed. Revenue related to long term service contracts is recognized on a pro rata basis over the term of the contract. Provision for sales returns are estimated based on the Company's historical return experience.

     Intangible Assets:
Intangible assets consist of goodwill related to the acquisition of a subsidiary company. Goodwill is being amortized using the straight line method over a period of 20 years. Amortization expense amounted to $2,388 for each of the years ended December 31, 1997 and 1996.

The Company makes reviews for the impairment of long-lived assets and certain identifiable intangibles whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Under SFAS No. 121, an impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. No such impairment losses have been identified by the Company for the 1997 and 1996 fiscal years.

      Cash:
For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

     Estimates:
The preparation of the Company's financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates. The Company made sales to its major customer, see Note 10, on terms which include a guaranteed right of return. At December 31, 1996 the Company accrued $39,000 related to anticipated returns.

     Advertising costs:
Advertising costs are charged to operations when the advertising first takes place. Advertising costs charged to operations were $3,720 and $15,554 in 1997 and 1996, respectively.

     Fair value of financial instruments
The Company's short-term financial instruments consist of cash and cash equivalents, accounts and loans receivable, and payables and accruals. The carrying amounts of these financial instruments approximates fair value because of their short-term maturities. Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash and accounts receivable, trade. During the year the Company did not maintain cash deposits at financial institutions in excess of the $100,000 limit covered by the Federal Deposit Insurance Corporation. The Company has a major customer, (see Note 10) the loss of which could have a material negative impact upon the Company. The Company does not hold or issue financial instruments for trading purposes nor does it hold or issue interest rate or leveraged derivative financial instruments.

     Stock-based Compensation
The Company  adopted  Statement  of Financial  Accounting  Standard No. 123 (FAS
123), Accounting for Stock-Based Compensation beginning with the Company's first quarter of 1996. Upon adoption of FAS 123, the Company continued to measure compensation expense for its stock-based employee compensation plans using the intrinsic value method prescribed by APB No. 25, Accounting for Stock Issued to Employees. Stock based compensation was paid by the Company during the year ended December 31, 1997 as described in Note 4.


Note 2.  Property, Plant and Equipment.
         ------------------------------

Property, plant and equipment consists of the following at December 31, 1996

         Office furniture and equipment       $    50,908
         Vehicles                                  22,775
                                              -----------
         Less accumulated depreciation            (36,081)
                                              -----------
                                              $    37,602
                                              ===========

Depreciation charged to operations was $13,746 and $9,897 for the years ended December 31, 1997 and 1996 respectively. Vehicles are pledged as collateral for the underlying purchase financing contracts, see Note 7.


Note 3.  Goodwill.
         --------

Amortization of goodwill amounted to $2,388 for each of the years ended December 31, 1997 and 1996 and was computed using the straight line method over a twenty year period. Goodwill recorded by the Company represents the excess of the purchase of ACI Micro Systems, Inc. over the net assets acquired.


Note 4.  Stockholders' Equity.
         --------------------

During the year ended December 31, 1997 the Company issued 500,000 shares of its common stock for the conversion of debt owed to its president. The shares were valued at $1.00 per share when the Company's common stock had a bid price of $.50 per share at the date the conversion was approved by the Company's Board of Directors. The excess of the conversion price over the bid price for the shares issued is considered to be a capital contribution to the company by its president. Additionally, 50,000 shares of restricted common stock were issued to a vendor for debt conversion at $.50 per share, the fair value of the stock on the conversion date.

The Company issued an aggregate of 277,000 shares of its common stock for services provided to the Company by three entities. The shares were valued at $.10 per share for 100,000 shares issued in January 1997 and $.25 per share for 177,000 shares issued in September 1997 based on the bid prices of the Company's common stock.

During the fourth quarter of 1997, the Company received and aggregate of $150,833 in cash for the exercise of common stock warrants. The exercise price of 500,000 of the warrants was $.25 per share and the exercise price of 66,666 of the warrants was $.3875 per share. The warrants were issued in connection with a contract to provide WEB site development and public relations services to the Company. The contract was entered into on September 25, 1997 at which date the fair value of the Company's common stock was $.25 per share. The Company recorded no additional compensation expense as a result of the warrants. Warrants to purchase an additional 433,334 shares of the Company's common stock expired on December 31, 1997.

During the year ended December 31, 1997 the Company established a non-statutory stock option plan to benefit employees, officers, directors, consultants and others providing services to the Company. The Company has reserved 25,000,000 shares of common stock for issuance in connection with option grants made pursuant to the plan. The purchase price for shares granted under the plan shall not be less than 67% of the fair market value of the stock on the grant date. The shares and warrant shares described in the preceding paragraph were issued in connection with the stock option plan.


Note 5. Income Taxes.
        -------------

The Company has not provided for income taxes for the years ended December 31, 1997 and 1996 due to operating losses.

The Company has net operating loss carryforwards available to offset future taxable income of approximately $2,676,000. Such carryforward amounts expire in years beginning in 2002 as follows:

                   2002                             $  214,000
                   2003                             $  233,000
                   2004                             $  353,000
                   2005                             $  190,000
                   2007                             $  140,000
                   2008                             $  280,000
                   2009                             $   81,000
                   2011                             $  724,000
                   2012                             $  461,000
                                                    ----------
                   Total                            $2,676,000
                                                    ==========

The Company does not anticipate the utilization of these net operating losses in the near future and has established a valuation allowance for the full amount of deferred tax asset ($910,000) estimated to arise therefrom. The reserve amount increased by approximately $157,000 and $246,000 during the years ended December 31, 1997 and 1996.

Note 6. Related Party Transactions.
        --------------------------

The Company is obligated to compensate its president at the rate of $63,000 plus 10% of pre tax profits per annum effective January, 1992.

During 1992 the balance due for cash advances and deferred salary to the Company's president was converted to an unsecured note with interest at 10% per annum due in installments through August, 2000. The balance on this note was $129,691 at December 31, 1996. The Company was unable to meet repayment requirements during 1997 and 1996.

The Company has accrued interest of $12,000 and $12,969 for the years ended December 31, 1997 and 1996, respectively. During the years ended December 31, 1997 and 1996, the Company's president made working capital advances to the Company of $100,574 and $44,781, respectively and during 1996, assumed personal liability for funds advanced to the Company in 1996 pursuant to a line of credit with a bank amounting to $255,200.

At December 31, 1997 the note plus additional cash advances an salary accruals amounting to $500,000 were converted into common stock of the Company as described in Note 4.


Note 7. Long-term debt
        --------------

During the year ended December 31, 1996, the Company entered into two vehicle purchase contracts which provide for monthly repayments aggregating $968 though 2001. The contracts bear interest at 8.5% per annum and are secured by the Company's vehicles. During 1997, the Company disposed of one of the vehicles and retired the related debt. Aggregate amounts due under the remaining contract are $4,200 in 1998, $4,603 in 1999, $5,044 in 2000 and $4,570 in 2001.


Note 8. Commitments and contingencies
        ------------------------------

Operating leases

The Company leases its facilities under an operating leases through May 31, 1999. Minimum future rentals payable under the leases are as follows:

                       Year                         Amount
                       1998                       $ 18,453
                       1999                          7,875
                                                  --------
                                                  $ 26,328
                                                  ========

Rent expense amounted to $27,310 and $52,843 for the years ended December 31, 1997 and 1996, respectively.

The Company has three legal matters pending with its suppliers for collection of trade accounts payable aggregating approximately $75,000. The Company expects to reach settlement agreements with the suppliers for reduced payment amounts, however, the gross amounts due each vendor are included in accounts payable at December 31, 1997.

Note 9.  Sales to major customers
         ------------------------

During the years ended December 31, 1997 and 1996, the Company recorded revenue for goods or services provided to client companies that comprise greater than 10% of total revenues as follows:

                                      1997          1996
      Wal-Mart  Stores, Inc.        $422,041      $975,940


Note 10. Subsequent event
         ----------------

On June 29,1998, the Company settled an outstanding trade account payable with a vendor having a balance at December 31, 1997 and the settlement date of $110,232. The Company made a one time cash payment of $32,000 in full settlement of the claim and will record a gain from debt extinguishment during the quarter ended June 30, 1998 amounting to $78,232.

AMERICAN GENERAL VENTURES, INC.

By: /s/  Steven H. Walker
   -------------------------------
Steven H. Walker
President/CEO

Date:  January 15, 1999
     -----------------------------

     Pursuant to the requirements of the Securities and Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Date:  January 15, 1999                     /s/  Steven H. Walker
     -----------------------------          ------------------------------------
                                            Steven H. Walker, President Director

Date:  January 15, 1999                     /s/  Christopher S. Walker
     -----------------------------          ------------------------------------
                                            Christopher S. Walker, Secretary
                                            Treasurer, Director

ARTICLE 5
PERIOD-TYPE                                12-MOS
FISCAL-YEAR-END                          DEC-31-1997
PERIOD-START                             JAN-01-1997
PERIOD-END                               DEC-31-1997
CASH                                          17,706
SECURITIES                                         0
RECEIVABLES                                    1,425
ALLOWANCES                                         0
INVENTORY                                    177,057
CURRENT-ASSETS                               196,386
PP&E                                             198
DEPRECIATION                                  36,081
TOTAL-ASSETS                                 256,571
CURRENT-LIABILITIES                          338,624
BONDS                                              0
PREFERRED-MANDATORY                                0
PREFERRED                                          0
COMMON                                             0
OTHER-SE                                           0
TOTAL-LIABILITY-AND-EQUITY                 (211,490)
SALES                                        721,745
TOTAL-REVENUES                                   721
CGS                                          690,064
TOTAL-COSTS                                  690,064
OTHER-EXPENSES                               429,212
LOSS-PROVISION                                     0
INTEREST-EXPENSE                              33,390
INCOME-PRETAX                                      0
INCOME-TAX                                         0
INCOME-CONTINUING                                  0
DISCONTINUED                                       0
EXTRAORDINARY                                      0
CHANGES                                            0
NET-INCOME                                 (430,921)
EPS-PRIMARY                                    (.05)
EPS-DILUTED                                    (.05)

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               FORM 10-QSB/AMENDED

                [ X ] QUARTERLY REPORT UNDER SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                   For the Three Months Ended: March 31, 1998

                 [ ] TRANSITION REPORT UNDER SECTION 13 OR 15(d)
                               OF THE EXCHANGE ACT

                       For the transition period from: to:

                         Commission file Number 0-14039

                        AMERICAN GENERAL VENTURES, INC.
                        -------------------------------
             (Exact Name of Registrant as Specified in its Charter)

            NEVADA                                                11-2712721
            ------                                                ----------
(State or Other Jurisdiction of                                I.R.S. Employer
 Incorporated or Organization)                                Identification No.

      3650 Austin Bluffs Parkway-Suite 138 Colorado Springs, Colorado 80918
      ---------------------------------------------------------------------
                    (Address of Principal Executive Offices)

                 (719) 548-1616 (Registrant's Telephone Number)

Check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15 (d) of the Securities Exchange Act of 1934 during the preceding 12 months (or shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past
90 days. Yes  x    No

                APPLICABLE ONLY TO ISSUERS INVOLVED IN BANKRUPTCY
                  PROCEEDINGS DURING THE PRECEDING FIVE YEARS:

Check mark whether the issuer has filed all documents and reports required to be filed by Sections 2, 12, or 15 (d) of the Securities Exchange Act after the
distribution of securities under a plan confirmed by a court. Yes    No

                      APPLICABLE ONLY TO CORPORATE ISSUERS:

     State the number of shares outstanding of each issuer's classes of common stock, as of the latest practicable date.

Common Stock $.001 par value,                           10,698,843
-----------------------------                           ----------
     (title of class)                     (Shares outstanding at March 31, 1998)

                         AMERICAN GENERAL VENTURES, INC.

                                   FORM 10-QSB

                      FOR THREE MONTHS ENDED MARCH 31, 1998


                                      INDEX


                         PART I - FINANCIAL INFORMATION


ITEM 1 - Financial Statements                                           PAGE

     Balance Sheet as of March 31, 1998 & 1997                            3

     Income Statements for quarters ending
     March 31, 1998 & 1997                                                4

     Statement of Cash Flows for three months ended
     March 31, 1998 & 1997                                                5

ITEM 2 - Management Discussion and Analysis                               6


                           PART II - OTHER INFORMATION

ITEMS 1-5                                                                 7


SIGNATURE PAGE                                                            8

                         AMERICAN GENERAL VENTURES, INC.
                           CONSOLIDATED BALANCE SHEET
                         MARCH 31, 1998 & MARCH 31, 1997
                                   (UNAUDITED)

ASSETS                                                3-31-98          3-31-97
------                                                -------          -------

Current Assets:
         Cash                                           29,103           (7,898)
         Accounts Receivable                            27,692          131,501
         Inventory-For Sale                            174,875          240,211
         Inventory-Office Equipment                        -0-              -0-
                                                    ----------       ----------
         Total Current Assets                          231,670          363,814

         Net Prop,Plant,Equip and                       36,260           70,089
         Vehicles, Less Accumulated
         Depreciation ($27,454)
         Other Assets (Goodwill)                        21,986           24,971
                                                    ----------       ----------
         Total Assets                                  289,916          458,874
                                                    ==========       ==========
LIABILITIES and STOCKHOLDERS' EQUITY

Current Liabilities
         Account Payables                              222,795          194,294
         Other Current Liabilities                       4,025           10,051
         Accrued Salaries-Officers                      98,075           98,075
         Accrued Interest                               25,729           25,829
                                                    ----------       ----------
         Total Current Liabilities                     350,624          328,249

Long Term Liabilities:
         Notes Payable-Officer                         169,478          638,315
         Bank Loan                                      14,217           35,495
                                                    ----------       ----------
         Total Long Term Liabilities                   183,695          673,810
                                                    ----------       ----------
         Total Liabilities                             534,319        1,002,059

Stockholders' Equity:
         Common Stock                                   10,699            9,300
         Paid in Capital                             2,452,133        1,711,999
         Accumulated deficit                        (2,707,235)      (2,264,484)
                                                    ----------       ----------
         Total Equity                                 (244,403)        (543,185)
                                                    ----------       ----------
         Total Liabilities & Equity                    289,916          458,874
                                                    ==========       ==========

                         AMERICAN GENERAL VENTURES, INC.
                          CONSOLIDATED INCOME STATEMENT
                       QTRS ENDING MARCH 31, 1998 & 1997

                                                   1ST QTR            1ST QTR
                                                     1998               1997
                                                     ----               ----

REVENUES                                               73,193           297,849

Cost and Expenses:
         Cost of Sales                                 53,138           242,937
         Sell & General Admin                          74,418            97,445
         Interest                                         -0-                0-
                                                  -----------       -----------
         Total Cost & Expenses                        127,556           340,382
                                                  -----------       -----------
Loss from Operations                                  (54,363)          (42,533)
                                                  -----------       -----------

Other Income & Expenses:
         Interest Income                                  -0-               -0-
                                                  -----------       -----------
         Total Other Income/Expense                       -0-               -0-
                                                  -----------       -----------

Net Loss                                              (54,363)          (42,533)

Net Income Per Common Share                               .00               .00

Weighted Average Common Shares
Outstanding                                        10,698,843         9,300,000
                                                  ===========       ===========

                         AMERICAN GENERAL VENTURES, INC.
                             CONSOLIDATED CASH FLOW
                  FOR THREE MONTHS ENDING MARCH 31, 1998 & 1997


                                                  1998                    1997
                                                  ----                    ----

Cash Flow from Operating Activities
         Net Income (Loss)                        (54,363)              (42,533)

Adjustments to Reconcile Net Income
to Net Cash:
         Depreciaion and Goodwill                   1,939                   -0-
         Inc (Dec) in Accounts Receivable         (26,267)             (111,950)
         Inc (Dec) in Inventory                     2,182               (72,224)
         Inc (Dec) in Other Assets                    198                 2,000
         Inc (Dec) in Accounts Payable            (67,051)               20,063
         Inc (Dec) in Other Accrued Liabilities    79,046               (45,880)
                                                 --------              --------
Net Cash Used In
Operating Activities                              (64,316)             (250,524)

Cash Flow from Investing Activities:
         Inc (Dec) in Marketable Securities           -0-                   -0-
         Plant and Equipment                          -0-                   -0-
                                                 --------              --------
Net Cash Provided by
Investing Activities                                  -0-                   -0-

Cash Flow from Financing Activities:
         Inc (Dec) in Notes Payable                   -0-                   -0-
         Inc (Dec) in Notes Pay-Walker             54,263               208,643
         Inc (Dec) in Long-Term Debt                  -0-                    (1)
         Inc (Dec) in Common Stock                    105                   100
         Inc (Dec) in Paid in Capital              21,345                 9,900
                                                 --------              --------
Net Cash Provided by
Financing Activities                               75,713               218,642
                                                 --------              --------

         Inc (Dec) in Cash                         11,397               (31,882)

         Cash (Beginning)                          17,706                23,984
                                                 --------              --------

         Cash (Ending)                             29,103                (7,898)
                                                 ========              ========

                         AMERICAN GENERAL VENTURES, INC.
                                   FORM 10-QSB
                    FOR THE THREE MONTHS ENDED MARCH 31, 1998



ITEM 2 - MANAGEMENT DISCUSSION AND ANALYSIS

Results of Operations

From January 1, 1998 through March 31, 1998 the Company's revenues were $73,193 compared with $297,849 for the same period a year ago. The Company had a loss of $64,363 for this period compared to a loss of ($42,533) the same period a year ago. The loss was due to a decrease in revenues from the Company's decision to sell its products only through Wal-Mart Online web page(www.Wal-Mart.com)and not in Wal-Mart's retail stores. During this period, Wal-Mart Online was in its development stage and there was essentially no marketing for Online products. Wal-Mart Online expects to complete its web page development in six more months. Even though the Company had a significant reduction in revenues, it placed in the top five vendors for Wal-Mart Online. Management's decision to sell only through Wal-Mart Online is viewed that being online, the Company will experience greater long term benefits than to continue to expand into additional Wal-Mart retail stores. Some advantages from selling only through Wal-Mart's internet site on the web is that Wal-Mart pays the Company within fifteen days from the time the product is shipped. Other benefits from selling through Wal-Mart Online rather than through their retail stores is that the purchaser has only fifteen days to return the product, the warranty begins the day the purchaser receives the product and the Company has better controls on when the product is sold and who the purchaser is. Selling Online also provides a 'just in time' inventory method that is very beneficial for computer manufactures. The components are not purchased until the order is placed from the Wal-Mart customer. This method of inventory reduces expenses of personnel and warehousing, nullifies the guaranteed sale provision and shields the Company from the extraordinary depreciation of costs that are so prevalent in the computer industry.

Management is also confident that the change to selling through Wal-Mart Online and not through their retail stores is that Wal-Mart Online plans to feature a "Build to Order"(BTO)computer system. The BTO concept has been one of the reasons that Dell Computers and Gateway Computers have been so successful. Wal-Mart Online has given the Company and exclusive to use only the Company's computers in their BTO program. The Company has the opportunity of growing with a new division within the largest retailer in the world.

Working Capital and Capital Resources

Working capital at March 31, 1998 (current assets less current liabilities) totaled ($118,954) compared with $319,038 at March 31, 1996. The decrease in working capital was due to increased expenses required for the Company to continue its expansion with Wal-Mart stores.

The Company is developing its own web page to sell directly to the public as well as selling through Wal-Mart's web page. Selling directly to the public will be done through credit cards and will essentially work as factoring but at a lower cost. If the Company is successful with its own web page sales, it will greatly reduce the need for additional financing needed for day to day operations. The Company is working with several investment bankers to raise additional capital needed for marketing expenses.

                            PART II OTHER INFORMATION

Item 1 Legal Proceedings.

Item 2 Changes in Securities - 105,177 shares of common stock were issued during this quarter.

Item 3 Defaults Upon Senior Securities - None

Item 4 Submission of Matters to a Vote of Securities Holders - None

Item 5 Other Information - None

Item 6 Exhibits and Reports on Form 8-K - None

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


                                         AMERICAN GENERAL VENTURES, INC.


                                         By: /s/ Steven H. Walker
                                            ------------------------------------
                                            President/CEO

Date: January 6, 1999

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               FORM 10-QSB/AMENDED

                [ X ] QUARTERLY REPORT UNDER SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                   For the Three Months Ended: June 30, 1998

                [ X ] TRANSITION REPORT UNDER SECTION 13 OR 15(d)
                               OF THE EXCHANGE ACT

                      For the transition period from: to:

                         Commission file Number 0-14039

                         AMERICAN GENERAL VENTURES, INC.
                         -------------------------------
             (Exact Name of Registrant as Specified in its Charter)

            NEVADA                                               11-2712721
(State or Other Jurisdiction of                                I.R.S. Employer
 Incorporated or Organization)                                Identification No.

                      3650 Austin Bluffs Parkway-Suite 138
                           Colorado Springs, Colorado
                    (Address of Principal Executive Offices)

                 (719) 548-1616 (Registrant's Telephone Number)

Check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15 (d) of the Securities Exchange Act of 1934 during the preceding 12 months (or shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes x No

                APPLICABLE ONLY TO ISSUERS INVOLVED IN BANKRUPTCY
                  PROCEEDINGS DURING THE PRECEDING FIVE YEARS:

Check mark whether the issuer has filed all documents and reports required to be filed by Sections 2, 12, or 15 (d) of the Securities Exchange Act after the distribution of securities under a plan confirmed by a court. Yes__ No__

                      APPLICABLE ONLY TO CORPORATE ISSUERS:

     State the number of shares outstanding of each issuer's classes of common stock, as of the latest practicable date.

Common Stock $.001 par value,                            11,288,268
-----------------------------                            ----------
    (title of class)                       (Shares outstanding at June 30, 1998)

                         AMERICAN GENERAL VENTURES, INC.

                                   FORM 10-QSB

                      FOR THREE MONTHS ENDED June 30, 1998


                                      INDEX


                         PART I - FINANCIAL INFORMATION


ITEM 1 - Financial Statements                                 PAGE

     Balance Sheet as of June 30, 1998 & June 30,1997          3

     Income Statements for quarters ending                     4
     June 30, 1998 & 1997
     Statement of Cash Flows for three months ended
     June 30, 1998 & 1997                                      5

ITEM 2 - Management Discussion and Analysis                    6


                           PART II - OTHER INFORMATION

ITEMS 1-5                                                      7


SIGNATURE PAGE                                                 8

                         AMERICAN GENERAL VENTURES, INC
                           CONSOLIDATED BALANCE SHEET
                   JUNE 30, 1998 & JUNE 30, 1997 (UNAUDITED)

ASSETS                                                6-30-98          6-30-97
------                                                -------          -------
Current Assets:
         Cash                                            2,395            3,038
         Marketable Securities                             -0-              -0-
         Accounts Receivable                            14,653           73,880
         Inventory                                     151,870          295,783
         Other Current Assets                              -0-              -0-
                                                    ----------       ----------
         Total Current Assets                          168,918          372,701

         Net Prop,Plant,Equip                           34,918           70,118
         Other Assets                                   21,389           24,971
                                                    ----------       ----------
Total Assets                                           225,225          467,790
                                                    ==========       ==========
LIABILITIES and STOCKHOLDERS' EQUITY

Current Liabilities:
         Notes Payable-Officer                          18,052              -0-
         Accounts Payable                              258,528          290,931
         Other Current Liabilities                      89,140          142,722
                                                    ----------       ----------
         Total Current Liabilities                     365,720          433,653

Long Term Liabilities:
         Notes Payable-Officer                             -0-          573,834
         Long Term Debt                                 35,495           35,495
                                                    ----------       ----------
Total Liabilities                                      401,215        1,042,982

Stockholders' Equity:
         Common Stock                                   11,288            9,300
         Paid in Capital                             2,562,856        1,711,999
         Accumulated Deficit                        (2,750,134)      (2,296,491)
                                                    ----------       ----------
         Shareholder's Deficit                        (175,990)        (575,192)
                                                    ----------       ----------
         Total Liabilities &
         shareholder's deficit                         225,225          467,790
                                                    ==========       ==========

                         AMERICAN GENERAL VENTURES, INC.
                          CONSOLIDATED INCOME STATEMENT
                        QTRS ENDING JUNE 30, 1998 & 1997
                                   (UNAUDITED)

                                                    2ND QTR            2ND QTR
                                                     1998               1997
                                                     ----               ----

REVENUES                                             120,318            310,727

Cost and Expenses:
         Cost of Sales                               111,918            245,143
         Sell & General Admin                         51,299             97,591
         Interest                                        -0-                -0-
                                                 -----------        -----------
         Total Cost & Expenses                       163,217            342,734
                                                 -----------        -----------
Net Loss Before Taxes                                (42,899)           (32,007)

Income Tax Expense                                       -0-                -0-

Net Loss                                             (42,899)           (32,007)

Net Income Per Common Share                              .00                .00

Weighted Average Common Shares
Outstanding                                       11,288,268          9,300,000
                                                 ===========        ===========

                         AMERICAN GENERAL VENTURES, INC.
                             CONSOLIDATED CASH FLOW
                  FOR THREE MONTHS ENDING JUNE 30, 1998 & 1997
                                   (UNAUDITED)

                                                          1998           1997
                                                          ----           ----

Cash Flow from Operating Activities
         Net Income (Loss)                               (42,899)       (32,007)

Adjustments to Reconcile Net Income
to Net Cash:
         Depreciation and Goodwill                         1,939            -0-
         Inc (Dec) in Accounts Receivable                 13,039         57,621
         Inc (Dec) in Inventory                           23,005        (55,572)
         Inc (Dec) in Other Assets                           -0-            -0-
         Inc (Dec) in Accounts Payable                    35,733         96,637
         Inc (Dec) in Other Accrued Liab                 (20,637)         8,767

                                                        --------       --------
Net Cash Provided by (Used In)
Operating Activities                                      10,180         75,446

Cash Flow from Investing Activities:
         Inc (Dec) in Marketable Sec                         -0-            -0-
         Plant and Equipment                                                (29)
                                                        --------       --------
Net Cash Provided by (Used in)

Investing Activities                                         -0-            (29)

Cash Flow from Financing Activities:
         Inc (Dec) in Notes Payable                          -0-            -0-
         Inc (Dec) in Notes Pay-Walker                  (169,478)       (64,481)
         Inc (Dec) in Long Term Debt                      21,278            -0-
         Inc (Dec) in Common Stock                           589            -0-
         Inc (Dec) in Paid in Capital                    110,723            -0-
                                                        --------       --------
Net Cash Provided by (Used in)
Financing Activities                                     (36,888)       (64,481)
                                                        --------       --------

         Inc (Dec) in Cash                               (26,708)        10,936

         Cash (Beginning)                                 29,103         (7,898)

         Cash (Ending)                                     2,395          3,038

                         AMERICAN GENERAL VENTURES, INC.

                                   FORM 10-QSB

                      FOR THE THREE MONTHS ENDED JUNE, 1998

                  ITEM 2 - MANAGEMENT DISCUSSION AND ANALYSIS


Results of Operations

During the period from April 1, 1998 through June 30, 1998 the Company revenues were $310,727 compared to $423,365 for the same period in 1997. The decrease in revenues was due to decreased orders for computers and accessories from Wal-Mart Stores, Inc. taken by the Company's subsidiary ACI Micro Systems, Inc. ACI has reduced its sales with Wal-Mart retail stores since it was issued a second vendor number from Wal-Mart Online. The Company plans to emphasize selling its product through Wal-Mart's World Wide Web Page and de-emphasize its sales in Wal-Mart retail stores. The Company experienced considerable losses because of its 'guaranteed sale' provision with the retail stores. Many Wal-Mart stores ordered more computers than they were able sell and consequently returned the unsold systems. The online sales are sold before they are shipped and reduces the quaranteed sale problem.

The Company presently offers seven preconfigured computer systems on Wal-Mart's web page and expects to have a "build your own desktop and laptop computer" online in October 1998. The build your own computer has been very successful with Dell Computers and Gateway 2000. The Company expects that by partnering with Wal-Mart it will capture a percentage of Dell's and Gateway's market share.

Wal-Mart  Online has  featured  the  Company's  computers  on its  "home"  page.
Wal-Mart Online used one of the Company's computers to celebrate it 1st anniversary by selling it below cost for a period of two weeks. The Company was listed in the top five vendors in revenues for Wal-Mart Online.

In addition to selling its computers online, the Company will continue to sell to Wal-Mart stores but without a guaranteed sale. The most recent vendor agreement from Wal-Mart removed the guaranteed sale provision.

The Company is seeking additional avenues for selling its computers. The Company is in discussions with a national educational Internet company who has expressed interest in purchasing its computers for work stations in the classroom. Its products are also listed on shopping malls of several other web pages.

The Company has an agreement with Prodigy to load its Prodigy Internet software on each computer sold. If the purchaser of the computer decides to continue with Prodigy services after the 30 free trial, Prodigy will pay the Company a bounty. Prodigy has expressed interest in selling the Company's computers through Prodigy's shopping network.

Working Capital and Capital Resources

Working capital at June 30, 1998 (current assets less current liabilities) totaled ($196,802) compared to $273,772 at June 30, 1997. The decrease in working capital was due to a decrease in accounts receivable and inventory.

The Company has  implemented  several  means to raise  short term  capital.  The
Company   expects  to  receive   sufficient   resources   to  meet  its  capital
requirements.

                           PART II OTHER INFORMATION

Item 1 Legal Proceedings

The Company knows of no litigation pending, threatened or contemplated, or unsatisfied judgments against the Company, nor any proceedings to which the Company is a party that will adversely affect the Company.

Item 2 Changes in Securities - 589,425 common shares were issued this quarter.

Item 3 Defaults Upon Senior Securities - None

Item 4 Submission of Matters to a Vote of Securities Holders - None

Item 5 Other Information - None

Item 6 Exhibits and Reports on Form 8-K - None

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            AMERICAN GENERAL VENTURES, INC.


                                            By: /s/ Steven H. Walker
                                               ---------------------------------
                                               President/CEO

Date: January 6, 1999

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            FORM 10-QSB/AMENDMENT #2

                [ X ] QUARTERLY REPORT UNDER SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

For the Three Months Ended:                                   September 30, 1998

                 [ ] TRANSITION REPORT UNDER SECTION 13 OR 15(d)
                               OF THE EXCHANGE ACT

For the transition period from:            to:

Commission file Number                                              0-14039

                         AMERICAN GENERAL VENTURES, INC.
                         -------------------------------
             (Exact Name of Registrant as Specified in its Charter)

            NEVADA                                                11-2712721
            ------                                                ----------
(State or Other Jurisdiction of                                 I.R.S. Employer
 Incorporated or Organization)                                Identification No.

      3650 Austin Bluffs Parkway-Suite 138 Colorado Springs, Colorado 80918
      ---------------------------------------------------------------------
                    (Address of Principal Executive Offices)

                                 (719) 548-1616
                                 --------------
                         (Registrant's Telephone Number)

Check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15 (d) of the Securities Exchange Act of 1934 during the preceding 12 months (or shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes x No

         APPLICABLE ONLY TO ISSUERS INVOLVED IN BANKRUPTCY PROCEEDINGS
                        DURING THE PRECEDING FIVE YEARS:

Check mark whether the issuer has filed all documents and reports required to be filed by Sections 2, 12, or 15 (d) of the Securities Exchange Act after the distribution of securities under a plan confirmed by a court. Yes__ No__

                      APPLICABLE ONLY TO CORPORATE ISSUERS:

State the number of shares outstanding of each issuer's classes of common stock, as of the latest practicable date.

   Common Stock $.001 par value,                           11,298,268
   -----------------------------                           ----------
        (title of class)                            (Shares outstanding at
                                                      September 30, 1998)

                         AMERICAN GENERAL VENTURES, INC.

                                   FORM 10-QSB

                    FOR THREE MONTHS ENDED SEPTEMBER 30, 1998

                                      INDEX

                         PART I - FINANCIAL INFORMATION

ITEM 1 - Financial Statements
                                                                          PAGE

     Balance Sheet as of September 30, 1998                                 3

     Income Statements for three months and
     nine months September 30, 1998 & 1997                                  4

     Statement of Cash Flows for nine months ended
     September 30, 1998 & 1997                                              5

ITEM 2 - Management Discussion and Analysis                                 6


                           PART II - OTHER INFORMATION

ITEMS 1-5                                                                   8


SIGNATURE PAGE                                                             12

                         AMERICAN GENERAL VENTURES, INC
                           CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1998

                                                                    (UNAUDITED)
ASSETS                                                                9-30-98
Current Assets:
     Cash                                                                61,781
     Accounts Receivable, trade                                          21,466
     Inventory                                                          177,057
     Other Current Assets                                                   -0-
                                                                     ----------
     Total Current Assets                                               260,304

     Net Prop,Plant,Equip,                                               33,576

     Goodwill                                                            20,794

                                                                     ----------
Total Assets                                                            314,674
                                                                     ==========
LIABILITIES and STOCKHOLDERS' EQUITY
Current Liabilities:
     Accounts Payable-Shareholder                                       172,215
     Accounts Payable                                                   116,287
     Other Current Liabilities                                           11,437
                                                                     ----------
     Total Current Liabilities                                          299,939

Long Term Liabilities:
     Long Term Debt                                                     104,169
                                                                     ----------
Total Liabilities                                                       404,108

Stockholders' Equity:
     Common Stock, $001 par value                                        11,298
     11,298,268 shares issued
     and outstanding
     Paid in Capital                                                  2,613,546
     Accumulated Deficit                                             (2,714,278)
                                                                     ----------
     Shareholder's equity                                               (89,434)
     (deficit)
     Total Liabilities & Equity                                         314,674
                                                                     ==========


                              AMERICAN GENERAL VENTURES, INC.
                               CONSOLIDATED INCOME STATEMENT
                      THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1998
                                       (UNAUDITED)

                                     Three Months Ended            Nine Months Ended
                                        September 30,                 September 30,
                                  -------------------------    --------------------------
                                     1998           1997           1998           1997
                                  ----------    -----------    -----------    -----------
REVENUES                             385,961        109,385        579,472        717,961

Cost and Expenses:
         Cost of Sales               300,792         86,414        465,848        574,494
         Sell & General Admin         44,326         73,372        170,043        268,408

                                 -----------    -----------    -----------    -----------
         Total Cost & Expenses       345,118        159,786        635,891        842,902
                                 -----------    -----------    -----------    -----------
Income (Loss) from Operations         40,843        (50,401)       (56,419)      (124,941)

Interest Expense                      (4,987)           -0-         (4,987)           -0-

Net Income(Loss)Before Taxes          35,856        (50,401)       (61,406)      (124,941)

Income Tax Expense                       -0-            -0-            -0-            -0-

Net Income (Loss)                     35,856        (50,401)       (61,406)      (124,941)
Net Income Per Common Share              .00            .00            .00            .00

Weighted Average Common           11,293,268      9,670,833     11,095,126      9,547,222
Shares Outstanding
                                 ===========    ===========    ===========    ===========


                         AMERICAN GENERAL VENTURES, INC.
                             CONSOLIDATED CASH FLOW
                FOR NINE MONTHS ENDING SEPTEMBER 30, 1998 & 1997

                                   (UNAUDITED)

                                                             1998         1997
                                                          ----------------------

Cash Flow from Operating Activities
         Net Income (Loss)                                 (61,406)    (124,941)

Adjustments to Reconcile Net Income
to Net Cash:
    Depreciation and Goodwill                                5,815          -0-
         Inc (Dec) in Accounts Receivable (20,041)         (46,921)
         Inc (Dec) in Inventory                                -0-     (108,013)
         Inc (Dec) in Other Assets                             198        2,000
         Inc (Dec) in Accounts Payable                    (173,559)      14,247
         Inc (Dec) in Other Accrued                        134,870     (172,402)
               Liabilities

Net Cash Provided by (Used In)
Operating Activities                                      (114,123)    (436,030)

Cash Flow from Investing Activities:
         Inc (Dec) in Marketable Sec                           -0-          -0-
         Plant and Equipment                                   -0-          (29)

Net Cash Provided by (Used in)
Investing Activities                                           -0-          (29)

Cash Flow from Financing Activities:
         Inc (Dec) in Notes Payable                            -0-          -0-
         Inc (Dec) in Notes Pay-Walker                     (11,046)     260,061
         Inc (Dec) in Long Term Debt                       (14,217)     (35,496)
         Inc (Dec) in Common Stock                             703          842
         Inc (Dec) in Paid in Capital                      182,758      203,741
Net Cash Provided by (Used in)
Financing Activities                                       158,198      429,148

         Inc (Dec) in Cash                                  44,075       (6,911)

         Cash (Beginning)                                   17,706       23,984

         Cash (Ending)                                      61,781       17,073

                         AMERICAN GENERAL VENTURES, INC.

                                   FORM 10-QSB

                   FOR THE THREE MONTHS ENDED SEPTEMBER, 1998

                   ITEM 2 - MANAGEMENT DISCUSSION AND ANALYSIS


Results of Operations

During the period from July 1, 1998 through September 30, 1998 the Company revenues were $385,961 compared with $109,385 for the same period in 1997. The increase in revenues was due to the Company's subsidiary ACI Micro Systems, Inc. restructuring its strategy by concentrating on web site online sales. In addition to selling its products through Wal-Mart Online, the Company developed its own web site offering its branded computers at extremely competitive price points. The combination of sales through Wal-Mart Online and the Company's web site increased it computer sales by more than 350 percent.

Net income for this period was $35,856 compared to a loss of ($50,401) for the same period in 1997. The increase in income was due to the increase in sales generated through Wal-Mart Online and the Company's web site. During this current period Wal-Mart Online introduced the Company's build to order (BTO) computer. The BTO accounted for an eighty percent increase in sales generated by Wal-Mart Online.

The increase in profits was also due to the Company reducing its costs incurred by returns from Wal-Mart retail outlets. The company's strategy of marketing its product solely through the internet has proven effective in reducing returns.

The Company's sales through its own web site were nearly sixty percent of its revenues. The Company's success in online sales is directly correlated to its banner ads that ran on Hotmail, the world's largest free e-mail company that was recently acquired by Microsoft. The Company continues to use Hotmail to advertise its products, but plans to expand its banner ads on additional web site promoters and expects that the additional exposure will result in increased revenues and profits.

The results of Operations for the first three quarters of 1998 are as follows:

                                   1st          2nd          3rd         Nine
                                 Quarter      Quarter      Quarter      Months
                                 -------      -------      -------      ------

Revenues                        $  73,193    $ 120,318    $ 385,961   $ 579,472

Total Cost & Expenses             127,556      163,217      345,118     635,891
                                ---------    ---------    ---------   ---------
Income/(Loss) From                (54,363)     (42,899)      40,843     (56,419)
Operations

Other Income/Expense                                         (4,987)

Net Income/(Loss)                 (54,363)     (42,899)      35,856     (61,406)

Revenues

In the first quarter of 1998, revenue was impacted by the Company's decision to sell its products only through Wal-Mart Online web page (www.Wal-Mart.com) and not in Wal-Mart's retails stores. During this period, Wal-Mart Online was in its development stage and there was essentially no marketing for Online products.

In the second quarter of 1998, the Company offered seven pre-configured computer systems on Wal-Mart's web page favorably impacting revenue in the quarter.

In the third quarter of 1998, the Company developed its own web site offering its branded computers at extremely competitive price points in addition to selling its products through Wal-Mart Online. The combination of sales through Wal-Mart Online and the Company's Web site increased its computer sales by more than 350 percent. It should be noted that nearly sixty percent of the Company's sales are through its own web site.

The fourth quarter revenues for 1998 will be adversely impacted by the fact that the Wal-Mart agreement has been put on hold. The Wal-Mart contract was put on hold as a result of materials provided by the Company's third party suppliers not meeting Wal-Marts and Company's specifications.

In 1998, the Company adopted a "just in time" inventory method. A physical inventory of materials on will be performed in the fourth quarter of 1998 and any excess or obsolete material will be written off to P&L. There is over one month's worth of inventory on hand due to the fact that a considerable amount of dollars represent accessory or specialty products that are not components of the basic computer systems sold.

Working Capital and Capital Resources

Working capital at September 30, 1998 (current assets less current liabilities) totaled ($39,635) compared to $163,634 at September 30, 1997. The decrease in working capital was due to a decrease in inventory and an increase in short term debt to its President Steven H. Walker.

The Company has adopted a "just in time" method of inventory that has resulted in the need for using capital to purchase products before they are sold. This strategy allows the Company to maintain its cash position and reduces the cost of inventory that depreciates rapidly in the computer industry.

The Company has determined that its working capital is sufficient to continue operations and that no significant adjustments were necessary during this current quarter.

PART II OTHER INFORMATION

Item 1 Legal Proceedings

The Company's subsidiary, ACI Micro Systems, Inc. suit by Cal IC was tentatively accepted with no judgement against the Company. The settlement when finalized in the fourth quarter of 1998 will result in a reduction of $20,000 claimed by Cal IC.

The Company was also successful in negotiating a settlement reducing the amount of a debt claimed by Worldnet from $110,000 to $32,000. Settlement to be formalized in the fourth quarter of 1998.

Two other suppliers have recently made demands for payment. Daytek alleges $27,000 is due and Altura PC Systems claims $21,350. Both claims are in dispute and negotiations will likely result in settlement of both at reduced amounts.

The Denver Regional office of the FCC has fined ACI Micro Systems, Inc. $10,000 for not complying with rules and regulations that are no longer applicable to computer manufacturers and resellers. ACI Micro Systems, Inc. denies that they were in violation and have appealed the action to the FCC in Washington, D.C. The fine was imposed more than five years ago and no litigation by the FCC has been pursued.

Item 2 Changes in Securities - 10,000 shares of common stock were issued to an investor.




AGV Changes in Equity
Nine Months Ending September 30, 1998

                                           1st Quarter                  2nd Quarter                3rd Quarter                YTD
                               12/31/97        Change      3/31/98         Change      6/30/98       Change     9/30/98      Change
                               --------        ------      -------         ------      -------       ------     -------      ------
Stockholders' Equity
  Common Stock                   10,594           105        10,699           589        11,288          10       11,298        704
  Paid In Capital             2,430,788        21,345     2,452,133       110,723     2,562,856      50,690    2,613,546    182,758
  Accumulated Deficit        (2,652,872)      (54,363)   (2,707,235)      (42,899)   (2,750,134)     35,856   (2,714,278)   (61,406)
                              -----------------------------------------------------------------------------------------------------
Total Stockholders' Equity     (211,490)      (32,913)     (244,403)       68,413      (175,990)     86,556      (89,434)   122,056
                              -----------------------------------------------------------------------------------------------------


                                                                     Par Value
                                                                       Common          .0010      Paid In       Additional
         Activity                        Date    Bid Price Per Share   Shares            $        Capital      Compensation
         --------                        ----    --------- ---------   ------          -----      -------      ------------
Balance 12/31/97                                                    10,593,666       $ 10,594   $ 2,430,768

1st Quarter Change
  Shares Issued For Cash
    Mahoney                             3/31/98   $  0.28   $  0.28    100,000            100        19,900       $ 8,000

  Shares Issued For Wages Or Services
    Neal                                3/31/98   $  0.28   $  0.28        357           --             100
    Hansen                              3/31/98   $  0.28   $  0.28      4,285              4         1,196
    Ryan                                3/31/98   $  0.28   $  0.28        535              1           149
                                                                       -------            ---        ------

Total 1st Quarter Change                                               105,177            105        21,345         8,000
                                                                       -------            ---        ------         -----

2nd Quarter Change
  Shares Issued For Cash
    Mahoney                             5/26/98   $  0.28   $  0.32     85,000             85        16,915        10,200
    Mahoney                             6/3/98    $  0.28   $  0.28     65,000             65        12,935         5,200
    Giasone                             6/3/98    $  0.28   $  0.28      7,500              7         1,493           600
    Mahoney                             6/16/98   $  0.28   $  0.28    140,000            140        20,860        18,200

  Shares Issued For Debt Conversion
    Walker                              5/15/98   $  0.28   $  0.22    285,000            285        56,715         5,700

  Shares Issued For Wages Or Services
    Lohman                              5/15/98   $  0.28   $  0.22      5,000              5         1,095
    Neely                               6/3/98    $  0.28   $  0.37      1,925              2           710
                                                                       -------            ---       -------        ------

Total 2nd Quarter Change                                               589,425            589       110,723        39,900
      -                                                                -------            ---       -------        ------

3rd Quarter Change
  Shares Issued For Cash
    Mahoney                             8/3/98    $  0.28   $  0.28     10,000             10         1,990           800

Record Additional Compensation                                                                       48,700       (48,700)

                                                                        ------            ---        ------        ------
Total 3rd Quarter Change                                                10,000             10        50,690       (47,900)
                                                                        ------            ---        ------        ------

                                                                        ------            ---        ------        ------
YTD Change                                                             704,602            704       182,758          --
                                                                       =======            ===       =======        ======

                                       F-53

Item 3 Defaults Upon Senior Securities - None

Item 4 Submission of Matters to a Vote of Securities Holders - The shareholders elected three directors to the Company's Board of Directors. Steven H. Walker was elected as a Director and Chair of the Board. Adrian Belinne and Christopher Walker were also elected as directors to the Board of Directors.

Item 5 Other Information - Year 2000 Compliance

The Company is in the process of a comprehensive assessment of all Year 2000 issues and how the business will be affected. Computer systems and computer-controlled devices that can be potentially affected by the Year 2000 issue have been reviewed. These include the following:

     Telephones and fax machines
     Information technology hardware
     Financial and financial reporting applications
     Operations and operational support applications
     Scheduling systems
     Operating systems

Preliminarily, each of the above cases it was found that the Year 2000 issue did not have any significant potential impact on future core business operations or financial reporting.

The Company is reviewing the ability of key suppliers to continue to provide materials and services. All key suppliers either are compliant or have programs in place to be compliant by the Year 2000.

The Company plans to hire an outside consultant to evaluate and test the Company's internal systems in the first quarter of 1999.

COSTS

No external conversion cost has been incurred to date. Only cost to be considered is a salary allocation of the employees involved in the Year 2000 study. The Company plans to hire an outside consultant to evaluate and test the Company's internal systems in the first quarter of 1999.

WORST-CASE SCENARIOS

The Company's own web site does not function or its suppliers will be unable to provide equipment for resale.

CONTINGENCY PLANNING

The Company is developing a contingency plan that would enable it to continue uninterrupted service to its customers in the event a critical supplier of materials and services develops a problem in implementing Year 2000 plans.

SUMMARY

Based on the activities reviewed above, the Company expects to be 100 percent internally compliant with Year 2000 requirements by May, 1999. The Company does not believe that the Year 2000 issues will have a material adverse effect on its financial condition or results of operations. It is anticipated that the Year
2000 issue is not substantial with respect to the Company's property and equipment, though the Company is continuing to assess and modify computer systems, facilities, and business processes to provide for their continuing functionality. The Company believes that modification of existing software and conversions to new software and systems will result in Year 2000 compliance. However, given the complexity of the Year 2000 issue, and the massive changes required of government agencies and large corporations, the impact on business operations because of failure by the Company to achieve compliance, or failure of external entities to achieve compliance, which the Company cannot control, could adversely affect the Company's consolidated results of operations. Information contained in this Year 2000 Compliance Summary other than historical information, may be considered forward-looking in nature. As such, it is based upon certain assumptions and is subject to various risks and uncertainties, which may not be controllable by the Company.

To the extent that these assumptions prove to be incorrect, or should any of these risks or uncertainties, the actual results may vary materially from those which were anticipated.

Item 6 Exhibits and Reports on Form 8-K - None





                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                              AMERICAN GENERAL VENTURES, INC.


                                              By: /s/ Steven Walker
                                                 -------------------------------
                                                 President/CEO

Date: January 26, 1999

                  Nucleus Holding Corporation and Subsidiaries


                        Consolidated Financial Statements
                 For the Period from April 30, 1997 (Inception)
                              to December 31, 1997
                         Together With Auditors' Report

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS






To the Shareholder of
Nucleus Holding Corporation:

We have audited the accompanying consolidated balance sheet of NUCLEUS HOLDING CORPORATION (an Illinois corporation) AND SUBSIDIARIES as of December 31, 1997, and the related consolidated statement of operations, shareholder's deficit and cash flows for the period from April 30, 1997 (inception), to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Nucleus Holding Corporation and Subsidiaries as of December 31, 1997, and the results of their operations and their cash flows for the period from April 30, 1997 (inception), to December 31, 1997, in conformity with generally accepted accounting principles.







ARTHUR ANDERSEN LLP

Chicago, Illinois
July 24, 1998
(except with respect to the matter
discussed in Note 8, as to which the
date is October 30, 1998)

                  NUCLEUS HOLDING CORPORATION AND SUBSIDIARIES

                  CONSOLIDATED BALANCE SHEET--DECEMBER 31, 1997




                                     ASSETS
                                     ------

CURRENT ASSETS:
    Accounts receivable, net of allowance for doubtful
       accounts of $74,300                                            $ 230,775
    Unbilled revenue, less reserves of $22,300                          379,993
    Prepaid expenses and deposits                                        40,537
                                                                      ---------
                    Total current assets                                651,305
                                                                      ---------

PROPERTY AND EQUIPMENT:
    Computer equipment                                                   38,722
    Computer software                                                     2,000
                                                                      ---------
                                                                         40,722

    Less- Accumulated depreciation and amortization                      (2,545)
                                                                      ---------
                    Property and equipment, net                          38,177
                                                                      ---------
                    Total assets                                      $ 689,482
                                                                      =========

                     LIABILITIES AND SHAREHOLDER'S DEFICIT
                     -------------------------------------

CURRENT LIABILITIES:
    Book overdraft                                                    $  14,887
    Trade accounts payable                                              236,036
    Accrued telephone and billing expenses                              382,099
    Accrued commissions                                                  44,131
    Accrued expenses                                                     57,191
    Amount due to shareholder                                           249,356
                                                                      ---------
                    Total liabilities                                   983,700
                                                                      ---------

SHAREHOLDER'S DEFICIT:
    Common stock, no par value, 1,000 shares authorized,
       issued and outstanding                                             3,000
    Accumulated deficit                                                (297,218)
                                                                      ---------
                    Total shareholder's deficit                        (294,218)
                                                                      ---------
                    Total liabilities and shareholder's deficit       $ 689,482
                                                                      =========



                            The accompanying notes to
                    consolidated financial statements are an
                      integral part of this balance sheet.

                  NUCLEUS HOLDING CORPORATION AND SUBSIDIARIES


                      CONSOLIDATED STATEMENT OF OPERATIONS

      For the Period from April 30, 1997 (Inception), to December 31, 1997




REVENUES                                                            $   956,810
                                                                    -----------

EXPENSES:
    Cost of service                                                     672,343
    Selling and marketing                                                86,000
    Research and development                                            248,690
    General and administrative                                          246,995
                                                                    -----------
                    Total operating expenses                          1,254,028
                                                                    -----------
                    Loss before income taxes                           (297,218)

PROVISION FOR INCOME TAXES                                                 --
                                                                    -----------

NET LOSS                                                            $  (297,218)
                                                                    ===========

Basic and diluted earnings per share                                $   (297.22)
                                                                    ===========

Basic and diluted weighted average common shares outstanding              1,000
                                                                    ===========

                     The accompanying notes to consolidated
                  financial statements are an integral part of
                                 this statement.




                              NUCLEUS HOLDING CORPORATION AND SUBSIDIARIES


                            CONSOLIDATED STATEMENT OF SHAREHOLDER'S DEFICIT

                  For the Period from April 30, 1997 (Inception), to December 31, 1997




                                           Common Stock,
                                           No Par Value,
                                           1,000 Shares
                                            Authorized
                                     -------------------------       Accumulated
                                      Shares           Amount          Deficit            Total
                                     --------        ---------        ---------         ---------

BALANCE, April 30, 1997                  --          $    --          $    --           $    --

   Issuance of common stock,
      December 1997                     1,000            1,000             --               1,000
   Shareholder contribution              --              2,000             --               2,000
   Net loss for the period               --               --           (297,218)         (297,218)
                                    ---------        ---------        ---------         ---------

BALANCE, December 31, 1997              1,000        $   3,000        $(297,218)        $(294,218)
                                    =========        =========        =========         =========



                             The accompanying notes to consolidated
                          financial statements are an integral part of
                                         this statement.


                                              F-61

                  NUCLEUS HOLDING CORPORATION AND SUBSIDIARIES


                      CONSOLIDATED STATEMENT OF CASH FLOWS

      For the Period from April 30, 1997 (Inception), to December 31, 1997




CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                          $(297,218)
    Adjustments to reconcile net loss to net cash used for
       operating activities-
          Depreciation                                                    2,545
          Changes in operating assets and liabilities-
              Accounts receivable                                      (230,775)
              Unbilled revenue                                         (379,993)
              Prepaid expenses and deposits                             (40,537)
              Accounts payable                                          236,036
              Accrued telephone and billing expenses                    382,099
              Accrued commissions                                        44,131
              Accrued expenses                                           57,191
                                                                      ---------
                    Net cash used for operating activities             (226,521)
                                                                      ---------

CASH FLOWS FROM INVESTING ACTIVITIES--purchases of
   property and equipment
                                                                        (40,722)
                                                                      ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Stock issuance                                                        1,000
    Shareholder contribution                                              2,000
    Borrowings from shareholder                                         249,356
    Book overdraft                                                       14,887
                                                                      ---------
                    Net cash provided by financing activities           267,243
                                                                      ---------

NET CHANGE IN CASH                                                         --

CASH, beginning of period                                                  --
                                                                      ---------

CASH, end of period                                                   $    --
                                                                      =========

CASH PAID DURING THE PERIOD FOR:
    Income taxes                                                      $    --
                                                                      =========



                     The accompanying notes to consolidated
                  financial statements are an integral part of
                                 this statement.

                  NUCLEUS HOLDING CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 1997




1.   DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

     Nucleus Holding Corporation and Subsidiaries (the "Company") was incorporated in Illinois on December 22, 1997, and has two wholly owned subsidiaries; Alliance Net, Inc. ("Alliance") and Nucleus Data Source ("NDS"). Alliance, which began operations in August 1997, is a reseller of long-distance telecommunications services with customers primarily located in Chicago, Illinois. Alliance relies upon a third-party vendor to provide the long distance telephone service and a separate third-party vendor to provide billing and cash collection services (Note 3). NDS is a software development company that specializes in the development of internet-based software products with a focus on electronic commerce and bill presentment. NDS was incorporated on April 30, 1997, is still in the development stage and has not generated any revenues.

     Prior to becoming subsidiaries of the Company, Alliance and NDS were owned directly by the sole shareholder of the Company. On December 22, 1997, in connection with the formation of the Company, the sole shareholder of Alliance and NDS contributed his stock ownership in the companies to the Company. Since all of the companies are controlled by the same shareholder, the transaction has been accounted for in a manner similar to a pooling of interests and, therefore, the results of operations presented are for the period from April 30, 1997, through December 31, 1997.

     The consolidated financial statements include the accounts of the Company, Alliance and NDS. All significant intercompany balances and transactions have been eliminated.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Revenue Recognition

     Revenue from the resale of long-distance telecommunication services is recognized as services are provided to customers.

     Research and Development

     The Company incurred approximately $249,000 in costs related to software research and development. These costs have been expensed as incurred.

     Unbilled Revenue

     Long-distance telecommunication services provided to customers but not billed at December 31, 1997, are reflected as a current asset.

     Property and Equipment

     Computer equipment and software is stated at cost and is depreciated using the straight-line method over estimated useful lives of three years.

     Earnings Per Common Share

     Basic earnings per Common Share is computed by dividing net income by weighted average Common shares outstanding for the year. The Company had no ourstanding dilutive or convertible securities.

     Use of Estimates

     The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Accounting Pronouncements to be Adopted in 1998

     During 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 131, "Disclosures about Segments of an Enterprise and Related Information", which establishes new standards for reporting information about operating segments in interim and annual financial statements. It is effective for periods beginning after December 15, 1997 and will be adopted by the Company as of December 31, 1998. The Company does not expect that adoption of this Standard will have an impact on its consolidated financial position or its consolidated results of operations. However, it is expected that adoption of this Standard will result in additional footnote disclosure.


3.   SERVICE AGREEMENT

     On August 21, 1997, the Company entered into a three-year service agreement with Connect America, Inc. ("CAI"). Under the agreement, CAI provides Alliance with long distance telecommunications, billing, consulting and other services, which Alliance resells to its customers. The agreement provides for CAI to receive a fee for the cost of each long distance call equal to the per minute usage rate plus 7%, and a fee for billing services equal to 3% of the monthly billed revenue. In addition, CAI provides certain cash management functions for the Company. At December 31, 1997, the Company owed CAI approximately $385,000 related to the services described above.


4.   LEASE COMMITMENTS

     The Company leases office space from month to month in Chicago, Illinois. Rent expense relating to this lease totaled $31,848 for the period from October 24, 1997, to December 31, 1997. On April 5, 1998, the Company entered into a 20-month operating lease agreement beginning May 1, 1998.

     Future obligations under noncancelable operating leases are payable as follows:

                  Year ended December 31-
                     1998                         $100,000
                     1999                           75,000
                                                  --------
                                Total             $175,000
                                                  ========

5.   RELATED-PARTY TRANSACTION

     During 1997, the Company's shareholder advanced funds totaling $249,356 to the Company. The amount owed to the shareholder is unsecured, non-interest bearing and is expected to be repaid in 1998.

6.   SEGMENT INFORMATION

     The Company operates in two segments: the reselling of long-distance telecommunications (Alliance) and the development of internet-based software (NDS). Summarized financial information is shown in the following table:

                                        For the period from April 30, 1997
                                         (inception) to December 31, 1997
                                        Alliance          NDS        Total
                                        --------       --------     --------

     Revenues                           $956,810       $  --        $956,810
     Operating Loss                      (4,461)       (292,757)    (297,218)
     Identifiable Assets                 638,127         51,355      689,482
     Depreciation Expense                    800          1,745        2,545
     Capital Expenditures                 12,800         27,922       40,722

7.   SUBSEQUENT EVENTS

     Computer Outsourcing Agreement

     In June 1998, the Company, through one of its subsidiaries, entered into a 90-day joint agreement ending September 30, 1998, with a third party, to conduct computer repair, installation of hardware and software and upgrade and maintenance services. In conjunction with this agreement, the third party will furnish all technical and repair personnel, services, facilities and equipment. The Company is required to provide all marketing and customer service personnel, advertising, parts, procurement and delivery of customer computer systems. Under the terms of the agreement, the Company and the third party have agreed to share revenues equally.

8.   MERGER TRANSACTION

     On October 30, 1998, the Company entered into a merger agreement with American General Ventures, Inc. ("AGV") whereby each share of outstanding stock of the Company will be exchanged for 41,415.405 shares of AGV stock. Upon completion of the transaction, the Company will control the ownership of AGV.

9.   ASSET PURCHASE

     In April 1998, the Company purchased certain property and equipment and the right to collect receivables for $32,000 from a defunct business in which the Company's shareholder previously owned by a minority interst.The entire purchase price was allocated to accounts receivable.

                          Nucleus Holding Corporation
                      Unaudited Consolidated Balance Sheets
                       as of September 30, 1998 and 1997


     The Consolidated Financial Statements for the period ended September 30, 1997 and the nine months ended September 30, 1998 are unaudited and have been prepared on the same basis as the audited statements contained herein. In the opinion of management, such unaudited consolidated financial statements include all adjustments (consisting of normal recurring adjustments) necessary to present fairly the information set forth herein. Operating results for the nine months ended September 30, 1998 are not necessarily indicative of results that may be expected for the fiscal year ending December 31, 1998.

                                                          1998           1997
                                                       ---------      ---------
Assets

Current assets:
  Cash                                                 $  10,657      $  12,108
  Accounts receivable - billed, net of allowance
    of $137,000 and $0                                   241,550           --
  Accounts receivable - unbilled                         208,593           --
  Due from shareholder                                   108,563           --
  Prepaid expenses and other                              48,700         55,405
                                                       ---------      ---------
    Total current assets                                 618,063         67,513
                                                       =========      =========

Property and equipment
  Computer equipment                                      42,848         43,525
  Computer software                                        2,000           --
  Furniture & fixtures                                     5,000           --
                                                       ---------      ---------
  Total property and equipment                            49,848         43,525
Accumulated depreciation and amortization                 12,725           --
                                                       ---------      ---------
  Net property and equipment                              37,123         43,525
                                                       =========      =========

Total assets                                           $ 655,186      $ 111,038
                                                       =========      =========

Liabilities & stockholders' deficit

Current liabilities:
  Trade accounts payable                               $ 533,517      $ 119,034
  Accrued expenses                                       336,336           --
  Loans from stockholders                                   --          193,986
                                                       ---------      ---------
    Total current liabilities                            869,853        313,020
                                                       =========      =========
Stockholders' deficit:
  Common stock                                             3,000          1,000

  Retained earnings
    Balance, beginning of year                          (297,218)          --
    Current year net income (loss)                        79,551       (202,982)
                                                       ---------      ---------
    Balance, end of period                              (217,667)      (202,982)
                                                       =========      =========

Total stockholders' deficit                             (214,667)      (201,982)
                                                       =========      =========

Total liabilities and stockholders' deficit            $ 655,186      $ 111,038
                                                       =========      =========

                          Nucleus Holding Corporation
                 Unaudited Consolidated Statements Of Operations
        for the nine months ended September 30, 1998 and for the period from April 30, 1997 (inception) to December 31, 1997



                                           Nine months ended  April 30, 1997 to
                                          September 30, 1998  September 30, 1997
                                          ------------------  ------------------

Sales                                          $ 2,114,153       $      --
                                               -----------       -----------

Cost of sales                                    1,427,128              --

Selling and marketing expenses                     187,752              --
Research and development expenses                   39,264           200,673
General and administrative expenses                481,155             2,308
                                               -----------       -----------

Loss from operations                               (21,146)         (202,981)

Other income                                       100,697              --
                                               -----------       -----------

Net income / (loss)                            $    79,551       $  (202,981)
                                               ===========       ===========

Earnings (loss) per share -
basic and diluted                              $     79.55       $   (202.98)
                                               ===========       ===========

Weighted average shares
outstanding - basic and diluted                      1,000             1,000
                                               ===========       ===========



                  Nucleus Holding Corporations and Subsidiaries
                 Unaudited Consolidated Statements Of Cash Flows
         For the Nine Months Ended September 30, 1998 and for the Period
              from April 30, 1997 (inception) to September 30, 1997



                                                                   1998         1997
                                                                ---------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                             $  79,551    $(202,981)
  Adjustments to reconcile net income (loss) to net cash
    used for operating activities
      Depreciation                                                 10,181         --
      Changes in operating assets and liabilities -
        Accounts receivable                                        21,225         --
        Unbilled revenue                                          171,400         --
        Prepaid expenses and deposits                              (8,163)     (55,405)
        Accounts payable                                          297,481      119,034
        Accrued expenses                                         (147,085)        --
                                                                ---------    ---------
          Net cash provided by (used in) operating activities     424,590     (139,352)
                                                                ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                               (9,127)     (43,525)
  Purchase of assets out of bankruptcy                            (32,000)        --
                                                                ---------    ---------
          Net cash used in investing activities                   (41,127)     (43,525)
                                                                ---------    ---------


CASH FLOWS FROM FINANCING ACTIVITIES:
  Stock issuance                                                     --          1,000
  Borrowings from shareholder                                        --        193,985
  Payments to shareholder                                        (357,919)        --
  Book overdraft                                                  (14,887)        --
                                                                ---------    ---------
          Net cash provided by (used in) financing activities    (372,806)     194,985
                                                                ---------    ---------

NET CHANGE IN CASH                                                 10,657       12,108

CASH, beginning of period                                            --           --
                                                                ---------    ---------

CASH, end of period                                             $  10,657    $  12,108
                                                                =========    =========

CASH PAID DURING THE PERIOD FOR:
  Income taxes                                                  $    --      $    --
                                                                =========    =========


                                      F-68


                         AMERICAN GENERAL VENTURES, INC.
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1998



ASSETS
------                                           AGV          Nucleus    Pro Forma(1)
                                                 ---          -------    ------------
Current Assets                                      (Historical)
  Cash                                        $   61,781    $   10,657    $   72,438
  Accounts receivable - Billed                    21,466       241,550       263,016
  Accounts receivable - Unbilled                    --         208,593       208,593
  Inventory                                      177,057          --         177,057
  Due to shareholder                                --         108,563       108,563
  Other current assets                              --          48,700        48,700
                                              ----------    ----------    ----------

        Total current assets                     260,304       618,063       878,367
                                              ----------    ----------    ----------

Property, plant and equipment, net                33,576        37,123        70,699
                                              ----------    ----------    ----------

Goodwill, net                                     20,794          --          20,794
                                              ----------    ----------    ----------

        Total assets                          $  314,674    $  655,186    $  969,860
                                              ==========    ==========    ==========

LIABILITIES AND STOCKHOLDERS' DEFICIT
-------------------------------------

Current Liabilities:
  Notes payable to related party              $  172,215    $     --      $  172,215
  Accounts payable                               116,287       533,517       649,804
  Accrued expenses                                11,437       336,336       347,773
                                              ----------    ----------    ----------

         Total current liabilities               299,556       869,853     1,169,409
                                              ----------    ----------    ----------
  Long-Term debt                                 104,164                     104,164

  Stockholders' equity (deficit):
  Common stock and paid in capital             2,624,844         3,000     2,627,844
  Accumulated deficit                         (2,714,278)     (217,667)   (2,931,948)
                                              ----------    ----------    ----------

        Total stockholders' deficit              (89,434)     (214,667)     (304,101)
                                              ----------    ----------    ----------

        Total liabilities and stockholders'
        deficit                               $  314,674    $  655,186    $  969,860
                                              ==========    ==========    ==========



                                       F-69


                                                             NUCLEUS, INC.
                                        (FORMERLY KNOWN AS AMERICAN GENERAL VENTURES, INC.) (1)
                                     UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS


                                                      Nine months ended September 30
                        -------------------------------------------------------------------------------------------------
                                          1997                                              1998
                        ---------------------------------------------     -----------------------------------------------

                        AGV              NUCLEUS(2)      PRO FORMA(3)      AGV             NUCLEUS           PRO FORMA(3)
                        ---              -------         ------------      ---             -------           ------------
                                (HISTORICAL)                                       (HISTORICAL)
Sales                   $   717,961                0      $   717,961      $   579,472      $ 2,114,153      $ 2,693,625
                        -----------      -----------      -----------      -----------      -----------      -----------


Cost of sales               574,494             --            574,494          465,848        1,427,128        1,892,976

Selling and
marketing
expenses                     10,826             --             10,826            6,801          187,752          194,553

Research and
development
expenses                       --            200,673          200,673              --            39,264           39,264

General and
administratives
expenses                    257,582            2,308          259,890          163,242          481,155          644,397
                        -----------      -----------      -----------      -----------      -----------      -----------

Income (loss) from
operations                 (124,941)        (202,981)        (327,922)         (56,419)         (21,146)         (77,565)

Other income
(expense)                      --               --               --             (4,987)         100,697           95,710
                        -----------      -----------      -----------      -----------      -----------      -----------

Net income (loss)(5)    $  (124,941)     $  (202,981)     $  (327,922)     $   (61,406)     $    79,551      $    18,145
                        ===========      ===========      ===========      ===========      ===========      ===========

Diluted earnings (loss)
per share - basic (4)   $     (0.01)     $   (202.48)     $     (0.08)     $     (0.01)     $     79.55      $      0.00
                        ===========      ===========      ===========      ===========      ===========      ===========

Diluted weighted average
shares outstanding
                          9,547,222            1,000        3,903,116        11,095,126            1,000        6,416,622
                        ===========      ===========      ===========      ============      ===========      ===========



                                                            F-70

                         AMERICAN GENERAL VENTURES, INC.
        (UNAUDITED) PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      (in thousands except per share data)



                                             Year ended December 31, 1997
                                     ------------------------------------------
                                          AGV         NUCLEUS(2)    PRO FORMA(3)
                                              (HISTORICAL)

Sales                                 $   721,745    $   956,810    $ 1,678,555
                                      -----------    -----------    -----------

Costs of sales                            690,064        672,343      1,362,407

Selling and marketing
expenses                                   15,948         86,000        101,948


Research and development
expenses                                     --          248,690        248,690


General and administrative
expenses                                  413,264        246,995        660,259
                                      -----------    -----------    -----------



Loss from operations                     (397,531)      (297,218)      (694,749)


Other Expenses                            (33,390)          --          (33,390)
                                      -----------    -----------    -----------

Net Loss                              $  (430,921)   $  (297,218)   $  (728,139)

Diluted loss per share - (4)          $     (0.05)   $   (297.22)   $     (0.16)
                                      ===========    ===========    ===========

Diluted weighted average
shares outstanding - (4)                9,506,222          1,000      4,488,695
                                      ===========    ===========    ===========

                         AMERICAN GENERAL VENTURES, INC.

         Notes to Unaudited Pro Forma Condensed Combined Financial Data



---------------------------

(1) On October 30, 1998 AGV and Nucleus entered into a definitive agreement and plan of merger (the "Agreement") providing for the merger of Nucleus with and into AGV. Under the terms of the Agreement, which was approved by the Board of Directors of both AGV and Nucleus, the holder of Nucleus Common Stock will receive 5,307,109 shares of AGV Common Stock for each of its 1,000 outstanding shares. Accordingly, the pro forma condensed combined balance sheet as of September 30, 1998 gives effect to the issuance of 5,307,109 AGV common shares and assumes the Merger with Nucleus will be accounted for as a pooling of interests.

(2) The historical results of operations of Nucleus for the nine months ended September 30, 1997 and year ended December 31, 1997 reflect the operations of Nucleus since April 30, 1997 (its inception).

(3) The pro forma condensed combined statements of operations gives effect to the Merger of AGV with Nucleus as if the merger occurred on January 1 of the period indicated and is accounted for as a pooling of interests and, accordingly, the historical results of operations are combined together.

(4) The pro forma diluted weighted average shares outstanding earnings (loss) per share gives effect to (i) the issuance of 5,307.109 shares of AGV stock in exchange for every 1,000 shares of Nucleus stock outstanding and (ii) AGV's one-for-ten reverse stock split for all periods presented, weighted for the period such shares were actually outstanding.

(5) No provision for income taxes has been included in the statement of operations for the nine months ended September 30, 1998 as the realization of previously unbenefitted net operating losses would generate an asset offsetting the provision.


                                       F-72